Exhibit 10.7

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

LICENSE AGREEMENT

By and Between

REGENERON PHARMACEUTICALS, INC.

and

KINIKSA PHARMACEUTICALS, LTD.

Dated as of September 25, 2017

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

ARTICLE 4 GOVERNANCE		46

4.1	The Joint Steering Committee	46
4.2	Resolution of JSC Matters	51
4.3	Alliance Management	52

ARTICLE 5 DEVELOPMENT OF PRODUCTS		53

5.1	Development Responsibilities	53
5.2	Costs	53
5.3	Development Diligence Obligations	53
5.4	Development Plan	53
5.5	Development Reports	53
5.6	Regeneron Performance of Sample Bioanalysis	54
5.7	Regeneron Late Stage Development in the Regeneron Retained EEO Field	54

ARTICLE 6 COMMERCIALIZATION OF THE PRODUCT		55

6.1	Commercialization Responsibilities	55
6.2	Sales and Distribution	55
6.3	Costs	55
6.4	Commercialization Diligence Obligations	55
6.5	Commercial Plan	55
6.6	Commercialization Report	56
6.7	Commercial Overhead Charge	56
6.8	Field Force FTE Rates	56
6.9	FTE Rates	56
6.10	Regeneron Acknowledgment	57
6.11	Ex-Territory Sales; Export Monitoring	57

ARTICLE 7 CLINICAL AND REGULATORY AFFAIRS FOR PRODUCTS		57

7.1	Ownership of Approval and Registration Filings	57
7.2	Exchange of Regulatory Information	57
7.3	Certain Regulatory Materials	58
7.4	Regulatory Events	58
7.5	Medical and Consumer Inquiries	59
7.6	Pharmacovigilance	59
7.7	Regulatory Inspection or Audit	61

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

7.8	Recalls and Other Corrective Actions	61

ARTICLE 8 MANUFACTURING AND SUPPLY		62

8.1	Regeneron Supply of Product	62
8.2	Development Supply	63
8.3	Development Supply Agreement	63
8.4	Commercial Supply	64
8.5	Commercial Supply Agreement	64
8.6	Price for Product Supplied by Regeneron	64
8.7	Quality Agreements	64
8.8	Product Changes	65
8.9	Manufacturing Compliance	66
8.10	[***]	66
8.11	Defective Product	66
8.12	Risk Mitigation	67
8.13	Notification and Discussion of Supply Issues	67
8.14	Manufacturing Technology Transfer Event	67
8.15	Manufacturing Technology Transfer	68

ARTICLE 9 PAYMENTS		70

9.1	Upfront Payment	70
9.2	Development Milestones	70
9.3	Sharing of Third Party Proceeds	71
9.4	Sharing of Profits, Periodic Reports, and Fund Flow Mechanics	71
9.5	[***] Inclusion of Certain Shared Commercial Expenses	77
9.6	Adjustments to FTE Rates	78
9.7	Late Payments	78
9.8	Taxes	78
9.9	Resolution of Payment Disputes	79

ARTICLE 10 INTELLECTUAL PROPERTY		80

10.1	Ownership of Newly Created Intellectual Property	80
10.2	Assignment and Covenants in Support of Assignment	80
10.3	Exploitation of Joint IP	80
10.4	Invention Disclosures; Updates and Exchange of Information	81

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

10.5	Assignment Obligation	81
10.6	No Other Rights or Licenses	81
10.7	Prosecution and Maintenance of Patent Rights	81
10.8	Third Party Infringement Suits	83
10.9	Regeneron Manufacturing Patents Rights Not Specific to a Product	85
10.10	Patent Marking	86
10.11	Third Party Claims	86
10.12	Compliance with Third Party Licenses	87
10.13	Product Trademarks	87

ARTICLE 11 BOOKS, RECORDS AND INSPECTIONS; AUDITS AND ADJUSTMENTS		90

11.1	Books and Records	90
11.2	Audits and Adjustments	90
11.3	GAAP	91

ARTICLE 12 REPRESENTATIONS, WARRANTIES AND COVENANTS		91

12.1	Joint Representations and Warranties	91
12.2	Knowledge of Pending or Threatened Litigation	92
12.3	No Conflict	92
12.4	Additional Regeneron Representations, Warranties, and Covenants of Regeneron	92
12.5	Mutual Covenants	94
12.6	Compliance with Laws	95
12.7	Additional Covenants of Regeneron	96
12.8	Disclaimer of Warranties	96

ARTICLE 13 CONFIDENTIALITY		96

13.1	Confidential Information	96
13.2	Exceptions	97
13.3	Use of Name	98
13.4	Publications	98
13.5	Disclosures Concerning this Agreement	99

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

ARTICLE 14 INDEMNITY		100

14.1	Indemnity by Kiniksa	100
14.2	Indemnity by Regeneron	101
14.3	Indemnity Procedure	102
14.4	Insurance	103

ARTICLE 15 FORCE MAJEURE		104

ARTICLE 16 TERM AND TERMINATION		104

16.1	Term	104
16.2	Termination by Kiniksa for Convenience	104
16.3	Termination for Material Breach	105
16.4	Termination for Insolvency	105
16.5	Termination by Kiniksa for Safety Reasons	106
16.6	Termination for Cessation of Activities	106
16.7	Termination for IP Challenge	107
16.8	Effects of Termination or Expiration	108
16.9	Confidentiality	112
16.10	Survival of Obligations	112
16.11	Return of Confidential Information	113

ARTICLE 17 MISCELLANEOUS		113

17.1	Disputes	113
17.2	Waiver	114
17.3	Notices	114
17.4	Entire Agreement	114
17.5	Amendments	114
17.6	Interpretation	114
17.7	Construction	115
17.8	Severability	115
17.9	Assignment	116
17.10	Guarantee	116
17.11	Successors and Assigns	117
17.12	Performance by Affiliates	117
17.13	Further Assurances and Transaction Approvals	117

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

17.14	Counterparts	117
17.15	No Third Party Beneficiaries	117
17.16	Relationship of the Parties	117
17.17	Limitation of Liability	118
17.18	Injunctive or Other Equity Relief	118
17.19	Rights in Bankruptcy	118
17.20	Non-Exclusive Remedies	119

SCHEDULES

SCHEDULE 1.58                                   Existing Product Trademarks

SCHEDULE 1.165                            Regeneron Patent Rights

SCHEDULE 1.179                            Retained Field

SCHEDULE 1.181                            Retained Territory

SCHEDULE 3.5.2                                Existing Contracts in the Regeneron Field, all IIS Studies in the Territory and Regeneron Exploratory Clinical Studies in the Kiniksa Field in the Territory

SCHEDULE 5.1                                          Initial Development Plan

SCHEDULE 8.3                                          Development Supply Agreement Term Sheet

SCHEDULE 9.4                                          Profit Share Arrangement

SCHEDULE 10.7.4                         Planned Patent Applications

SCHEDULE 10.13.1                  Trademark Co-Existence Agreements

SCHEDULE 17.3                                   Notices

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”), dated as of September 25, 2017 (the “Effective Date”), is by and between REGENERON PHARMACEUTICALS, INC., a corporation organized under the laws of New York and having an address at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Regeneron”), and KINIKSA PHARMACEUTICALS, LTD., a Bermuda exempted company and having an address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“Kiniksa”) (with each of Regeneron and Kiniksa referred to herein individually as a “Party” and collectively as the “Parties”).

WHEREAS, Kiniksa possesses knowledge and expertise in, and resources for, developing and commercializing pharmaceutical products in the Territory;

WHEREAS, Regeneron wishes to grant Kiniksa the exclusive right to develop and commercialize the Product in the Kiniksa Field in the Territory on the terms set forth herein; and

WHEREAS, Regeneron desires to supply Kiniksa with the Product for development and commercialization in the Kiniksa Field in the Territory on the terms set forth herein.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used in this Agreement, whether used in the singular or plural, except as expressly set forth herein, shall have the meanings set forth below:

1.1                               “Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by, or is under common control with such Person. A Person shall control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract, or otherwise. Without limiting the generality of the foregoing, a Person shall control another Person if any of the following conditions are met: (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity. Notwithstanding the foregoing, neither [***] shall be considered an Affiliate of Kiniksa.

1.2                               “Agreement” shall have the meaning set forth in the introductory paragraph, and includes all Schedules and Exhibits attached hereto.

1.3                               “Alliance Manager” has the meaning set forth in Section 4.3 (Alliance Management).

1.4                               “[***]” shall mean [***].

1.5                               “[***]” shall mean [***].

1.6                               “Anticipated First Commercial Sale” shall mean, with respect to a Product in the Kiniksa Field in a particular country in the Territory, the expected date of First Commercial Sale of such Product in the Kiniksa Field in such country.

1.7                               “Anticipated Supply Shortage” has the meaning set forth in Section 8.13 (Notification and Discussion of Supply Issues).

1.8                               “Anti-Corruption Laws” shall mean all Applicable Laws regarding public or private-sector corruption, bribery, kickbacks, speed or facilitation payments, ethical business conduct, money laundering, embezzlement, political contributions, gifts, gratuities, expenses, entertainment, hospitalities, agency relationships, commissions, lobbying, books and records, and financial controls, including the FCPA, the U.S. Travel Act, the UK Bribery Act 2010, and other anti-corruption laws, in each case, as amended.

1.9                               “Applicable Law” shall mean any federal, state, local, national, and supra-national law, rule, regulation, statute, treaty, or ordinance of any Governmental Authority, including any rules, regulations, guidelines, or other requirements of any Regulatory Authority, in each case, that may be in effect from time to time and applicable to a particular activity under this Agreement.

1.10                        “Approval” shall mean, with respect to a pharmaceutical product, any approval (including any Marketing Approval or Pricing Approval), registration, license, or authorization from any Regulatory Authority or other Governmental Authority that is required for the Development, Manufacture, or Commercialization of such product in a country or other regulatory jurisdiction anywhere in the Territory, and shall include any approval, registration, license, or authorization granted in connection with any Registration Filing.

1.11                        “Audited Party” has the meaning set forth in Section 11.1 (Books and Records).

1.12                        “Auditing Party” has the meaning set forth in Section 11.1 (Books and Records).

1.13                        “Big Four” has the meaning set forth in Section 11.2.1 (Right to Audit).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.14                        “BLA” shall mean a biologics license application, supplemental biologics application, or biologics application amendment, in each case, as described in the FDA regulations, including all amendments and supplements to the application, and any equivalent filing with any Regulatory Authority in a country or regulatory jurisdiction to obtain Marketing Approval to Commercialize a pharmaceutical product in such country or jurisdiction.

1.15                        “BLA Filing” shall mean the complete submission and acceptance by the applicable Regulatory Authority of a BLA for filing; provided that such Regulatory Authority has not issued a refusal to file letter or a letter identifying deficiencies for which the Regulatory Authority will suspend its review following submission of such filing.

1.16                        “Business Day” shall mean any day other than a Saturday, a Sunday, or other day on which commercial banks in New York, New York, or Boston, Massachusetts are authorized or required by law to remain closed.

1.17                        “CAPS” shall mean Cryopyrin-Associated Autoinflammatory Syndrome.

1.18                        “CDA” has the meaning set forth in Section 13.1 (Confidential Information).

1.19                        “Certain Shared Commercial Expenses [***]” has the meaning set forth in Section 9.5.1(d) ([***] Inclusion).

1.20                        “Challenge” has the meaning set forth in Section 16.7 (Termination for IP Challenge).

1.21                        “Challenged Patent Right” has the meaning set forth in Section 16.7 (Termination for IP Challenge).

1.22                        “Change of Control” shall mean, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets or business; provided, however, that a “Change of Control” will not include (i) any public offering of securities or any transaction or series of transactions in which a financial investor becomes the beneficial owner of fifty percent (50%) or more of the combined voting power, or (ii) any transaction principally undertaken for bona fide equity financing purposes with financial investors (excluding a financial investor that is the investment entity of a pharmaceutical company) in which (A) cash is received by Kiniksa or any successor entity or indebtedness of Kiniksa is cancelled or converted, and (B) no direct, indirect, or conditional license or transfer of any rights to Intellectual Property Rights of Kiniksa occurs or is in any way contemplated in connection therewith.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.23                        “Clinical Supply Requirements” shall mean, with respect to the Product and placebo, the quantities of such Product and placebo ordered by Kiniksa for Development purposes under the Clinical Supply Agreement.

1.24                        “Commercial Clinical Studies” shall mean clinical studies solely intended to collect information to support pricing activities (e.g., outcomes data to support evidence based pricing negotiations with payors) for any Product in the Kiniksa Field in the Territory. For clarity, Commercial Clinical Studies shall exclude any study that is intended to support the Approval of additional labeled Indications, line extensions, or formulations of any Product.

1.25                        “Commercial Information” shall mean, with respect to a Product, information relating to the pricing, reimbursement, marketing, promotion, distribution, offering for sale, or selling of such Product (including information pertaining to, or submitted in support of, all Pricing Approvals), including information about pharmaco-economic studies justifying pricing, analysis of market sales and prescription data, analysis of competitive products and environment, product positioning (including unique selling proposition and understanding of competitors’ positioning strategies) and promotional strategies (including promotional materials); virtual product and clinical support information (web page); ongoing medical education strategies; and strategies used for building relationships with health insurance and managed care entities.

1.26                        “Commercial Overhead Charge” shall mean, on a country-by-country and year-by-year basis, beginning on the later of (a) the date of [***], or (b) [***], an amount to cover Kiniksa’s FTE Costs for Product management, contract administration, fleet administration, sales operations (e.g., physician targeting, commission administration), sales material fulfillment, advertising operations, convention planning, seeking Pricing Approvals, maintenance of Approvals, surveys (but only to the extent not required by a Regulatory Authority to obtain any Approval), registries (but only to the extent not required by a Regulatory Authority to obtain any Approval) and Commercial Clinical Studies, scientific publications, health outcomes, pricing and reimbursement activities, procurement services, customer service, patient assistance programs, and trade administration, in each case, to the extent attributable to the Commercialization of a Product in the Kiniksa Field in such country and not included in Field Force Costs, Other Shared Expenses, or otherwise in Shared Commercial Expenses. For the avoidance of doubt, the Commercial Overhead Charge shall not include the costs of personnel for personnel functions not directly involved in the Commercialization of a Product.

1.27                        “Commercial Plan” shall mean, with respect to a Product, the [***] rolling plan and budget that describes the significant Commercialization activities (including significant pre-launch and launch activities) planned to be undertaken by Kiniksa for such Product in the Kiniksa Field in the Territory and the associated budget for such Commercialization activities, including a summary  of the following with respect to the Product: (a) anticipated major advertising, public relations, and patient advocacy or education programs, (b) strategies for Promotion, (c) pricing strategy, (d) market access strategy, (e)

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

reimbursement and patient support programs, (f) competitive positioning, (g) Anticipated First Commercial Sale, and (h) market and sales forecasts.

1.28                        “Commercial Quality Agreement” has the meaning set forth in Section 8.6 (Quality Agreements).

1.29                        “Commercial Supply Agreement” has the meaning set forth in Section 8.5 (Commercial Supply Agreement).

1.30                        “Commercial Supply Requirements” shall mean, with respect to a Product, the quantities of such Product ordered by Kiniksa for Commercialization in the Kiniksa Field in the Territory under the Commercial Supply Agreement, including, as applicable, quantities required for pre-launch stockpiling, samples, Commercial Clinical Studies, safety stock, and provision of Product for free commercial use.

1.31                        “Commercialize” or “Commercialization” shall mean, with respect to a product, any and all activities directed to marketing, distributing, market access, detailing, promoting, pricing, reimbursing, offering for sale, selling, or importing, such product in the Territory, including market research, obtaining Pricing Approvals, customer service, marketing and educational activities, surveys, registries and Commercial Clinical Studies, and interacting with Regulatory Authorities and other Governmental Authorities following Marketing Approval in the applicable country or regulatory jurisdiction pertaining to Indications for which Marketing Approval has been obtained and post-Marketing Approval pharmacovigilance (for clarity, excluding pharmacovigilance for clinical trials under the Development Plan). Commercialize and Commercialization activities shall not include Manufacture or Manufacturing activities or Development or Development activities.

1.32                        “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, commercially reasonable, diligent, good faith efforts to accomplish such objective under this Agreement, which efforts shall be consistent with the exercise of prudent scientific and business judgment in accordance with the efforts that [***] would normally use to accomplish a similar objective under similar circumstances. It being understood and agreed that such efforts shall be [***]. Commercially Reasonable Efforts will be determined on a market-by-market basis in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including the efficacy, safety, product profile, profitability, sales potential, return on investment, intellectual property considerations, anticipated and actual regulatory authority approved labeling, anticipated and actual pricing and reimbursement, competitiveness of such Product, or alternative products that are in the marketplace or under development by Third Parties and other technical, scientific, legal, medical marketing, and competitiveness factors. In determining whether a Party has used Commercially Reasonable Efforts, [***].

1.33                        “Confidential Information” has the meaning set forth in Section 13.1 (Confidential Information).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.34                        “Contract Year” shall mean the period beginning on the Effective Date and ending on December 31, 2017, and each succeeding twelve (12) month period thereafter during the Term (except that the last Contract Year shall end on the effective date of any termination or expiration of this Agreement).

1.35                        “Control” shall mean, with respect to any material, Confidential Information, Intellectual Property Right, or Trademark that a Party (a) owns such material, Confidential Information, Intellectual Property Right, or Trademark, or (b) has a license or right to use to such material, Confidential Information, Intellectual Property Right, or Trademark, in each case of (a) or (b), with the ability to grant to the other Party access, a right to use, or a license, or a sublicense (as applicable) to such material, Confidential Information, Intellectual Property Right, or Trademark on the terms and conditions set forth herein, without (i) violating the terms of any agreement with or obligation to any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, or (sub)license or (ii) incurring any additional payment obligations to any Third Party; provided that any material, Confidential Information, Intellectual Property Right, or Trademark in-licensed by a Party from a Third Party that would otherwise be a Third Party License hereunder, but that the JSC does not approve the entry into pursuant to Section 4.1.3(t) will not be Controlled for purposes of this Agreement. Notwithstanding the foregoing, no Patent Rights, Know-How, or other Intellectual Property Right will be Controlled by either Party hereunder if such Patent Right, Know-How, or other Intellectual Property Right is owned or in-licensed by a Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Party being acquired by such Third Party, whether by merger, stock purchase, or purchase of assets; provided that prior to the date of such transaction, neither such Party nor any of its Affiliates had any rights to any such Patent Right, Know-How, or other Intellectual Property Right. Notwithstanding the foregoing, any such Patent Right, Know-How, or other Intellectual Property Right that is owned or in-licensed by such acquiring Third Party and that is actually used following the date of such transaction by such Third Party or acquired Party in connection with the Development, Manufacture, or Commercialization of any Product or that is invented or created by the acquiring Third Party with the use or incorporation of Patent Rights, Know-How, or other Intellectual Property Rights licensed hereunder will be Controlled by a Party (as an Affiliate of such Third Party) for purposes of this Agreement.

1.36                        “Cost of Finishing” shall mean the costs of converting Formulated Bulk Product to Product in finished form (including all packaging and labeling), including vial filling, lyophilizing, device manufacture and assembly, packaging, labeling, and testing Filled Product, and associated freight, insurance, and quality control. If such finishing activities are performed by a Party or its Affiliates, then the Cost of Finishing shall be such Party’s actual cost without any profit for such Party or mark-up by such Party. If such finishing activities are performed by a Third Party, then the Cost of Finishing shall be Out-of-Pocket Costs paid by the contracting Party to such Third Party without any mark-up, and will include any fees paid to such Third Party to [***] to the extent [***] the Manufacturing Cost.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.37                        “Cost of Goods Sold” or “COGS” shall mean, for a Quarter, the [***] for Products sold, otherwise distributed for patient use, or that expired in the Territory during such Quarter (and not in the Quarter in which such Product was Manufactured). COGS excludes all costs and expenses included in Other Shared Expenses and Shared Commercial Expenses.

1.38                        “Cover,” “Covers,” or “Covered” means, with respect to a particular subject matter at issue and a claim of a relevant Patent Right, that the unlicensed or unauthorized manufacture, use, sale, offer for sale, or importation of the subject matter would infringe such claim (if in a Patent, or, in the case of claim in a Patent Application, would infringe such claim if it were to issue in a Patent without modification).

1.39                        “CPI” shall mean, with respect to personnel located in the U.S., the Consumer Price Index — All Urban Consumers published by the United States Department of Labor, Bureau of Statistics (or its successor equivalent index), and with respect to personnel located outside the U.S., (a) an equivalent index in a foreign country applicable to FTEs in such country, accounting if possible for the area in such country where the personnel are located, or (b) other inflation measure or rate agreed to by the Parties.

1.40                        “CPI Adjustment” shall mean the percentage increase or decrease, if any, in the CPI applicable to such personnel for the twelve (12) months ending September 30 of the Contract Year prior to the Contract Year for which the adjustment is being made.

1.41                        “CREATE Act” has the meaning set forth in Section 10.7.6 (CREATE Act).

1.42                        “Damages” has the meaning set forth in Section 14.1 (Indemnity by Kiniksa).

1.43                        “Debarred” has the meaning set forth in Section 12.4.11 (Debarment).

1.44                        “Detail” shall mean, with respect to the Product, a selling presentation for such Product by a representative of a Party’s sales force, or another employee of such Party who may be deemed to be part of the promotional activities for such Product (e.g., key account manager), in each case, with a healthcare provider who has prescribing authority or is able to influence or is responsible for patient identification or management and is within the designated target audience during which approved uses, safety, effectiveness, contraindications, side effects, warnings, or other relevant characteristics of such Product are discussed in an effort to increase prescribing preferences of such Product for its approved uses.

1.45                        “Develop” or “Development” shall mean, with respect to a pharmaceutical product, the following activities undertaken or performed for such product: (a) activities relating to research and pre-clinical and clinical development of such Product, including test method development and stability testing, assay development, toxicology, pharmacology, formulation, statistical analysis, pharmacokinetic studies, data collection and management, clinical studies (including the design of clinical studies and any extensions to clinical studies initiated prior to Marketing Approval or required to maintain

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Marketing Approval) but excluding Commercial Clinical Studies, regulatory affairs, project management, drug safety surveillance activities related to clinical studies, preparation submission and maintenance of Registration Filings, maintenance of Approvals, activities necessary to obtain any Pricing Approval, reimbursement, or listing on health care providers’ and payers’ formularies, and (b) any other research and development activities with respect to such product, including activities to support the discovery of biomarkers and activities to support new product formulations, delivery technologies, or new Indications, either before or after the First Commercial Sale of such product. Develop and Development activities shall not include Manufacture or Manufacturing activities or Commercialization or Commercialization activities.

1.46                        “Development Milestone Event” has the meaning set forth in Section 9.2.1 (Milestone Payments).

1.47                        “Development Milestone Payment” has the meaning set forth in Section 9.2.1 (Milestone Payments).

1.48                        “Development Plan” shall mean, with respect to a Product, the [***] year rolling plan and budget for the Development of such Product for Commercialization in the Kiniksa Field in the Territory, which plan shall include the following:

(a)                                 the overall strategies and estimated timelines for Developing and submitting Approvals for such Product in the Kiniksa Field in the Territory;

(b)                                 proposed clinical study design, clinical methodology, and monitoring requirements for clinical trials of such Product; and

(c)                                  planned pre-clinical research directed to such Product.

1.49                        “Development Quality Agreement” has the meaning set forth in Section 8.6 (Quality Agreements).

1.50                        “Development Supply Agreement” has the meaning set forth in Section 8.3 (Development Supply Agreement).

1.51                        “DIRA” shall mean Deficiency of the Interleukin-1 Receptor Antagonist.

1.52                        “Disclosing Party” has the meaning set forth in Section 13.1 (Confidential Information).

1.53                        “EMA” shall mean the European Medicines Agency or any successor agency thereto.

1.54                        “Executive Officers” shall mean the Chief Executive Officer of Regeneron and the Chief Executive Officer of Kiniksa, or their respective designees with equivalent decision-making authority with respect to matters under this Agreement.

1.55                        “Existing Contracts” has the meaning set forth in Section 3.5.2 (Existing Contracts).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.56                        “Existing Licenses” shall mean [***].

1.57                        “Existing Product Formulation” shall mean (a) the 160mg dosage form as Commercialized by Regeneron as of the Effective Date, and (b) the 80mg dosage form, which 80 mg dosage form was previously developed by Regeneron but is not Commercialized by Regeneron as of the Effective Date.

1.58                        “Existing Product Trademarks” shall mean those Trademarks Controlled by Regeneron and used in connection with the Commercialization of any Product (a) as of the Effective Date, or (b) in the Regeneron Field prior to the date of receipt of U.S. Marketing Approval. The Existing Product Trademarks as of the Effective Date are set forth on Schedule 1.58.

1.59                        “Existing Regeneron Patent Rights” has the meaning set forth in Section 10.7.2 (Existing Regeneron Patent Rights; Costs).

1.60                        “FCPA” shall mean the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C.§§78dd-1, et seq.) as amended.

1.61                        “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.

1.62                        “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended from time-to-time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.63                        “Field Force Cost” shall mean, in any country or Region in the Territory, the product of (a) the number of Kiniksa FTEs conducting Details, performing account management, medical science liaison, or medical affairs functions with respect to a Product, and (b) the applicable Field Force FTE Rate. For the avoidance of doubt, the activities of Third Party contract personnel shall be charged as Out-of-Pocket Costs under Section 1.189(b) (Shared Commercial Expenses) and not included in Field Force Costs.

1.64                        “Field Force FTE Rates” shall mean, on a country-by-country or Region-by-Region basis (determined based on the location of the field force representative), a rate or rates based upon the [***]. The Field Force FTE Rate shall be inclusive of Out-of-Pocket Costs and other expenses for the employee providing the services, including [***] to the extent attributable to the field force.

1.65                        “Filled Product” shall mean a Product (a) in the Existing Product Formulation in its filled form in unlabeled vials, and (b) in any other form mutually agreed to be supplied by Regeneron under the Supply Agreements in filled form, in each case, ready to be finished.

1.66                        “Fill/Finish Technology Transfer” has the meaning set forth in Section 8.14.2 (Fill/Finish Transfer).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.67                        “Financial Dispute” shall mean any dispute related to (a) a Party’s method of calculation of any element included in the Profit Split Arrangement, including any apportionment of costs and expenses included therein, whether before or after the date of receipt of U.S. Marketing Approval, or (b) a Party’s method of calculation of the Third Party Proceeds.

1.68                        “Financial Expert” has the meaning set forth in Section 17.1.2 (Financial Disputes).

1.69                        “First Commercial Sale” shall mean, with respect to a Product in a country, the first commercial sale of such Product for end use or consumption to a Third Party in such country following receipt of Marketing Approval and Pricing Approval (where applicable) in such country. Sales or other distribution for test marketing or clinical trial purposes or compassionate or similar use, including extended access programs, shall not constitute a First Commercial Sale.

1.70                        “Force Majeure” has the meaning set forth in ARTICLE 15 (Force Majeure).

1.71                        “Formulated Bulk Product” shall mean (a) the Existing Product Formulation formulated into solution or in a lyophilized form, and (b) any other form of any Product to be supplied by Regeneron under a Supply Agreement that is ready for storage or shipment to a manufacturing facility to allow processing into the final dosage form.

1.72                        “Formulated Bulk Technology Transfer” has the meaning set forth in Section 8.15.1 (Transfers).

1.73                        “Formulation Development Activities” has the meaning set forth in Section 4.1.3(x) (Duties of the JSC).

1.74                        “FTE” shall mean a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed by a Party (or its Affiliate) who performs work related to the Development, Manufacture, or Commercialization of any Product, or other activities with respect to any Product under this Agreement, in each case, for which a Party is entitled to reimbursement under this Agreement or that may be billed under the Profit Split Arrangement, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [***] hours per year.

1.75                        “FTE Cost” shall mean the product of (a) the number of FTEs performing activities for which a Party entitled to reimbursement to under this Agreement or that may be billed under the Profit Split Arrangement, and (b) the applicable FTE Rate for such FTE.

1.76                        “FTE Rate” shall mean, on a country-by-country or Region-by-Region basis in the Territory, in respect of performance of activities related to any Product, the applicable rate or rates with respect to the applicable FTEs in such country or Region based upon the fully-burdened cost of such FTE as determined pursuant to Section 6.9 (FTE Rates). The FTE Rate shall be inclusive of [***], including [***], such as [***] in each case, [***], but shall exclude [***]. The FTE Rate shall include the Field Force FTE Rates.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.77                        “Fully-Burdened Costs” shall mean, with respect to any activity under this Agreement, the sum of Out-of-Pocket Costs and FTE Costs for such activity.

1.78                        “GAAP” shall mean generally accepted accounting principles, as applicable in the United States.

1.79                        “Good Practices” shall mean compliance with the applicable standards contained in then-current “Good Laboratory Practices,” or “GLP” “Good Manufacturing Practices” or “GMP” or “Good Clinical Practices” or “GCP” as promulgated by the FDA, and all analogous guidelines promulgated by the EMA or the ICH, as applicable.

1.80                        “Governmental Authority” shall mean any court, agency, authority, council, commission, tribunal, department, regulatory body, or other instrumentality of any government or country or of any multi-national, national, federal, state, provincial, regional, county, municipal, city, or other political subdivision of any such government or any supranational organization of which any such country is a member.

1.81                        “IND” shall mean an Investigational New Drug Application filed with the FDA pursuant to 21 C.F.R.§ 312, including all amendments and supplements to such application, or any equivalent filing with any Regulatory Authority outside of the United States.

1.82                        “Indemnified Party” has the meaning set forth in Section 14.3.1 (Notice).

1.83                        “Indemnifying Party” has the meaning set forth in Section 14.3.1 (Notice).

1.84                        “Indication” shall mean any use of a Product for the treatment, prevention, cure, or to delay the progression of a human disease or condition.

1.85                        “Infringement Claim” has the meaning set forth in Section 10.11.1 (Notice of Infringement Claims).

1.86                        “Initial Development Plan” has the meaning set forth in Section 5.4 (Development Plan).

1.87                        “Intellectual Property Rights” shall mean any Know-How, Patent Rights, copyrights, trade secrets, and any other intellectual property rights throughout the world, excluding Trademarks.

1.88                        “Joint IP” shall mean all Joint Know-How and Joint Patent Rights, but excluding Product IP, Kiniksa Platform IP, and Kiniksa Product Data.

1.89                        “Joint Know-How” shall mean all Know-How, invented, discovered, conceived, created, reduced to practice, or otherwise generated jointly by the Parties or their Affiliates in the performance of activities under this Agreement, but excluding all Kiniksa Product Data, Product IP, or Kiniksa Platform IP.

1.90                        “Joint Patent Rights” shall mean any Patent Rights that include at least one claim that Covers Joint Know-How.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.91                        “Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.1.1 (Formation, Composition, and Membership).

1.92                        “Kiniksa Corp” has the meaning set forth in Section 17.10 (Guarantee).

1.93                        “Kiniksa Field” shall mean all Indications and routes of administration, excluding (a) the Regeneron Retained EEO Field, (b) the Regeneron Field, until the date of receipt of U.S. Marketing Approval (and upon such date of receipt of U.S. Marketing Approval, the Kiniksa Field shall automatically expand to include the Regeneron Field in accordance with Section 2.1.4 (Kiniksa Field; Territory)), and (c) the Retained Field; provided that the Kiniksa Field may be expanded in accordance with Section 2.1.4 (Kiniksa Field; Territory) and Section 2.6 ([***]).

1.94                        “Kiniksa Field Positive Clinical Readout” shall mean the [***] as set forth in the Development Plan that indicates (a) [***] and (b) an [***].

1.95                        “Kiniksa Indemnitees” has the meaning set forth in Section 14.2 (Indemnity by Regeneron).

1.96                        “Kiniksa Platform IP” shall mean all Intellectual Property Rights that are invented, discovered, conceived, created, reduced to practice, or otherwise generated solely (i.e., without Regeneron) by or on behalf of Kiniksa or its Affiliates  in the performance of activities under this Agreement that are (a) necessary to Develop, Manufacture, or Commercialize any Product in the Kiniksa Field in the Territory, or (b) useful to Develop, Manufacture, or Commercialize any Product in the Kiniksa Field in the Territory and actually used during the Term by Kiniksa or its Affiliates in connection therewith, in each case, excluding any Product IP and Kiniksa Product Data.

1.97                        “Kiniksa Product Data” shall mean clinical data or Commercial Information primarily related to the Product for any Indication in the Kiniksa Field in the Territory generated by or on behalf of Kiniksa or its Affiliates.

1.98                        “Know-How” shall mean any and all proprietary technical, scientific, or other information, data (including physical, chemical, biological, toxicological, pharmacological, clinical and veterinary data), test results, knowledge, know-how, techniques, practices, discoveries, inventions, specifications, dosage regimens, control assays, product specifications, analytical and quality control data, marketing, pricing, distribution cost and sales data or descriptions, designs, trade secrets, Regulatory Documentation, and other technology, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or otherwise protected by trade secret law, in each case, that is not in the public domain or otherwise generally known.

1.99                        “Knowledge” shall mean, for each Party, the actual knowledge of such Party’s internal legal department (including such Party’s intellectual property group), any employees of

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

such Party who were directly involved in the preparation of this Agreement with the other Party.

1.100                 “Launch Preparation Expenses” shall mean, with respect to a Product, on a country-by-country basis in the Territory, all expenses incurred prior to receipt of Marketing Approval for such Product in such country in connection with any Commercialization activities.

1.101                 “Legal Dispute” shall mean any dispute related to a Party’s alleged failure to comply with this Agreement or the validity, breach, termination, or interpretation of this Agreement.

1.102                 “Lonza” shall mean Lonza Biologics PLC.

1.103                 “Lonza License” shall mean that certain License Agreement dated December 1, 2000 by and between Lonza and Regeneron, as amended by Amendment No.1, dated August 10, 2016.

1.104                 “Major Market Country” shall mean any of the following: (i) [***] and (ii) [***].

1.105                 “Manufacture” or “Manufacturing” shall mean activities directed to producing, manufacturing, processing, packaging, labeling, devices and other delivery technologies, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, or storage of any Product (or any components or process steps involving any Product), placebo, or comparator agent, as the case may be, including process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing.

1.106                 “Manufacturing Cost” means the [***] if such Product (or any component thereof) is Manufactured by a Third Party, the amounts paid by a Party to such Third Party for Products as invoiced to such Party without any mark-up, including all Costs of Finishing (and will include any fees paid to such Third Party [***] to the extent not already included in the Manufacturing Cost), in each case, excluding all costs and expenses incurred by or on behalf either Party in connection with [***]. Manufacturing Costs shall include costs incurred with respect to, or as a result of, [***]. Manufacturing Costs shall include depreciation related to [***] incurred by either Party in providing [***] the Manufacture of Products, to be calculated using methodology that is in accordance with GAAP and consistently applied by such Party throughout its operations (but for clarity, not the [***]).

If a Product is Manufactured in a facility that is also used to manufacture other products not included within the scope of this Agreement, then only the value of the specific resources used for or reasonably allocated to the Manufacture of Products shall be included in the calculation of Manufacturing Cost, and Manufacturing Costs will not include the cost of idle or underutilized capacity in such a shared facility.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.107                 “[***]” has the meaning set forth in [***].

1.108                 “Manufacturing Direct Costs” equals the sum of the following to the extent incurred in connection with any Product:

(a)                                 Direct labor costs, based on [***]; and

(b)                                 Materials and supplies costs for making Products, based on actual costs, including any applicable [***].

1.109                 “Manufacturing Indirect Costs” equals the sum of the following to the extent incurred in connection with Products:

(a)                                 Costs for [***], in each case, shall be allocated to the cost of Products based on the proportion of [***]; and

(b)                                 Overhead costs required to support the Manufacture of Products, which costs shall be [***]. Overhead costs allocated based on [***]. Overhead costs allocated based on [***].

1.110                 “Manufacturing Technology Transfer” has the meaning set forth in Section 8.15.1 (Transfers).

1.111                 “Manufacturing Technology Transfer Event” has the meaning set forth in Section 8.14 (Manufacturing Technology Transfer Event).

1.112                 “Manufacturing Technology Transfer Costs” shall mean the Fully-Burdened Costs of each Party incurred in performing (or having performed) a Manufacturing Technology Transfer, but excluding Kiniksa’s Fully-Burdened Costs incurred in connection with a Fill/Finish Technology Transfer undertaken in accordance with Section 8.14.2 (Fill/Finish Transfer) (for clarity, without an accompanying Formulated Bulk Technology Transfer).

1.113                 “Manufacturing Technology Transfer Cost Balance” has the meaning set forth in Section 9.4.7(b) (Manufacturing Technology Transfer Cost Balance).

1.114                 “Marketing Approval” shall mean any approval, registration, license, or authorization from the applicable Regulatory Authority that is necessary for the marketing and sale of a pharmaceutical product in a country or other regulatory jurisdiction in the Territory, excluding any separate Pricing Approval.

1.115                 “Modified Clause” has the meaning set forth in Section 17.8 (Severability).

1.116                 “Neovii” means Neovii Pharmaceuticals AG.

1.117                 “Neovii License Agreement” shall mean that certain License and Supply Agreement, dated as of August 17, 2016, by and between Regeneron and Neovii.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.118                 “Net Sales” shall mean, with respect to a Product, the gross amount invoiced for bona fide arms’ length sales of such Product in the Territory by or on behalf of Kiniksa or its Affiliates to Third Parties (including licensees, sublicensees, or distributors (but not wholesalers)), but excluding [***] less the following deductions, in each case, determined in accordance with GAAP consistently applied:

(a)                                 normal and customary trade, cash, quantity and free-goods allowances granted and taken directly with respect to sales of such Product;

(b)                                 amounts repaid or credited with respect to such Product by reason of defects, rejections, recalls, returns, rebates, or allowances;

(c)                                  chargebacks, rebates, discounts, and other amounts paid on sale or dispensing of such Product;

(d)                                 Third Party cash rebates and chargebacks related to sales of such Product, to the extent allowed;

(e)                                  retroactive price reductions for such Product that are actually allowed or granted;

(f)                                   compulsory payments, refunds, credits, and rebates directly related to the sale of such Product, accrued, paid, or deducted pursuant to agreements with government entities or payors (including managed care agreements) or governmental regulations, including government levied fees as a result of healthcare reform policies;

(g)                                  [***];

(h)                                 freight, postage, shipment, and insurance costs and customs duties incurred in delivering such Product that are separately identified on the invoice or other appropriate documentation;

(i)                                     sales taxes, excess duties, or other consumption taxes and compulsory payments to Governmental Authorities related to the sale of such Product (but specifically excluding income tax), which taxes and duties are separately identified on the invoice;

(j)                                    if and to the extent expressly agreed in writing by the Parties, any other specifically identifiable costs or charges included in the gross invoiced sales price of such Product falling within categories substantially equivalent to those listed above and ultimately credited to customers or a Governmental Authority or agency thereof.

Net Sales in currency other than United States Dollars shall be translated into United States Dollars according to the provisions of Section 9.4.6 (Invoices and Documentation).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Sales of Product between Kiniksa and its Affiliates for resale shall be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales, but that are separately charged to and paid by Third Parties, shall not be deducted from the invoice price in the calculation of Net Sales.

In the case of any sale of a Product for consideration other than cash, such as barter or countertrade, then (i) the gross amount invoiced for such Product for purposes of calculating Net Sales of such Product shall equal the weighted average invoiced sales price of such Product sold in the same country during the same reporting period, or (ii) if no such invoiced sales occur in such country in such reporting period, then the Net Sales of such Product shall equal the fair market value of the consideration received as reasonably agreed by the Parties. For clarity, the foregoing shall not apply to Product provided free of charge and no consideration, for research, testing, clinical trials, or other humanitarian purposes, including expanded access programs, patient assistance programs, or charitable donations.

1.119                 “New Product Trademarks” shall mean the Trademarks Controlled by Kiniksa during the Term for use with any Product.

1.120                 “Non-Conforming Product” shall mean, with respect to any Product, (a) any failure to conform to the Product Specifications set forth in the applicable Supply Agreement or Quality Agreement, or (b) that the Product was not manufactured in accordance with cGMP and Applicable Law.

1.121                 “Non-Responsible Party” means the Party that is not the Responsible Party.

1.122                 “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor agency thereto.

1.123                 “Other Shared Expenses” shall mean (a) those costs and expenses [***], (b) of all costs and expenses incurred in connection with [***], and (c) other costs or expenses agreed in writing by the Parties to be included as Other Shared Expenses, in each case, excluding any such costs to the extent that [***]. Other Shared Expenses exclude all costs and expenses included in Shared Commercial Expenses and COGS.

1.124                 “Out-of-Pocket Costs” shall mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP) by Regeneron (or its Affiliate) or Kiniksa (or its Affiliate) for the performance of activities under this Agreement (including in connection with the Development, Manufacture, or Commercialization of a Product).

1.125                 “Patent Application” shall mean any application for a Patent, including any provisional, non-provisional, continuation, continuation-in-part, or divisional application, and any PCT international application or national phase application, whether in the U.S. or in any foreign country.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.126                 “Patent Rights” shall mean Patents and Patent Applications, and without limiting the foregoing, the right to claim priority to such Patents and Patent Applications.

1.127                 “Patents” shall mean any patent (including any reissue, extension, substitution, confirmation, re-registration, re-examination, revival, supplementary protection certificate, or patents of addition), whether in the U.S. or in any foreign country.

1.128                 “Payee Party” has the meaning set forth in Section 9.8 (Taxes).

1.129                 “Paying Party” has the meaning set forth in Section 9.8 (Taxes).

1.130                 “Payments” has the meaning set forth in Section 9.8 (Taxes).

1.131                 “Person” shall mean an individual, partnership, limited liability partnership, joint venture, limited liability company, joint stock company, corporation, firm, trust, unincorporated organization, or other similar entity or organization, including a government or political subdivision or other department or agency thereof.

1.132                 “Pharmacovigilance Agreement” has the meaning set forth in Section 7.6 (Pharmacovigilance).

1.133                 “Phase III Trial” shall mean a human clinical trial that would satisfy the requirements of 21 C.F.R.§ 312.21(c) (as amended or any replacement thereof), including a human clinical trial that becomes a registration trial sufficient for filing a Marketing Approval, or an equivalent clinical trial in a country other than the U.S.

1.134                 “Pricing Approval” shall mean such approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical product or that will be reimbursed by Governmental Authorities for a pharmaceutical product, in each case, in a country where Governmental Authorities or Regulatory Authorities of such country approve or determine pricing for pharmaceutical products for reimbursement or otherwise.

1.135                 “Product” shall mean any pharmaceutical product, drug product, preparation, formulation, or dosage form thereof that has rilonacept [***], including the pharmaceutical product for human use, containing rilonacept and developed or commercialized by Regeneron in the U.S. (known as ARCALYST ® (rilonacept) Injection for Subcutaneous Use in the United States) in the Existing Product Formulation. Notwithstanding the foregoing, for purposes of Section 1.138 (Product Manufacturing Records), Section 8.2 (Development Supply), Section 8.3 (Development Supply Agreement), Section 8.4 (Commercial Supply), Section 8.5 (Commercial Supply Agreement), Section 8.8 (Product Changes), Section 8.13 (Notification and Discussion of Supply Issues), and Section 8.14.4 (Failure to Supply), [***].

1.136                 “Product Changes” shall mean changes to the dose, formulation, delivery, or form of any Product, or other changes to the method of Manufacturing of any Product for

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Commercialization in the Kiniksa Field in the Territory as compared to the dose, formulation, delivery, or form of such Product in the Existing Product Formulation, or other changes to the method of Manufacturing agreed by the Parties under any Supply Agreement or Quality Agreement.

1.137                 “Product IP” shall mean all inventions and Intellectual Property Rights thereto that are invented, discovered, conceived, created, reduced to practice, or otherwise generated by a Party or its Affiliates (or jointly by the Parties or their Affiliates) in the performance of activities under this Agreement and that are exclusively or primarily related to a Product (and not generally related or generally applicable to pharmaceutical products), but excluding Kiniksa Product Data.

1.138                 “Product Manufacturing Records” shall mean, with respect to a Product, copies of the files, documents, instruments, papers, books, and records Controlled by Regeneron or its Affiliates, whether in electronic or tangible form, including tangible embodiments of Regeneron Know-How, sufficient to enable a Person skilled in the art to Manufacture such Product (but for clarity, excluding Manufacturing the Product solely for the Retained Field or in the Retained Territory). For clarity, the foregoing shall include analytical and quality control data and results, cell culture methods and media compositions, formulae, and process and materials (excluding Product components and raw materials thereof) such as compositions of matter, cells, cell lines (excluding the master cell bank), assays, animal models and other physical, biological, or chemical material.

1.139                 “Product Records” shall mean, with respect to a Product, copies of the files, documents, instruments, papers, books and records Controlled by Regeneron or its Affiliates, whether in electronic or tangible form, containing the administrative, safety, efficacy, quality, non-clinical and clinical data, regulatory, technical, chemistry and manufacturing control data (a) in the U.S. BLA; (b) that was submitted to EMA and maintained by Regeneron until the withdrawal by Regeneron of the BLA submitted to the EMA; (c) in any other Regulatory Documentation or other documents, reports, or information submitted to or correspondence with the FDA or any Governmental Authority related to such Product in the Territory (but excluding those specifically relating to the Retained Field or the Regeneron Retained EEO Field) and in Regeneron’s possession or that may be readily available to Regeneron, or (d) in additional regulatory information regarding such Product that Kiniksa may request from Regeneron and in Regeneron’s possession or that may be readily available to Regeneron. The Product Records exclude the Product Manufacturing Records.

1.140                 “Product Specifications” shall mean the specifications for a Product, which specifications shall be set forth in the Quality Agreements.

1.141                 “Product Trademarks” shall mean, with respect to the Product in the Kiniksa Field in the Territory, the Existing Product Trademarks and the New Product Trademarks.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.142                 “Profit Payment Report” shall mean the consolidated Quarterly report prepared by Kiniksa (based on information reported under Section 9.4.1 (Periodic Reports)) setting forth in reasonable detail in the aggregate for the Territory as a whole (a) the Net Sales invoiced by Kiniksa or its Affiliates during such Quarter, and (b) the Other Shared Expenses, Cost of Goods Sold, and Shared Commercial Expenses, in each case, incurred by each Party for such Quarter.

1.143                 “Profit Split Arrangement” shall mean the sublicense revenue sharing arrangement between the Parties for the Product as described in Section 9.3 (Sharing of Third Party Proceeds) and the profit-sharing arrangement between the Parties for the Product described in Section 9.4 (Sharing of Profits).

1.144                 “Profits” shall mean, for the Product during a given period of time, (a) the Net Sales invoiced by Kiniksa or its Affiliates during such period, less (b) the sum of (i) Cost of Goods Sold for Product used, sold, otherwise distributed for patient use, or that expires during such period, (ii) Shared Commercial Expenses incurred by either Party during such period attributable to such Product, (iii) Other Shared Expenses incurred by either Party during such period attributable to such Product, (iv) Manufacturing Technology Transfer Costs, and (v) the Manufacturing Technology Transfer Cost Balance, to the extent permitted in accordance with Section 9.4.7(b) (No Carryforward, Exception).

1.145                 “Projected Net Sales” has the meaning set forth in Section 9.5.2 (Promotion Exclusive Negotiation Period).

1.146                 “Promotion” shall mean the marketing, detailing, advertising, or other promotion of a Product, but excluding the sale of such Product.

1.147                 “Promotion Exclusive Negotiation Period” has the meaning set forth in Section 2.10.3 (Promotion Exclusive Negotiation Period).

1.148                 “Promotion ROFN” has the meaning set forth in Section 2.10.1 (Promotion ROFN).

1.149                 “Promotion ROFN Exercise Notice” has the meaning set forth in Section 2.10.2 (Promotion ROFN Exercise Notice).

1.150                 “Promotion ROFN Notice” has the meaning set forth in Section 2.10.1 (Promotion ROFN).

1.151                 “Public Official or Entity” shall mean (a) any officer, employee, agent, representative, department, agency, de facto official, corporate entity, or instrumentality or subdivision of any government, military, or international organization, including any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party, or any official of a political party.

1.152                 “Quality Agreements” has the meaning set forth in Section 8.6 (Quality Agreements).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.153                 “Quarter” or “Quarterly” shall refer to a calendar quarter, except that the first (1st) Quarter of the Term shall commence on the Effective Date and extend to the end of the then-current calendar quarter, and the last calendar quarter of the Term shall extend from the first day of such calendar quarter until the effective date of the termination or expiration of this Agreement.

1.154                 “Quarterly Expense Report” has the meaning set forth in Section 9.4.1(b) (Quarterly Incurred Expenses).

1.155                 “Recall Responsible Party” has the meaning set forth in Section 7.8 (Recalls and Other Corrective Actions).

1.156                 “Receiving Party” has the meaning set forth in Section 13.1 (Confidential Information).

1.157                 “Regeneron Exploratory Clinical Studies” has the meaning set forth in Section 3.6 (Investigator Initiated Studies and Regeneron Exploratory Clinical Studies).

1.158                 “Regeneron Field” shall mean, until the date of receipt of U.S. Marketing Approval, CAPS and DIRA, in each case, in the United States and Japan. After the date of receipt of U.S. Marketing Approval, the Regeneron Field will be included in the Kiniksa Field.

1.159                 “Regeneron Indemnitees” has the meaning set forth in Section 14.1 (Indemnity by Kiniksa).

1.160                 “Regeneron IP” shall mean the Regeneron Patent Rights and the Regeneron Know-How. For clarity, [***].

1.161                 “Regeneron Know-How” shall mean all Know-How Controlled by Regeneron or its Affiliates as of the Effective Date or during the Term that (a) is necessary to Develop or Commercialize a Product in the Kiniksa Field in the Territory or to Manufacture a Product, (b) is useful to Develop or Commercialize a Product in the Kiniksa Field in the Territory, or Manufacture a Product and is actually used by or on behalf of Regeneron or its Affiliates in connection with the Development, Commercialization, or Manufacture of any Product, or (c) constitutes Know-How included in the Product IP. Notwithstanding the foregoing, Regeneron Know-How shall not include any [***] and any other [***] for Kiniksa pursuant to Section 5.6 (Regeneron Performance of Sample Bioanalysis). For clarity, the Regeneron Know-How includes the Regeneron Manufacturing Know-How and excludes Joint Know-How.

1.162                 “Regeneron Manufacturing IP” shall mean the Regeneron Manufacturing Patent Rights and the Regeneron Manufacturing Know-How.

1.163                 “Regeneron Manufacturing Know-How” shall mean all Know-How Controlled by Regeneron or its Affiliates as of the Effective Date or during the Term that is (a) necessary to Manufacture any Product, or (b) useful to Manufacture a Product and is

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

actually used by or on behalf of Regeneron or its Affiliates in connection with such Manufacture.

1.164                 “Regeneron Manufacturing Patent Rights” shall mean the Regeneron Patent Rights that include at least one (1) claim that specifically Covers the Manufacture of a Product (but that does not include any claims that otherwise Cover the Development or Commercialization of such Product).

1.165                 “Regeneron Patent Rights” shall mean all Patent Rights Controlled by Regeneron or its Affiliates as of the Effective Date or during the Term that includes at least one (1) claim that Covers the Development or Commercialization of a Product in the Kiniksa Field in the Territory or specifically Covers the Manufacture of a Product. The Regeneron Patent Rights as of the Effective Date are set forth on Schedule 1.165 (Regeneron Patent Rights). For clarity, the Regeneron Patent Rights include the Regeneron Manufacturing Patent Rights [***] and exclude Joint Patent Rights and the Patent Rights within the Kiniksa Platform IP.

1.166                 “Regeneron Profit Percentage” shall mean during a given period of time, fifty percent (50%) of the Profits for such Product during such period.

1.167                 “Regeneron Profit Split” shall mean, during a given period of time, the product of (a) Profits in such period, and (b) the Regeneron Profit Percentage.

1.168                 “Regeneron Profit Split Payment” has the meaning set forth in Section 9.4.5(c) (Payment to Regeneron).

1.169                 “Regeneron Retained EEO Field” shall mean (a) local administration to the eye for any Indication, (b) local administration to the ear for any Indication, and (c) any Indication in oncology.

1.170                 “Regeneron Third Party Proceeds Percentage” shall mean during a given period of time, fifty percent (50%) of the Third Party Proceeds actually received by Kiniksa or its Affiliates during such period, on a cash basis.

1.171                 “Regeneron Third Party Proceeds Split” shall mean, during a given period of time, the product of (a) Third Party Proceeds actually received by Kiniksa or its Affiliates during such period, on a cash basis, and (b) the Regeneron Third Party Proceeds Profit Percentage during such period.

1.172                 “Regeneron Third Party Proceeds Split Payment” has the meaning set forth in Section 9.4.5(d) (Payment to Regeneron of the Regeneron Third Party Proceeds Payment).

1.173                 “Region” shall mean a group of countries as approved by the JSC pursuant to Section 4.1.3(a) (Duties of the JSC).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.174                 “Registration Filing” shall mean the submission to the relevant Regulatory Authority of an appropriate application seeking Approval, and shall include any IND, BLA, or other application for Marketing Approval.

1.175                 “Regulatory Authority” shall mean any federal, national, multinational, state, regional, provincial, or local regulatory agency, department, bureau, or other governmental entity anywhere in the world with authority with respect to development, manufacturing, marketing, commercialization, reimbursement, or pricing of a pharmaceutical product, including the FDA in the United States.

1.176                 “Regulatory Documentation” shall mean all (a) regulatory applications, submissions, dossiers, notifications, registrations, Registration Filings, Approvals, or other filings made to or with, or other approvals granted by, a Regulatory Authority or other Governmental Authority that are necessary or reasonably desirable in order to Develop, Manufacture, or Commercialize a Product in a particular country or regulatory jurisdiction in the Territory, (b) correspondence and reports submitted to or received from any Regulatory Authority or other Governmental Authority in the Territory (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (c) clinical and other data contained or relied upon in any of the foregoing; in each case ((a), (b), and (c)), relating to a Product.

1.177                 “Regulatory Materials” has the meaning set forth in Section 7.3 (Certain Regulatory Materials).

1.178                 “Responsible Party” means, unless otherwise expressly set forth in this Agreement, Regeneron prior to the date of receipt of U.S. Marketing Approval, and Kiniksa on and after the date of receipt of U.S. Marketing Approval.

1.179                 “Retained Field” shall mean the Indications set forth on Schedule 1.179, in each case, outside of the United States and Japan, but otherwise inside of the Territory; [***]].

1.180                 “[***]” has the meaning set forth in [***].

1.181                 “Retained Territory” shall mean the countries and territories set forth on Schedule 1.181.

1.182                 “Safety Termination” has the meaning set forth in Section 16.5 (Termination by Kiniksa).

1.183                 “Sale Agreement” has the meaning set forth in Section 2.11.1 (Sale ROFN).

1.184                 “Sale Exclusive Negotiation Period” has the meaning set forth in Section 2.11.3 (Sale Exclusive Negotiation Period).

1.185                 “Sale Negotiations” has the meaning set forth in Section 2.11.1 (Sale ROFN).

1.186                 “Sale ROFN” has the meaning set forth in Section 2.11.1 (Sale ROFN).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.187                 “Sale ROFN Exercise Notice” has the meaning set forth in Section 2.11.2 (Sale ROFN Exercise Notice).

1.188                 “Sale ROFN Notice” has the meaning set forth in Section 2.11.1 (Sale ROFN).

1.189                 “Shared Commercial Expenses” shall mean the sum of the following items, in each case, on a country-by-country basis, incurred after Marketing Approval for any Product in a country in the Territory, including U.S. Marketing Approval with respect to the United States, to the extent directly attributable to Commercialization of the Product in the Kiniksa Field in the Territory in accordance with the Commercial Plan and to the extent that such items do not include any costs included in Manufacturing Costs, Other Shared Expenses, or COGS:

(a)                                 Field Force Costs;

(b)                                 Out-of-Pocket Costs for (i) the Promotion of Products in the Kiniksa Field in the Territory (including pricing activities, educational expenses, advocate development programs and symposia, and promotional materials), but for clarity excluding costs for Detailing, which costs shall be covered under Field Force Costs, (ii) market research for Products, (iii) the preparation of training and communication materials for the Product, and (iv) Third Party contractors engaged by Kiniksa to Promote the Product;

(c)                                  (i) Out-of-Pocket Costs for surveys, registries, [***] for the Product, including Out-of-Pocket Costs paid to clinical research organizations or incurred as investigator and expert fees, lab fees, or scientific service fees, and (ii) Out-of-Pocket Costs of shipping clinical supplies to centers or disposal of clinical supplies for registries [***], in each case ((i) and (ii)), to the extent not already included in the Cost of Goods Sold for such Product;

(d)                                 Out-of-Pocket Costs incurred in connection with obtaining Pricing Approvals and the maintenance of all Marketing Approvals, in each case, for the Product;

(e)                                  Out-of-Pocket Costs related to (i) Development activities performed to maintain Marketing Approval (but not including Development activities required by a Regulatory Authority in any country in the Territory as a condition of obtaining Marketing Approval in the Kiniksa Field in such country), and (ii) regulatory affairs activities performed to maintain Marketing Approval (but not including regulatory affairs activities required to obtain Approval of additional labeled Indications, line extensions, or formulations of a Product in the Kiniksa Field in any country in the Territory);

(f)                                   Any Manufacturing Direct Costs or Manufacturing Indirect Costs incurred by or on behalf of a Party to supervise or coordinate any Manufacturing of Products performed by the other Party or any Third Party;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

(g)                                  Commercial Overhead Charge for each country or Region;

(h)                                 bad debt attributable to sales of the Product in the Territory that have been written off by Kiniksa or its Affiliates;

(i)                                     [***] of Net Sales of the Product to cover the cost of distribution and warehousing for the sale of the Product in the Territory, to the extent not already deducted from Net Sales of the Product pursuant to clause 1.118(h) of the definition of Net Sales for such Product (and which for clarity shall be a proxy for costs actually incurred) or otherwise included in Manufacturing Costs;

(j)                                    Third Party License Payments to the extent attributable to the Commercialization of a Product; provided that [***], then the [***] that are [***]; and

(k)                                 any other FTE Costs or Out-of-Pocket Costs (i) related to the Commercialization of any Product and not included in clauses 1.189(a) through 1.189(j) above, and specifically identified and included in the Commercial Plan that are reasonable and customary Commercialization expenses, or (ii) included as Shared Commercial Expenses by agreement of the Parties.

For clarity, Shared Commercial Expenses shall not include Launch Preparation Expenses. In the event that any of the costs included in Section 1.189(a) through Section 1.189(k) [***], then [***]. In no event shall the same costs be included more than once in Shared Commercial Expenses under this Agreement.

1.190                 “Subsequent Indication [***]” has the meaning set forth in Section 9.5.3 ([***]).

1.191                 “Subsequent Indication Launch Plan” has the meaning set forth in Section 9.5.3 ([***]).

1.192                 “Supply Agreements” has the meaning set forth in Section 8.5 (Commercial Supply Agreement).

1.193                 “Technical Consultation and Transition Services” has the meaning set forth in Section 3.10.1 (Provision of Services).

1.194                 “Technology Transfer Plan” has the meaning set forth in Section 8.15.1 (Transfers).

1.195                 “Term” has the meaning set forth in Section 16.1 (Term).

1.196                 “Territory” shall mean all the countries and territories of the world, other than the Retained Territory.

1.197                 “Third Party” shall mean any Person other than Kiniksa, Regeneron, or any Affiliate of either Party.

1.198                 “Third Party Fill/Finish Provider” shall mean any Third Party engaged to perform filling, finishing, packaging, or labeling of a Product.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.199                 “Third Party License Payment” shall mean any payment due to any Third Party under any Third Party License, including upfront payments, royalties, and milestone payments.

1.200                 “Third Party Licenses” shall mean any agreement between a Party and a Third Party (a) pursuant to which such Third Party grants a license to such Party with respect to Intellectual Property Rights of such Third Party in order to (i) avoid an allegation of infringement or misappropriation of any Third Party’s Patent Rights, Know-How, or other Intellectual Property Rights in connection with the Development, Manufacture, or Commercialization of Products in such Party’s territory, or (ii) obtain access to Patent Rights, Know-How or other Intellectual Property Rights that may be colorably necessary or useful to the Development, Manufacture, or Commercialization of Products in such Party’s territory, and (b) into which the JSC approves the entry pursuant to Section 4.1.3(t) (Duties of the JSC). Third Party Licenses include the Existing Licenses.

1.201                 “Third Party Offer” has the meaning set forth in Section 2.10.4 (Failure to Agree; Promotion Third Party Offers).

1.202                 “Third Party Proceeds” shall mean, with respect to a Product, proceeds received by Kiniksa from any Third Party (including licensees, sublicensees and distributors) in consideration for the sale, license, or other disposition of rights with respect to such Product (including upfront payments, milestone payments, and royalties), but excluding payments received by Kiniksa or any of its Affiliates (a) in connection with a Change of Control of Kiniksa [***], (b) in connection with any equity investments at fair market value or loans made at market interest rates, or (c) reimbursement for patent expenses at Kiniksa’s Out-of-Pocket Cost.

1.203                 “Third Party Proceeds Payment Report” has the meaning set forth in Section 9.4.1(c) (Periodic Reports).

1.204                 “Trademarks” shall mean all registered and unregistered trademarks (including all common law rights thereto), service marks, product marks, trade names, brand names, logos, taglines, slogans, certification marks, Internet domain names, trade dress, corporate names, business names, and other indicia of origin, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions, and renewals thereof throughout the world, and all rights therein provided by international treaties and conventions.

1.205                 “United States” or “U.S.” means the United States of America and its territories and possessions.

1.206                 “Unresolved Matter” has the meaning set forth in Section 4.2.2(b) (Escalation).

1.207                 “U.S. BLA” means BLA No.125249 registered with the FDA in the United States.

1.208                 “U.S. BLA Transfer Date” means the date that the FDA accepts and confirms the transfer of the U.S. BLA from Regeneron to Kiniksa.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.209                 “U.S. Export Control Laws” shall mean all applicable U.S. laws and regulations relating to the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S.C.§§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C.§§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C.§§ 1 et. seq., the Arms Export Control Act, 22 U.S.C.§§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986.

1.210                 “U.S. Marketing Approval” shall mean the first Marketing Approval by the FDA of a Product for an Indication in the Kiniksa Field in the United States, but excluding any Approval for compassionate, named patient approval, or similar use.

1.211                 “U.S. Promotion Negotiations” has the meaning set forth in Section 2.10.1 (Promotion ROFN).

1.212                 “U.S. Third Party Promotion Agreement” has the meaning set forth in Section 2.10.2 (Promotion ROFN Exercise Notice).

1.213                 “Valid Claim” shall mean either (a) a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) that has not been held unpatentable, invalid or unenforceable in a final decision of a court or other Governmental Authority of competent jurisdiction from which no appeal may be or has been taken, and that has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, or (b) a pending claim of a Patent Application that was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling; provided, however, that Valid Claim will exclude any such pending claim in any such Patent Application that has not been granted within [***] after the earliest filing date from which such Patent Application takes priority.

1.214                 “Working Group” has the meaning set forth in Section 4.1.1 (Formation, Composition, and Membership).

ARTICLE 2
LICENSES, RIGHT OF FIRST NEGOTIATION, AND NOTICE RIGHTS

2.1                               Regeneron Licenses to Kiniksa.

2.1.1                               Exclusive License. Subject to the terms of this Agreement, including Section 2.10 (Regeneron ROFN to Promote Products in the U.S.) and Section 3.6 (Investigator Initiated Studies and Regeneron Exploratory Clinical Studies), Regeneron shall grant and hereby grants to Kiniksa an exclusive, non-transferable (except as permitted by Section 17.9 (Assignment)), sublicensable through multiple tiers (in accordance with Section 2.7 (Sublicensing)), license under (a) the Regeneron IP, other than the Regeneron Manufacturing IP, and (b) Regeneron’s interest in the Joint IP, in each case ((a) and (b)), to (i) Develop the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Product (whether inside or outside of the Territory) for Commercialization in the Kiniksa Field in the Territory, and (ii) Commercialize the Product in the Kiniksa Field in the Territory.

2.1.2                               Manufacturing License. Subject to the terms of this Agreement, upon the occurrence of a Manufacturing Technology Transfer Event, Regeneron shall grant and hereby grants to Kiniksa a non-exclusive, non-transferable (except as permitted by Section 17.9 (Assignment)), sublicensable through multiple tiers (in accordance with Section 2.7 (Sublicensing)) license under the Regeneron IP, including the Regeneron Manufacturing IP, and Regeneron’s interest in the Joint IP, in each case, to Manufacture the Product for the uses set forth in clauses (b)(i) and (ii) of Section 2.1.1 (Exclusive License).

2.1.3                               Right of Reference. Regeneron shall grant and hereby grants to Kiniksa a sublicensable right to cross-refer to all Approvals and Regulatory Documentation for the Product that are Controlled by Regeneron for use in the Kiniksa Field in the Territory; provided that [***].

2.1.4                               Kiniksa Field; Territory. Upon U.S. Marketing Approval, the Kiniksa Field shall automatically expand to include the Regeneron Field for purposes of this Agreement. [***].

2.1.5                               Regeneron EEO Reserved Field and Regeneron Exploratory Clinical Studies. Regeneron retains the right to (a) Develop and Commercialize the Product in the Regeneron EEO Reserved Field (whether inside or outside the Territory) and (b) perform Regeneron Exploratory Clinical Studies for the Product in the Kiniksa Field in accordance with Section 3.6 (Investigator Initiated Studies and Regeneron Exploratory Clinical Studies) (whether inside or outside the Territory).

2.2                               Kiniksa Licenses to Regeneron.

2.2.1                               Exclusive License. Subject to the terms of this Agreement, Kiniksa shall grant and hereby grants to Regeneron an exclusive (even as to Kiniksa and its Affiliates), non-transferable (except as permitted by Section 17.9 (Assignment)), sublicensable through multiple tiers (in accordance with Section 2.7 (Sublicensing)), license under the Kiniksa Product Data and Kiniksa’s interest in the Joint IP to (a) Develop the Product for Commercialization outside of the Kiniksa Field (whether inside or outside of the Territory) and outside of the Territory (whether inside or outside of the Kiniksa Field), (b) Commercialize the Product outside of the Kiniksa Field (whether inside or outside of the Territory) and outside of the Territory (whether inside or outside of the Kiniksa Field), and (c) Manufacture the Product for the uses set forth in clauses (a) and (b) of this Section 2.2.1 (Exclusive License).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

2.2.2                               Non-Exclusive License. Subject to the terms of this Agreement, Kiniksa shall grant and hereby grants to Regeneron a non-exclusive, non-transferable (except as permitted by Section 17.9 (Assignment)), sublicensable in multiple tiers (in accordance with Section 2.7 (Sublicensing)) license under the Kiniksa Platform IP to (a) Develop the Product for Commercialization outside of the Kiniksa Field (whether inside or outside of the Territory) and outside of the Territory (whether inside or outside of the Kiniksa Field), (b) Commercialize the Product outside of the Kiniksa Field (whether inside or outside of the Territory) and outside of the Territory (whether inside or outside of the Kiniksa Field), (c) Manufacture the Product for the uses set forth in clauses (a) and (b) of this Section 2.2.2 (Non-Exclusive License), and (d) to Manufacture the Product for Kiniksa for the uses set forth in clauses (b)(i) and (ii) of Section 2.1.1 (Exclusive License).

2.2.3                               Right of Reference. Kiniksa shall grant and hereby grants to Regeneron a sublicensable right to cross-refer to all Approvals and Regulatory Documentation for the Product Controlled by Kiniksa for use (a) with the Product outside of the Kiniksa Field (whether inside or outside of the Territory) and outside of the Territory (whether inside or outside of the Kiniksa Field), (b) to Manufacture the Product in accordance with the terms of this Agreement, and (c) in connection with development, commercialization or manufacture of all other products being developed or commercialized by Regeneron other than the Product. For clarity, Kiniksa shall grant and hereby grants to Regeneron a sublicensable right to cross-refer to all Approvals transferred by Regeneron to Kiniksa pursuant to Section 3.3.2 (Regulatory and Safety Information) for use by Regeneron in the Regeneron Field until U.S. Marketing Approval.

2.2.4                               Right of Reference for Purposes of Prosecution and Maintenance of Patent Rights.  Kiniksa shall grant and hereby grants to Regeneron a right to refer to the Kiniksa Product Data for purposes of prosecuting and maintaining Patent Rights within the Product IP.

2.3                               Right of Reference; Further Assurances. The Party granting rights to the other Party under Section 2.1.3 (Right of Reference) or Section 2.2.3 (Right of Reference) (as applicable) will use reasonable efforts take such actions as may be reasonably requested by the other Party to give effect to the intent of such Sections and to give the other Party the benefit of the rights in such Sections. Such actions may include providing a signed statement that the other Party may rely on, and that the Regulatory Authority may access, in support of the other Party’s application for Approval in its territory or providing information submitted by such Party to the Regulatory Authority with respect to any Registration Filing, Approval, or other Regulatory Documentation Controlled by such Party or its Affiliates that relates to any Product in each case, in a Party’s possession or that may be readily available to such Party.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

2.4                               Trademark License Grants to Kiniksa and Right to Use Regeneron Name and Logo.

2.4.1                               Exclusive Trademark License. Subject to the terms of this Agreement, Regeneron shall grant and hereby grants to Kiniksa an exclusive license sublicensable through multiple tiers (in accordance with Section 2.7 (Sublicensing)) to use the Existing Product Trademarks in connection with the (a) Commercialization of the Product in the Kiniksa Field in the Territory, and (b) Development of the Product for purposes of Commercialization in the Kiniksa Field in the Territory.

2.4.2                               Non-Exclusive Trademark License. Subject to the terms of this Agreement, upon the occurrence of a Manufacturing Technology Transfer Event, Regeneron shall grant and hereby grants to Kiniksa a non-exclusive, non-transferable (except as permitted by Section 17.9 (Assignment)), sublicensable through multiple tiers (in accordance with Section 2.7 (Sublicensing)) license to use the Existing Product Trademarks in connection with the Manufacture of the Product for the uses set forth in clauses (b)(i) and (ii) of Section 2.1.1 (Exclusive License).

2.5                               Licenses Generally; No Implied License. Except as expressly provided for herein, nothing in this Agreement grants either Party any rights, title, or interests in or to the Intellectual Property Rights, Trademarks, materials or Confidential Information of the other Party (either expressly or by implication or estoppel), and each Party specifically reserves all rights not expressly granted to the other Party. Regeneron retains the right to (a) Develop the Product for Commercialization outside of the Kiniksa Field (whether inside or outside of the Territory) and outside of the Territory, and (b) Commercialize the Product outside of the Kiniksa Field (whether inside or outside of the Territory) and outside of the Territory. For clarity, Regeneron will not Develop the Product for Commercialization or Commercialize any Product, in each case, in the Kiniksa Field in the Territory.

2.6                               [***]. The Parties [***] with respect to [***] for the [***] in each case, [***] Regeneron shall [***] related to [***].

2.7                               Sublicensing. Each Party shall only enter sublicenses under the licenses granted in this Agreement in compliance with this Section 2.7 (Sublicensing) and the other applicable terms and conditions set forth in this Agreement. Each Party shall remain responsible and liable for the compliance by its sublicensees with applicable terms and conditions set forth in this Agreement. Any sublicense granted by a Party under this Section 2.7 (Sublicensing) will require the sublicensee to comply with the obligations of such Party contained herein, including the confidentiality and non-use obligations set forth in ARTICLE 13 (Confidentiality), and will include, with respect to a sublicense granted by Kiniksa, an obligation of the sublicensee to account for and report its sales of the Product to the sublicensing Party in a manner sufficient for such Party to comply with its reporting obligations under this Agreement. Notwithstanding anything to the contrary set forth in this Section 2.7 (Sublicensing), either Party may sublicense any of the rights

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

granted to it under this Agreement without the other Party’s consent, (a) to an Affiliate, or (b) subject to Regeneron’s Promotion ROFN as set forth in Section 2.10 (Regeneron ROFN to Promote Products in U.S.), to any Third Party subcontractor performing Development, Commercialization, or Manufacturing activities with respect to any Product on a fee-for-service basis (for clarity, without the right for such subcontractor to participate in future rights or revenues associated with the Product), as applicable, (e.g., contract research organization, contract manufacturing organization or contract sales organization) to the extent required for such Third Party to perform such services (including drug development or manufacturing services); provided that in the case of clause (b) that the subcontracting Party granting such sublicense has fully satisfied all of its obligations pursuant to Section 2.9 (Subcontracting), including any applicable subcontract consent requirements. Without limiting any consent rights in this Section 2.7 (Sublicensing), each Party will notify the other Party of any sublicense to its Affiliate or any Third Party no later than [***] days after the execution of such sublicense agreement. Kiniksa will forward to Regeneron a complete copy of each fully executed sublicense agreement (and any material amendments thereto) with a Third Party sublicensee no later than [***] days after the execution of such sublicense agreement.

2.7.1                               Sublicensing by Regeneron. Regeneron may grant sublicenses under the licenses granted by Kiniksa in Section 2.2 (Kiniksa Licenses to Regeneron) [***].

2.7.2                               Sublicensing by Kiniksa.

(a)                                 Kiniksa may grant sublicenses under the licenses granted by Regeneron in Section 2.1.1 (Exclusive License), [***] Prior to [***] Kiniksa shall provide Regeneron with a summary of the financial and material terms of the proposed sublicense and a copy of the proposed sublicense agreement.

(b)                                 Kiniksa may grant sublicenses under the licenses granted by Regeneron in Section 2.1.2 (Manufacturing License), [***]. For clarity, [***] shall apply to the granting of sublicenses in connection with fill/finish activities related to the Product, as provided in Section 8.1 (Regeneron Supply of Product).

(c)                                  Kiniksa has the right to sublicense any of its rights under the licenses granted by Regeneron in Section 2.3 (Trademark License Grants to Kiniksa) to any permitted sublicensee of any Product.

2.7.3                               Continuation of Sublicenses Upon Termination. If the licenses granted to Kiniksa pursuant to Section 2.1 (Regeneron Licenses to Kiniksa) or Section 2.4 (Trademark License Grants to Kiniksa) terminate as a result of a termination of this Agreement by Regeneron for Kiniksa’s material breach pursuant to Section 16.3.1 (Material Breach) or for Kiniksa’s insolvency pursuant to Section 16.4 (Termination for Insolvency), then, at the written request of any sublicensee

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

who is not then in breach of the applicable sublicense agreement between Kiniksa and such sublicensee, Regeneron will negotiate in good faith to attempt to enter into a direct license agreement between Regeneron and such sublicensee under the Regeneron IP or Existing Product Trademarks (as applicable) sublicensed to such sublicensee of the same scope as set forth in such sublicense agreement between Kiniksa and such sublicensee; provided, however, that (a) such sublicensee undertakes to perform in all respects its obligations under the applicable sublicense agreement, (b) such direct license agreement would not impose on Regeneron any obligations over and above Regeneron’s obligations to Kiniksa under this Agreement, and (c) the direct license agreement would require such sublicensee to pay Regeneron the same amount as the sublicensee would have paid to Kiniksa with respect to a sublicense of rights to the Product (had this Agreement survived) as a result of such sublicensee’s performance under the sublicense agreement.

2.8                               Compliance with Third Party Licenses. Except as contemplated by [***], each Party shall comply with all applicable terms and conditions of each Third Party License, and shall perform and take such actions as may be required to allow the Party that is the contracting party to such Third Party License to comply with its obligations thereunder, including obligations relating to sublicensing, patent matters, confidentiality, reporting, audit rights, indemnification, and diligence. Without limiting the foregoing, each Party shall prepare and deliver to the other Party any additional reports required under the applicable Third Party License, in each case, sufficiently in advance to enable the Party that is party to such Third Party License to comply with its obligations under the applicable Third Party License. Each Party agrees, upon the other Party’s request, to provide the other Party with copies of any Third Party Licenses to which it is a party (subject to any confidentiality restrictions in any such Third Party License). Confidential Information of the providing Party or its counterparty appended or attached as schedules may be redacted from such copies, except to the extent that such information is required in order to enable the other Party to comply with its obligations to the providing Party under this Agreement with respect to such Third Party License.

2.8.1                               Payments Under Third Party Licenses. Each Party shall be responsible for one hundred percent (100%) of any Third Party License Payments under the Third Party Licenses to which it is a party; provided that [***]. Except as contemplated by [***], if Regeneron breaches its payment obligation to a licensor under any Third Party License to which Regeneron is a party [***], then Kiniksa may (but will not be obligated to) make such payments directly to such licensor. In such event, Kiniksa may include such amounts as Shared Commercial Expenses hereunder.

2.8.2                               Breach or Termination of Third Party Licenses. If (a) a Party receives notice of an alleged breach by such Party under a Third Party License to which it is a party, or (b) a Party intends to terminate a Third Party License to which it is a party, then, in each case ((a) and (b)), such Party will promptly, but in any event

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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no later than [***] days thereafter, provide written notice thereof to the other Party.

2.8.3                               Freedom to Obtain New Third Party Licenses. For the avoidance of doubt, following the Effective Date, [***], each Party shall be free to enter into agreements between a Party and a Third Party pursuant to which such Third Party grants a license to such Party with respect to Intellectual Property Rights of such Third Party in order to avoid infringement or misappropriation of any Third Party’s Patent Rights, Know-How, or other Intellectual Property Rights in such Party’s territory or obtain access to Patent Rights, Know-How, or other Intellectual Property Rights that may be reasonably necessary or useful to the Development, Manufacture or Commercialization of Products in such Party’s territory; provided that [***].

2.9                               Subcontracting. Subject to compliance with Section 2.10 (Regeneron ROFN to Promote Products in the U.S.) and Section 2.7.2 (Sublicensing by Kiniksa), each Party may perform any of its obligations under this Agreement through one or more subcontractors; provided that (a) the subcontracting Party remains fully responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself; (b) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties pursuant to ARTICLE 13 (Confidentiality); and (c) the subcontractor agrees in writing to assign all inventions and Intellectual Property Rights developed in the course of performing any such work under this Agreement to the Party retaining such subcontractor, or as otherwise required under this Agreement and upon request to sign any documents to confirm or perfect such assignment and to cooperate in the preparation and prosecution of any such inventions.

2.10                        Regeneron ROFN to Promote Products in the U.S. Kiniksa may engage Third Party contractors to Promote the Product in the Kiniksa Field in the Territory; provided that any such contractor is either (a) [***], or (b) [***]. Except as permitted pursuant to the previous sentence, Kiniksa shall not enter into any negotiations with any Third Party pursuant to which Kiniksa would subcontract its rights to Promote any Product in the U.S. or execute any agreement granting any Third Party rights to the foregoing, except, in each case, in compliance with this Section 2.10 (Regeneron ROFN to Promote Products in the U.S.).

2.10.1                        Promotion ROFN. Kiniksa hereby grants to Regeneron a right of first negotiation in the event Kiniksa wishes to enter a subcontracting arrangement to Promote any Product in the Kiniksa Field in the U.S. (such right, a “Promotion ROFN”). In such event, Kiniksa will deliver a notice to Regeneron of its desire to enter into such a subcontracting arrangement in the U.S. (the “Promotion ROFN Notice”) prior to Kiniksa engaging in any negotiations with, accepting any offer from, or entering into any agreement, with any Third Party to

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subcontract such Promotion rights (collectively, “U.S. Promotion Negotiations”).

2.10.2                        Promotion ROFN Exercise Notice. In the event Regeneron wishes to enter into exclusive U.S. Promotion Negotiations with Kiniksa to obtain the rights that Kiniksa wishes to grant with respect to the Promotion of any such Product in the Kiniksa Field in the U.S., Regeneron shall provide Kiniksa with notice thereof (“Promotion ROFN Exercise Notice”) within [***] after Regeneron’s receipt of the Promotion ROFN Notice. If Regeneron fails to deliver the Promotion ROFN Exercise Notice to Kiniksa within such [***] period, then Kiniksa shall thereafter be free to engage in U.S. Promotion Negotiations with Third Parties for, and enter into a written agreement with, any Third Party with respect to the Promotion of such Product (each a “U.S. Third Party Promotion Agreement”) without further obligations under this Section 2.10 (Regeneron ROFN to Promote Products in the U.S.).

2.10.3                        Promotion Exclusive Negotiation Period. In the event Regeneron delivers the Promotion ROFN Exercise Notice within the [***] time period set forth in Section 2.10.2 (Promotion ROFN Exercise Notice), the Parties will engage in good faith negotiations, and Kiniksa will permit Regeneron to conduct Regeneron’s conduct of, technical due diligence for a period of [***] after delivery of the Promotion ROFN Exercise Notice (“Promotion Exclusive Negotiation Period”) in an attempt to agree upon the terms and conditions pursuant to which Regeneron would receive a right to Promote such Product in the U.S. in the Kiniksa Field. If the Parties are able to reach agreement on such terms and conditions during the Promotion Exclusive Negotiation Period, then the Parties shall promptly thereafter enter into a definitive agreement reflecting such terms. If the Parties fail to reach agreement during the Promotion Exclusive Negotiation Period on terms and conditions pursuant to which Regeneron would receive a right to Promote such Product in the Kiniksa Field in the U.S., then, subject to Section 2.10.4 (Failure to Agree; Promotion Thirty Party Offers), Kiniksa shall thereafter be free to engage in U.S. Promotion Negotiations with Third Parties for, and enter into U.S. Third Party Promotion Agreements with, Third Parties with respect to the Promotion of such Product in the U.S. without further obligations under this Section 2.10 (Regeneron ROFN to Promote Products in the U.S.).

2.10.4                        Failure to Agree; Promotion Third Party Offers. If Regeneron provides a Promotion ROFN Exercise Notice in good faith pursuant to Section 2.10 (Regeneron ROFN to Promote Products in the U.S.), but subsequently the Parties are unable to agree on the terms of a U.S. Third Party Promotion Agreement during the Promotion Exclusive Negotiation Period, then if Kiniksa receives a written offer from a Third Party and is prepared to accept such offer (“Third Party Offer”) within [***] after the expiration of the Promotion Exclusive Negotiation Period, then prior to accepting such Third Party Offer,

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Kiniksa shall deliver written notice to Regeneron informing Regeneron of the financial and material terms of the Third Party Offer. No later than [***] after receiving such Third Party Offer, Regeneron shall have the right to match the financial and material terms of such Third Party Offer if the terms of such Third Party Offer are as a whole substantially equivalent to, or less favorable to Kiniksa than the last terms offered by Regeneron, and in such case, the Parties shall execute a binding term sheet and shall use good faith efforts to negotiate a definitive agreement reflecting the foregoing arrangement as promptly as is practicable thereafter.

2.11                        Regeneron ROFN to Purchase Rights to a Product. Prior to the date of receipt of U.S. Marketing Approval, Kiniksa shall not assign its rights or obligations under this Agreement to any Third Party without Regeneron’s consent as set forth in Section 17.9.1 (Assignment to Third Parties by Kiniksa). In addition, after the date of receipt of U.S. Marketing Approval, Kiniksa shall not enter into any negotiations or enter into any agreement with a Third Party pursuant to which Kiniksa would be permitted to assign its rights to the Product as permitted pursuant to Section 17.9.1 (Assignment to Third Parties by Kiniksa), in each case, except in compliance with this Section 2.11 (Regeneron ROFN to Purchase Rights to a Product). For clarity, this Section 2.11 (Regeneron ROFN to Purchase Rights to a Product) shall not apply to the transfer of the Product by way of a Change of Control of Kiniksa which shall be covered by Section 2.12 (Change of Control of Kiniksa).

2.11.1                        Sale ROFN. On a country-by-country basis with respect to the Territory Kiniksa hereby grants to Regeneron a right of first negotiation in the event Kiniksa wishes to enter an arrangement to assign its rights to a Product to Develop and Commercialize the Product in the Kiniksa Field in the Territory (each, a “Sale ROFN”). In such event, Kiniksa will deliver a notice to Regeneron of its desire to assign to such Product (the “Sale ROFN Notice”) prior to Kiniksa engaging in any negotiations with, accepting any offer from, or entering into any agreement, with any Third Party to assign such rights (collectively, “Sale Negotiations”).

2.11.2                        Sale ROFN Exercise Notice. If the event Regeneron wishes to enter into exclusive negotiations with Kiniksa to obtain the rights that Kiniksa wishes to assign in the Kiniksa Field in the Territory, Regeneron shall provide Kiniksa with notice thereof (“Sale ROFN Exercise Notice”) within [***] after Regeneron’s receipt of the Sale ROFN Exercise Notice. If Regeneron fails to deliver to Kiniksa the Sale ROFN Exercise Notice within such [***] period, then Kiniksa shall thereafter be free to engage in Sale Negotiations with Third Parties for, and enter into a written agreement with respect to, the assignment of such rights to such Product (a “Sale Agreement”) with any Third Party with respect to such Product without further obligations under this Section 2.11 (Regeneron ROFN to Purchase Rights).

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2.11.3                        Sale Exclusive Negotiation Period. In the event Regeneron delivers the Sale ROFN Exercise Notice with the [***] time period set forth in Section 2.11.2 (Sale ROFN Exercise Notice), the Parties will engage in good faith negotiations, and Kiniksa will permit Regeneron to conduct, and will permit Regeneron’s conduct of, technical due diligence, for a period of [***] after delivery of the Sale ROFN Exercise Notice (“Sale Exclusive Negotiation Period”) in an attempt to agree upon the terms and conditions pursuant to which Regeneron would receive rights to such Product in the Kiniksa Field in the Territory (or a portion thereof). If the Parties are able to reach agreement on such terms and conditions during the Sale Exclusive Negotiation Period, then the Parties shall promptly thereafter enter into a definitive agreement reflecting such terms. If the Parties fail to reach agreement during the Sale Exclusive Negotiation Period on terms and conditions for Regeneron’s acquisition of rights in the Kiniksa Field in the Territory (or a portion thereof), then Kiniksa shall thereafter be free to engage in Sale Negotiations with Third Parties for, and enter into Sale Agreements with any Third Party with respect to assignment of rights to such Product that is the subject of the Sale ROFN Notice without further obligations under this Section 2.11 (Regeneron ROFN to Purchase Rights), subject to Section 2.11.4 (Failure to Agree; Sale Third Party Offers).

2.11.4                        Failure to Agree; Sale Third Party Offers. If Regeneron provides a Sale ROFN Exercise Notice in good faith pursuant to Section 2.11.2 (Sale ROFN Exercise Notice), but subsequently the Parties are unable to agree on the terms of a Sales Agreement during the Sale Exclusive Negotiation Period, then if Kiniksa receives a Third Party Offer within [***] after expiration of the Sale Exclusive Negotiation Period, then prior to accepting such Third Party Offer, Kiniksa shall deliver written notice to Regeneron informing Regeneron of the financial and material terms of the Third Party Offer. Within [***] of receiving such Third Party Offer, Regeneron shall have the right to [***], and in such case, the Parties shall [***] reflecting the foregoing arrangement as promptly as is practicable thereafter. Kiniksa shall not grant any rights to Third Parties with respect to any Product that would conflict with Regeneron’s rights pursuant to this Section 2.11.4 (Failure to Agree; Sale Third Party Offers).

2.12                        Change of Control of Kiniksa. During the period commencing on the Effective Date and ending upon the earlier of (a) [***], or (b) [***], if Kiniksa’s management approves a binding term sheet or approves the initiation of the negotiation of a definitive agreement, in each case, with a Third Party with respect to a Change of Control of Kiniksa, then Kiniksa shall immediately deliver notice to Regeneron stating that the foregoing has occurred.

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ARTICLE 3
TRANSFERS AND REGENERON CONSULTATION ASSISTANCE; ASSUMED LIABILITIES

3.1                               Transfers on the Effective Date.

3.1.1                               Product Records. On or as reasonably practicable following the Effective Date, Regeneron will use Commercially Reasonable Efforts to provide Kiniksa or its designee with access to all Product Records in Regeneron’s possession or that may be readily available to Regeneron, excluding Product Records relating to the Retained Field or the Regeneron Retained EEO Field. In addition, no later than [***] days after the Effective Date, Regeneron shall deliver or cause to be delivered to Kiniksa electronically or EXW (Incoterms 2010) (if in physical form) all Product Records in Regeneron’s possession or that may be readily available to Regeneron, excluding Product Records relating to the Regeneron Field or the Regeneron Retained EEO Field.

3.1.2                               Existing Contracts in the Kiniksa Field. As of the Effective Date, neither Regeneron nor any of its Affiliates is a party to any Third Party agreements (but excluding any agreements related to investigator initiated studies for the Product in the Territory that are covered by Section 3.5.2 (Existing Contracts in the Regeneron Field and all investigator initiated studies)) that are specific to and exclusively related to the Development or Commercialization of the Product in the Kiniksa Field in the Territory

3.1.3                               Regulatory and Safety Information. On or as reasonably practicable following the Effective Date, Regeneron will use Commercially Reasonable Efforts to provide Kiniksa or its designee with access to (a) Regulatory Documentation and Approvals, in all cases, specifically and exclusively relating to the Development of the Product in the Regeneron Field, and (b) the global safety database for the Product and copies of all material safety data and other product data and information related to the Product in the Regeneron Field, in each of clauses (a) and (b), in Regeneron’s possession and Control.

3.2                               Obligations Prior to Transfer of U.S. BLA.

3.2.1                               Access to U.S. BLA; Cooperation. No later than [***] months prior to the anticipated date of BLA Filing, or such earlier time as may be requested by Kiniksa and agreed to by Regeneron, such agreement not to be unreasonably, withheld, conditioned or delayed, for regulatory purposes in connection with meetings with, or submissions to, the FDA, in a location agreed to by Regeneron and reasonably acceptable to Kiniksa, Regeneron will make arrangements for, and permit, Kiniksa or its designee to access (a) all Product Manufacturing Records relating to the Kiniksa Field in Regeneron’s possession or that may be readily available to Regeneron and (b) the U.S. BLA, including making available to Kiniksa or its designee all changes and amendments to such U.S.

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BLA. In connection with such review by or on behalf of Kiniksa, Regeneron will use reasonable efforts to ensure that Regeneron personnel with relevant experience, including with respect to CMC and other Manufacturing activities related to the Product, are reasonably available to Kiniksa to answer questions and discuss such Product Manufacturing Records and the U.S. BLA, including any changes or amendments thereto since its original filing with the FDA.

3.2.2                               Meetings with FDA. Without limiting the timing and conditions for the transfer of the U.S. BLA as set forth in Section 3.3 (Transfers in Connection with the U.S. BLA Transfer), prior to the U.S. BLA Transfer Date, upon Kiniksa’s reasonable request, Regeneron will request meetings with the FDA to discuss and seek guidance regarding the U.S. BLA in its current form and all information and data proposed by Kiniksa to be included with its supplemental BLA in the Kiniksa Field. Regeneron will use reasonable efforts to ensure that Regeneron personnel with relevant experience, including with respect to CMC and other Manufacturing activities related to the Product, attend such meeting with the FDA, along with Kiniksa or its designees. Regeneron’s Fully-Burdened Costs for providing services pursuant to this Section 3.2.2 (Meeting with FDA) shall be considered Other Shared Expenses.

3.2.3                               Authorization.  Regeneron shall file with the FDA or other Regulatory Authority any documents required, or take any other action necessary, to permit Kiniksa to Develop the Product in the Kiniksa Field in the Territory before the U.S. BLA Transfer Date.

3.3                               Transfers in Connection with the U.S. BLA Transfer.

3.3.1                               Transfer of U.S. BLA. As soon as practicable after a Kiniksa Field Positive Clinical Readout, the Parties shall file with the FDA all information required in order to transfer the U.S. BLA from Regeneron to Kiniksa, including any authorization letters, notices, and letters of acceptance required to transfer the U.S. BLA from Regeneron to Kiniksa. Regeneron shall file with the FDA the information required of a former owner of a BLA, and Kiniksa shall file with the FDA the information required of a new owner of a BLA, in each case, at each Party’s own expense. Each of Regeneron and Kiniksa also agree to take any actions required by any Governmental Authority to effect the transfer of the U.S. BLA from Regeneron to Kiniksa, and hereby further agree to cooperate with each other in order to effectuate the transfer of the U.S. BLA. Any fees imposed by Regulatory Authorities or Applicable Law related to the transfer or the recording thereof shall be at Kiniksa’s expense. After transfer of the U.S. BLA from Regeneron to Kiniksa, but prior to the date of receipt of U.S. Marketing Approval, Kiniksa shall [***].

3.3.2                               Regulatory and Safety Information.  No later than [***] days after the U.S. BLA Transfer Date, and subject to Kiniksa’s reasonable assistance, to the extent legally permissible (including to the extent permitted under Regeneron’s

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obligations to Third Parties on the U.S. BLA Transfer Date), Regeneron shall (a) transfer and assign to Kiniksa or Kiniksa’s designee Regeneron’s rights, title, and interests in and to all Regulatory Documentation and Approvals [***] related to the Development of the Product in the Regeneron Field in the Territory, and (b) subject to an audit reasonably satisfactory to Regeneron as set forth in Section 7.6.2 (Pharmacovigilance Audit), transfer to Kiniksa or Kiniksa’s designee the global safety database for the Product and copies of all such material safety data and other product data and information, in each case, in Regeneron’s possession and Control. In the event of (i) failure to obtain assignment, or (ii) with respect to regulatory items that would otherwise fall within the foregoing clauses (i) or (ii), but for such materials not [***] related to a Product, but nonetheless that are necessary for the Development or Commercialization of such Product in the Kiniksa Field, in each case ((i) and (ii)), Regeneron hereby consents and grants to Kiniksa the right to reference any such item solely with respect to the Development or Commercialization of such Product in the Kiniksa Field.

3.4                               Obligations and Meetings with the FDA After Transfer of U.S. BLA. After transfer of the U.S. BLA from Regeneron to Kiniksa in accordance with Section 3.3.1 (Transfer of the U.S. BLA):

3.4.1                               Kiniksa shall file with the FDA or other Regulatory Authority any documents required, or take any other action necessary, to permit Regeneron to (a) Commercialize the Product in the Regeneron Field in the Territory before the date of receipt of U.S. Marketing Approval, or (b) Develop and Commercialize (including interaction with payors as appropriate) the Product in the Regeneron Retained EEO Field both before and after the date of receipt of U.S. Marketing Approval. Notwithstanding the foregoing, none of the foregoing required actions are intended to diminish and shall not limit Kiniksa’s rights to Develop or Commercialize the Product in the Kiniksa Field;

3.4.2                               Kiniksa shall not voluntarily initiate any communications with the FDA or respond to the FDA with respect to the Product (a) in the Regeneron Field before the date of receipt of U.S. Marketing Approval, or (b) in the Regeneron Retained EEO Field both before and after the date of receipt of U.S. Marketing Approval, without consultation and coordination with, [***] Regeneron, unless the U.S. BLA holder is required under Applicable Law or by the FDA to initiate such communications [***]; and

3.4.3                               After transfer of the U.S. BLA from Regeneron to Kiniksa in accordance with Section 3.3.1 (Transfer of the U.S. BLA), upon Regeneron’s request, Kiniksa shall request meetings with the FDA on Regeneron’s behalf and Kiniksa shall attend such meetings upon Regeneron’s request, to the extent Kiniksa’s presence is necessary as the holder of the U.S. BLA and in such event, Kiniksa shall attend any such meetings as an observer, in each case, with respect to the

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Product (a) in the Regeneron Field before the date of receipt of U.S. Marketing Approval, or (b) in the Regeneron Retained EEO Field both before and after the date of receipt of U.S. Marketing Approval. Notwithstanding the foregoing, nothing in this Section 3.4 (Obligations and Meetings with the FDA After Transfer of the U.S. BLA) will prohibit Kiniksa from requesting or attending any meeting with the FDA related to the Regeneron Field or the Regeneron Retained EEO Field, to the extent such meeting is (a) required to be held with the holder of the U.S. BLA, or (b) related to the Kiniksa Field. The Parties will consult and cooperate with each other with respect to any such meeting with the FDA and attempt to reach all decisions related thereto by consensus, but Kiniksa will have final decision making authority if the Parties are unable to agree with respect to any matter related thereto (i) if the holder of the U.S. BLA is required under Applicable Law or by the FDA to make such decision, or (ii) related to the Kiniksa Field.

3.5                               Transfers Upon Receipt of U.S. Marketing Approval.

3.5.1                               Product Records. On or as reasonably practicable following the date of receipt of U.S. Marketing Approval, Regeneron will use Commercially Reasonable Efforts to provide Kiniksa or its designee with access to all Product Records relating to the Regeneron Field in Regeneron’s possession or that may be readily available to Regeneron. In addition, no later than [***] days after the date of receipt of U.S. Marketing Approval, Regeneron shall deliver or cause to be delivered to Kiniksa EXW (Incoterms 2010) (if in physical form) all Product Records relating to the Regeneron Field in Regeneron’s possession or that may be readily available to Regeneron.

3.5.2                               Existing Contracts. All Third Party agreements to which Regeneron or its Affiliates is a party that are [***] related to the Development or Commercialization of the Product (including specialty pharmacy agreements) in the Regeneron Field in the Territory as of the Effective Date and all agreements related to investigator initiated studies in the Territory whether in the Kiniksa Field or the Regeneron Field are set forth on Schedule 3.5.2 (the agreements set forth on Schedule 3.5.2, as updated in accordance with this Section 3.5.2 (Existing Contracts), the “Existing Contracts”). At least [***] days prior to the expected date of receipt of U.S. Marketing Approval, Regeneron will provide to Kiniksa an updated version of Schedule 3.5.2 (which for clarity will include any agreements that are [***] related to (a) investigator initiated studies in the Kiniksa Field or the Regeneron Field or (b) Regeneron Exploratory Clinical Studies in the Kiniksa Field, in each case, entered into by Regeneron pursuant to Section 3.6 (Investigator Initiated Studies and Regeneron Exploratory Clinical Studies).Within [***] days of receiving such updated Schedule 3.5.2 pursuant to the previous sentence, Kiniksa shall inform Regeneron in writing whether it wishes to be assigned any or all of such Existing Contracts set forth on Schedule 3.5.2 (as updated). On the date of receipt of U.S. Marketing Approval, at

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Kiniksa’s option, to the extent requested by Kiniksa pursuant to the previous sentence and subject to any required consents, Regeneron will assign and transfer to Kiniksa any so requested Existing Contracts set forth on Schedule 3.5.2 (as updated). If any consent cannot be obtained with respect to any Existing Contract set forth on Schedule 3.5.2 (as updated), then Regeneron shall, and shall cause its Affiliates to, use reasonable efforts [***] to obtain for Kiniksa substantially all of the practical benefit and burden under such Existing Contracts and pass through such benefits to Kiniksa [***]. Regeneron will be solely responsible and liable for fulfillment of any commitments, and will pay any amounts due, pursuant to all agreements entered into by Regeneron related to the Product in the Regeneron Field prior to the date of receipt of U.S. Marketing Approval. For clarity, [***].

3.5.3                               Commercial Information. On or as reasonably practicable following the date of receipt of U.S. Marketing Approval, Regeneron will use Commercially Reasonable Efforts to provide Kiniksa or its designee with access to all Commercial Information for Kiniksa to conduct Promotional activities of the Product in the Regeneron Field in the Territory, in each case in Regeneron’s possession and Control. In addition, no later than [***] days after the date of receipt of U.S. Marketing Approval, Regeneron shall deliver or cause to be delivered to Kiniksa electronically or EXW (Incoterms 2010) (if in physical form) all such Commercial Information, in each case in Regeneron’s possession and Control. Subject to Kiniksa’s reasonable assistance, to the extent legally permissible, Regeneron shall (a) transfer and assign to Kiniksa or Kiniksa’s designee Regeneron’s rights, title, and interests in and to all Approvals, including Pricing Approvals [***] relating to the Commercialization of the Product in the Regeneron Field in the Territory, in each case, in Regeneron’s possession and Control (to the extent not previously transferred to Kiniksa). Additionally, upon Kiniksa’s written request delivered at any time within [***] months prior to the expected date of U.S. Marketing Approval, Regeneron shall provide Kiniksa with the then-current status of inventory of the Product held by its distributor for the Regeneron Field.

3.5.4                               Additional Safety Information. No later than [***] days after the date of receipt of U.S. Marketing Approval, Regeneron shall, subject to Kiniksa’s reasonable assistance, to the extent legally permissible [***], transfer to Kiniksa or Kiniksa’s designee copies of all Product safety data in Regeneron’s possession and Control (including all Product Records) that have not already been transferred to Kiniksa. In the event of any failure to obtain assignment, Regeneron hereby consents and grants to Kiniksa the right to reference any such item solely with respect to the Development, Commercialization, or the Manufacture of such Product in the Kiniksa Field and the Regeneron Field.

3.5.5                               Promotional Activities. As of the Effective Date, Regeneron and its Affiliates are not performing any Promotional activities for the Product in the Regeneron

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Field. To the extent that after the Effective Date, but before the date of U.S. Marketing Approval, Regeneron performs Promotional activities in the Regeneron Field, then Regeneron shall conduct all such Promotional activities in the Regeneron Field in accordance with Applicable Law and shall not make any false or misleading statements about the Product or Promote the Product other than in accordance with the applicable Approvals and the approved labeling at such time. Upon Kiniksa’s request, delivered no later than [***] days following the date of receipt of U.S. Marketing Approval, Regeneron shall transfer to Kiniksa all Promotional activities for the Product in the Territory in the Regeneron Field (as defined as of the Effective Date) at Kiniksa’s direction, and the costs incurred with such transfer shall be considered Other Shared Expenses.

3.5.6                               Transfers in Connection with a Retained Field Event. In connection with a Retained Field Event, Regeneron shall use reasonable efforts [***] to provide Kiniksa with the information, agreements, and assistance with respect to the Product as set forth in Section 3.1 (Transfers on the Effective Date), Section 3.5.2 (Existing Contracts), Section 3.5.3 (Commercial Information), and Section 3.5.5 (Promotional Activities), [***] as applicable, to the extent such Product Records are in Regeneron’s possession or are readily available to Regeneron.

3.6                               Investigator Initiated Studies and Regeneron Exploratory Clinical Studies. Prior to the date of receipt of U.S. Marketing Approval, Regeneron (through the JSC pursuant to Section 4.1.3(s)) shall (a) be responsible for coordinating any Product requests for investigator initiated studies in the U.S. in all Indications and (b) have the right to perform clinical studies for the Product in all Indications (“Regeneron Exploratory Clinical Studies”) (without any right to Commercialize the Product in the Kiniksa Field); provided that Kiniksa shall have the right to approve any Product requests for investigator initiated studies in the U.S. and Regeneron’s requests to perform Regeneron Exploratory Clinical Studies, in each case, outside of the Regeneron Field and outside the Regeneron Retained EEO Field, such approval not to be unreasonably withheld, conditioned, or delayed. In addition, [***]. After the date of receipt of U.S. Marketing Approval, Kiniksa shall be responsible for coordinating any Product requests for investigator initiated studies in the Territory and shall have the right to approve any Product requests for investigator initiated studies in the Territory for testing outside of the Retained Field. After the date of receipt of U.S. Marketing Approval, Regeneron shall not have the right to perform Regeneron Exploratory Clinical Studies in the Kiniksa Field.

3.7                               Product Records Prohibited to be Provided. To the extent that the transfer or delivery to Kiniksa of any Product Record is prohibited by any Applicable Law or would require any governmental or Third Party authorizations, consents, or waivers, and Regeneron has used reasonable efforts to obtain, but has not obtained, such authorizations, consents, or waivers prior to the date such Product Record is required to be transferred to Kiniksa pursuant to Section 3.1.1 (Transfers on the Effective Date; Product Records), or Section 3.5.1 (Transfers on the Date of Receipt of U.S. Marketing Approval; Product Records), as

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applicable, then the failure to transfer or deliver such Product Records shall not constitute a breach of this Agreement by Regeneron. In such event, Regeneron and Kiniksa shall reasonably cooperate with each other to promptly obtain such authorizations, consents, or waivers. Pending such authorization, consent, or waiver, Regeneron and Kiniksa shall reasonably cooperate with each other in any agreeable, reasonable, and lawful arrangements designed to provide to Kiniksa the benefits of use of such Product Records.

3.8                               Ongoing Updates. Following each date on which Regeneron is required to assign to Kiniksa applicable Product Records and Commercial Information pursuant to this ARTICLE 3 (Transfers and Regeneron Consultation Assistance; Assumed Liabilities), as applicable, thereafter Regeneron will promptly share with Kiniksa any material additions to such Product Records and Commercial Information that come into its possession that have not been previously provided to Kiniksa pursuant to this ARTICLE 3 (Transfers and Regeneron Consultation Assistance; Assumed Liabilities). In the event Regeneron conducts Regeneron Exploratory Clinical Studies, Regeneron shall provide the JSC with quarterly updates regarding the status of such Regeneron Exploratory Clinical Studies, and upon completion of such Regeneron Exploratory Clinical Studies, promptly after such data and information are available, transfer and assign the Product Records and Regulatory Documentation arising out of such Regeneron Exploratory Clinical Studies to Kiniksa.

3.9                               Regeneron Development in the Regeneron Retained EEO Field.

3.9.1                               Notice by Regeneron. Regeneron shall inform Kiniksa in writing if Regeneron determines to Develop the Product in the Regeneron Retained EEO Field.

3.9.2                               Coordination.  In the event Regeneron Develops the Product in the Regeneron Retained EEO Field, the following provisions shall apply:

(a)                                 Prior to initiating any clinical studies in the Regeneron Retained EEO Field (regardless of whether such study is a Regeneron Exploratory Clinical Study or an investigator initiated study), Regeneron will provide a summary of the applicable study protocol to Kiniksa and any material changes thereto.  If such study is a Regeneron Exploratory Clinical Study, then Regeneron will provide to Kiniksa an initial, high-level summary at such time that Regeneron initiates development of a complete protocol for any such study.

(b)                                 Both Parties will cooperate with each other to develop and follow specific procedures to be agreed upon to coordinate the exchange of necessary regulatory information regarding the Product Developed and Commercialized by or on behalf of Kiniksa in the Kiniksa Field in the Territory and from the Product Developed and Commercialized by or on behalf of Regeneron in the Regeneron Retained EEO Field.  For the purpose of clarity, such regulatory information shall be limited to the extent that such regulatory information may reasonably be expected to

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have an impact on the Development or Commercialization of the Product Developed and Commercialized by or on behalf of Kiniksa in the Kiniksa Field in the Territory and the Product Developed and Commercialized by or on behalf of Regeneron in the Regeneron Retained EEO Field.

(c)                                  Kiniksa agrees to promptly disclose to Regeneron all information related to the Product Developed and Commercialized by or on behalf of Kiniksa under this Agreement in the Kiniksa Field in the Territory to the extent that such information may reasonably be expected to have an impact on the Development or Commercialization of the Product in the Regeneron Retained EEO Field. Regeneron agrees to promptly disclose to Kiniksa all information related to the Product Developed and Commercialized by or on behalf of Regeneron under this Agreement in the Regeneron Retained EEO Field to the extent that such information may reasonably be expected to have an impact on the Development or Commercialization of the Product in the Kiniksa Field in the Territory.

(d)                                 Kiniksa shall notify Regeneron if any data regarding the Product in the Kiniksa Field generated under this Agreement is submitted to Regulatory Authorities or Governmental Authorities in support of the Product in the Territory to the extent that such data may reasonably be expected to have an adverse impact on the Product in the Regeneron Retained EEO Field.  In the event that Kiniksa’s regulatory strategy pertaining to such data may reasonably be expected to have an adverse impact on Regeneron’s regulatory strategy used to support in the Product in the Regeneron Retained EEO Field, Regeneron and Kiniksa shall discuss and agree to the proposed regulatory strategy pertaining to such data in advance of Kiniksa’s (or its Affiliates’ or licensees’) communication with Regulatory Authorities or Governmental Authorities regarding such data; provided that Kiniksa shall have the final decision making authority with respect to such regulatory strategy and any such communications. Regeneron shall notify Kiniksa if any data regarding the Product in the Regeneron Retained EEO Field generated under this Agreement is submitted to Regulatory Authorities or Governmental Authorities in support of the Product to the extent that such data may reasonably be expected to have an adverse impact on the Product in the Kiniksa Field in the Territory.  In the event that Regeneron’s regulatory strategy pertaining to such data may reasonably be expected to have an adverse impact on Kiniksa’s regulatory strategy used to support in the Product in the Kiniksa Field in the Territory, Regeneron and Kiniksa shall discuss and agree to the proposed regulatory strategy pertaining to such data in advance of Regeneron’s (or its Affiliates’ or licensees’) communication with Regulatory Authorities or Governmental Authorities regarding such data; provided that Regeneron shall have the final decision making

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authority with respect to such regulatory strategy and any such communications, subject to Section 3.4.2 (Obligations and Meetings with the FDA After Transfer of U.S. BLA.

3.10                        Technical Consultation and Transition Services.

3.10.1                        Provision of Services. Following the Effective Date, with respect to the Kiniksa Field, and following the date of receipt of U.S. Marketing Approval with respect to the Regeneron Field, in each case, upon Kiniksa’s written request, Regeneron shall provide Kiniksa or its designee with reasonable technical consultation to explain the Product Records and the Regeneron Know-How, and transition support services by Regeneron personnel with the relevant experience to the extent necessary to ensure a complete, orderly, and successful transition of Development activities related to the Product in the Kiniksa Field and uninterrupted Commercialization operations related to the Product in the Regeneron Field, and in case, to the extent performed by Regeneron in the Regeneron Field as of the date of U.S. Marketing Approval (the “Technical Consultation and Transition Services”).

3.10.2                        Service Period. Regeneron’s obligation to provide Technical Consultation and Transition Services pursuant to Section 3.10.1 (Provision of Services) shall expire upon (a) upon the [***], and (b) upon the [***]. Additionally, [***].

3.10.3                        Service Costs and Expenses. Regeneron shall provide to Kiniksa up to [***] of Technical Consultation and Transition Services without charge with respect to any FTE Costs, and Kiniksa shall be responsible for additional Technical Consultation and Transition Services in excess of [***] in connection therewith. The Fully-Burdened Cost to Regeneron for any such excess Technical Consultation and Transition Services shall be considered Other Shared Expenses. At Kiniksa’s request, Regeneron shall provide a good faith estimate of its Fully-Burdened Cost for providing Technical Consultation and Transition Services.

3.11                        Assumed Liabilities and Obligations and Excluded Liabilities and Obligations.

3.11.1                        Effective Date. As of the Effective Date, Kiniksa hereby assumes and agrees to discharge promptly as they become due any and all liabilities and obligations related to or arising from (a) Development of the Product for Commercialization in the Kiniksa Field in the Territory (excluding for Regeneron Exploratory Clinical Studies and for investigator initiated studies enabled by Regeneron in the U.S. in accordance with Section 3.6 (Investigator Initiated Studies and Regeneron Exploratory Clinical Studies)), and (b) the Commercialization of the Product in the Kiniksa Field in the Territory, in each case ((a) and (b)), subject to Regeneron’s obligation to Manufacture the Product as set forth under this Agreement and the Supply Agreements. Kiniksa shall not assume any liabilities and obligations related to or arising from the Development, Commercialization,

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 or Manufacture of the Product for any period ending on or prior to the Effective Date.

3.11.2                        U.S. BLA Transfer Date.

(a)                                 Prior to the U.S. BLA Transfer Date. For all periods ending on or prior to the U.S. BLA Transfer Date, Regeneron shall maintain and agrees to discharge promptly as they become due, any and all liabilities and obligations related to or arising from the maintenance of the U.S. BLA and Kiniksa shall not assume any liabilities and obligations related to the foregoing.

(b)                                 After the U.S. BLA Transfer Date. For all periods commencing after the U.S. BLA Transfer Date, Kiniksa shall maintain and agrees to discharge promptly as they become due, any and all liabilities and obligations related to or arising from the maintenance of the U.S. BLA, including those obligations with respect to making filings associated with Product Changes in accordance with Section 8.8 (Product Changes), and Regeneron shall not assume any liabilities and obligations related to the forgoing, except for obligations to prepare filings associated with Product Changes in accordance with Section 8.8 (Product Changes).

3.11.3                        U.S. Marketing Approval. For all periods after the date of receipt of U.S. Marketing Approval, Kiniksa hereby assumes and agrees to discharge promptly as they become due any and all liabilities and obligations related to or arising from (a) the Development of the Product for Commercialization in the Regeneron Field (as incorporated into the Kiniksa Field), and (b) the Commercialization of the Product in the Regeneron Field (as incorporated into the Kiniksa Field), in each case ((a) and (b)), subject to Regeneron’s obligation to Manufacture the Product as set forth under this Agreement and the Supply Agreements. Kiniksa shall not assume any, and Regeneron shall retain all, liabilities and obligations related to or arising from (i) the Development of any Product for Commercialization in the Regeneron Field, (ii) the Commercialization of the Product in the Regeneron Field, or (iii) the Manufacture of any Product, in each case ((i) — (iii)), for any period ending on or prior to the date of receipt of U.S. Marketing Approval.

3.11.4                        [***]. For all periods after the date of the [***], Kiniksa hereby assumes and agrees to discharge promptly as they become due any and all liabilities and obligations related to or arising from (a) the Development of the Product for Commercialization in the [***] (as incorporated into the Kiniksa Field) in the Territory, and (b) the Commercialization of the Product in the [***] (as incorporated into the Kiniksa Field) in the Territory, in each case ((a) and (b)), subject to Regeneron’s obligation to Manufacture such Product as set forth under this Agreement and the Supply Agreements. Kiniksa shall not assume any, and Regeneron shall retain all, liabilities and obligations related to or

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arising from (i) the Development of any Product for Commercialization in the [***], (ii) the Commercialization of any Product in the [***], or (iii) the Manufacture of the Product, in each case ((i) — (iii)), for any period ending on or prior to the date of the [***].

3.11.5                        Regeneron Retained Liabilities. Kiniksa shall not assume any, and Regeneron shall retain all, liabilities and obligations related to or arising from the performance of Regeneron Exploratory Clinical Studies, the Development of the Product for Commercialization in the Regeneron Retained EEO Field and Commercialization of the Product in the Regeneron Retained EEO Field.

3.11.6                        Manufacturing Technology Transfer Event. After the date of completion of a Fill/Finish Technology Transfer (other than in connection with a Formulated Bulk Technology Transfer), to the extent performed by or behalf of Kiniksa (and for clarity, not by Regeneron under the Supply Agreements), Kiniksa will be responsible for any and all liabilities and obligations related to or arising from such fill/finish activities for the Product after such date. After the date of completion of any other Manufacturing Technology Transfer to the extent performed by and behalf of Kiniksa (and for clarity, not by Regeneron under the Supply Agreements), Kiniksa will be responsible for any and all liabilities and obligations related to or arising from the Manufacturing of the Product arising after such date.

ARTICLE 4
GOVERNANCE

4.1                               The Joint Steering Committee.

4.1.1                               Formation, Composition, and Membership. Promptly after the Effective Date, the Parties will establish a Joint Steering Committee (the “Joint Steering Committee” or “JSC”), which JSC shall consist of at least [***] senior representatives appointed by each of Regeneron and Kiniksa with experience appropriate for service on the JSC in light of the functions, responsibilities, and authority of the JSC and the status of Development or Commercialization of the Product being pursued hereunder from time to time. Each Party may replace its JSC members upon written notice to the other Party (which notice may be provided via email; provided that such replacement is a senior representative of such Party). The JSC will have two (2) co-chairpersons, one designated by each of Regeneron and Kiniksa. The roles and responsibilities of the JSC are set forth in this Agreement. From time to time, the JSC may establish working groups (each, a “Working Group”) to oversee particular projects or activities, and each such Working Group shall be constituted and shall operate as the JSC for such matters. So long as Regeneron is Manufacturing any Product for Kiniksa under the Supply Agreement, a supply chain representative from each Party shall be represented on the JSC or a Working Group.

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4.1.2                               Meetings of the JSC. The JSC shall meet at least [***] until [***], and once every [***] thereafter during the duration of the Term, in each case, unless the JSC co-chairpersons otherwise agree. The first meeting of the JSC will be held at Regeneron’s facilities in New York on a date agreed to by the Parties no later than thirty (30) days after the Effective Date. All JSC meetings may be conducted by telephone, video-conference, or in person as determined by the JSC co-chairpersons; provided that the JSC shall meet in person at least [***]. Unless otherwise agreed by the Parties, all in-person meetings of the JSC shall be held alternatively at Regeneron’s facilities in New York and at Kiniksa’s or it’s Affiliate’s offices in Massachusetts. Further, each co-chairperson shall be entitled to call meetings in addition to the regularly scheduled [***] meetings. The co-chairpersons, with the assistance of the Alliance Managers, shall coordinate activities to prepare and circulate an agenda in advance of each meeting and prepare and issue draft minutes from each meeting within [***] days thereafter and final minutes within [***] days thereafter. Upon the invitation of a Party, a reasonable number of other representatives of such Party may attend any JSC meeting as non-voting observers; provided that such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in ARTICLE 13 (Confidentiality). Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in JSC meetings.

4.1.3                               Duties of the JSC. The JSC shall:

(a)                                 review, discuss, and approve the group of countries that constitute the Region, as described in Section 1.173 (Region);

(b)                                 subject to Section 4.1.3(e) (Duties of the JSC), review and discuss the overall Development strategy and Commercialization strategy of the Product in the Kiniksa Field in the Territory, and prior to the date of receipt of U.S. Marketing Approval, the overall Development strategy and Commercialization strategy of the Product in the Regeneron Field, including in relation to a Party’s planned and actual Development and Commercialization activities in the Territory. It is the intention of the Parties that such discussions will serve as a means for Regeneron to provide input with respect to the Development and Commercialization of the Product in the Kiniksa Field in the Territory and for Kiniksa to provide input with respect to the Development and Commercialization of the Product in the Regeneron Field;

(c)                                  subject to Section 4.1.3(e) (Duties of the JSC), review and discuss the Development and Commercialization of the Product being conducted under this Agreement and for general liaison and communication with

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respect to the activities being conducted under the Neovii License Agreement, subject to any confidentiality restrictions thereunder;

(d)                                 review and discuss the costs required to support the Manufacture of the Product [***];

(e)                                  review, discuss, and approve the Development Plan and Commercial Plan and each amendment thereto, as described in Section 5.4 (Development Plan) and Section 6.5 (Commercial Plan);

(f)                                   prior to the [***], review, discuss, and approve any amendment to any Development Plan that includes (i) the commencement of any Development of a Product [***], (ii) any clinical trial for a Product that was not [***], or (iii) any clinical Development for a Product not [***]; provided that the JSC will not have the right to approve the budget associated with any of the matters set forth in the foregoing clauses (i), (ii), and (iii) included in the Development Plan or any update or amendment thereto, and Kiniksa will retain final decision making authority with respect to all such budgets, as described in Section 5.4 (Development Plan);

(g)                                  review and discuss, and prior to [***] approve, (which for clarity may be done through an appropriate Working Group), protocols prepared by Kiniksa for clinical trials for any Product in the Kiniksa Field in the Territory;

(h)                                 review and approve the initial Commercial Overhead Charge for each country or Region, and, no later than September 30 of each Contract Year, review and approve the updated Commercial Overhead Charge for each country or Region, as described in Section 6.7 (Commercial Overhead Charge) for the upcoming Contract Year;

(i)                                     review and approve the initial Field Force FTE Rate for each country or Region, and, no later than September 30 of each Contract Year, review and approve the updated Field Force FTE Rate for each country or Region for the upcoming Contract Year, as described in Section 6.8 (Field Force FTE Rates);

(j)                                    review and approve the initial FTE Rate (other than the Field Force FTE Rate) for each country or Region, and, no later than September 30 of each Contract Year, review and approve the updated FTE Rate for each country or Region for the upcoming Contract Year, as described in Section 6.9 (FTE Rates);

(k)                                 establish procedures for the timely exchange of regulatory information, as described in Section 7.2 (Exchange of Regulatory Information);

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(l)                                     discuss Manufacturing and supply matters, including sharing information regarding Regeneron’s expected Manufacturing capacity, Kiniksa’s projected Product supply requirements, and the Manufacturing risk mitigation plan, as described in Section 8.9 (Risk Mitigation);

(m)                             review and discuss any Anticipated Supply Shortage, and determine whether to approve the engagement of any Third Party supply sources (and the identity thereof), as described in Section 8.13 (Notification and Discussion of Supply Issues);

(n)                                 review and approve the form, format, and level of detail to be provided by the Parties in the reports to be provided under Section 9.4.1 (Periodic Reports);

(o)                                 review and discuss the Projected Net Sales for the following Contract Year to be provided by Kiniksa, as described in Section 9.5.2(a) (Certain Shared Commercial Expenses [***];

(p)                                 review and discuss each Subsequent Indication [***];

(q)                                 review, discuss, and approve each Subsequent Indication [***];

(r)                                    resolve any disputes with respect to the calculation of any Regeneron Profit Split Payment or Regeneron Third Party Proceeds Split Payment, or the contents of a Profit Payment Report or Third Party Proceeds Payment Report, as described in Section 9.9 (Resolution of Payment Disputes);

(s)                                   prior to the date of U.S. Marketing Approval, review and discuss Product requests for investigator initiated studies in the U.S. for testing outside of the Regeneron Field and Regeneron requests to perform Regeneron Exploratory Clinical Studies in the Kiniksa Field, as described in Section 3.6 (Investigator Initiated Studies and Regeneron Exploratory Clinical Studies), and review and discuss the progress under and results of any investigator initiated studies related to any Product in the Regeneron Field in the Territory;

(t)                                    review, discuss, and approve the entry into proposed Third Party Licenses (other than the Existing Licenses) by either Party, including those that require Third Party License Payments; provided that the JSC shall not withhold such approval if it determines that such Third Party License [***], as described in Section 2.8.3 (Freedom to Obtain New Third Party Licenses);

(u)                                 resolve any disputes between the Parties with respect to the apportionment of Third Party License Payments between the Product in

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the Kiniksa Field in the Territory and other countries, fields, products, or activities (as applicable, as described in Section 1.189(i) (Shared Commercial Expenses));

(v)                                 discuss the use of the Existing Product Trademarks and the selection of New Product Trademarks, as described in Section 10.13.1 (Kiniksa’s Use of Product Trademarks);

(w)                               resolve any disputes with respect to the results of any audit conducted under Section 11.2 (Audits and Adjustments), as described in Section 11.2.4 (Disputes);

(x)                                 discuss potential Development activities related to delivering any Product in any alternative formulations, including a pre-filled syringe (“Formulation Development Activities”); and

(y)                                 make any such decisions as are expressly allocated to the JSC under this Agreement or otherwise agreed by the Parties.

4.1.4                               Decision Making. For those matters set forth in Section 4.1.3 (Duties of the JSC) that the JSC is only to review and discuss (and not approve), the JSC will review and discuss such matters at the next JSC (or appropriate Working Group meeting, if applicable), [***] the JSC (or appropriate Working Group, if applicable) will serve as a forum for communication, input, and discussion, but will not prevent a Party from taking action if such Party has final decision making authority and operational control with respect to such matters and such matter was brought before the JSC in accordance with Section 4.2.1 (Resolution of JSC Matters), but such matter will not be escalated pursuant to Section 4.2.2(b) (Escalation). For clarity, Kiniksa shall have decision making authority and operational control with respect to all matters pertaining to the Development or Commercialization of the Product in the Kiniksa Field in the Territory, including the implementation of the Development Plan or Commercial Plan without escalation pursuant to Section 4.2.2(b) (Escalation), subject to certain matters over which the JSC has an approval right, which matters shall be governed by Section 4.2.2(b) (Escalation) in the event that the JSC is unable to agree thereon. For those matters set forth in Section 4.1.3 (Duties of the JSC) that the JSC is to determine whether to approve, the JSC shall operate by consensus and for such matters, the representatives of each Party shall have collectively one (1) vote on behalf of such Party; provided that no such vote taken at a meeting shall be valid unless a representative of each Party is present and participates in the vote. Notwithstanding the foregoing, each Party, in its sole discretion, by written notice to the other Party (which notice may be provided via email), may choose not to have representatives on the JSC, and in such case, the JSC to representatives of the other Party will make decisions on behalf of the JSC. The JSC must exercise its decision-making authority in good faith and in a commercially reasonable manner for the purpose of optimizing the

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commercial potential of, and financial returns from, the Product in the Kiniksa Field in the Territory consistent with Commercially Reasonable Efforts. The Parties acknowledge and agree that the JSC will not have the power to amend any of the terms of this Agreement or take any action to expand or narrow the responsibilities of the JSC, in each case, other than by agreement of the Parties as set forth in Section 17.5 (Amendments).

4.2                               Resolution of JSC Matters.

4.2.1                               Generally. The Parties shall cause their respective representatives on the JSC to resolve all matters presented to them as expeditiously as possible and in a manner consistent with Commercially Reasonable Efforts, including all matters requiring approval.

4.2.2                               Unresolved Matters.

(a)                                 JSC Discussion. The JSC shall review and discuss the matters before it in good faith such that the perspectives of each Party’s representatives on the JSC are given due consideration. For clarity, for matters not requiring JSC approval and on which the JSC is unable to reach agreement, the Party responsible for such matter under the Agreement may proceed if the JSC is unable to resolve such issue after a period: of (i) [***] Business Days after the JSC’s discussion thereof in the event of an urgent matter, and (ii) [***] Business Days after the JSC’s discussion thereof in the event of any other matter.

(b)                                 Escalation. For those matters set forth in Section 4.1.3 (Duties of the JSC) [***], if the JSC is unable to make a decision due to a deadlock between the Regeneron vote on the one hand, and the Kiniksa vote on the other hand, after a period of [***] Business Days after the JSC’s discussion thereof (or [***] Business Days after the JSC’s discussion thereof in the event of an urgent matter) from the date on which such matter is submitted in writing to it for resolution pursuant to Section 4.2 (Resolution of JSC Matters), (any such matter, an “Unresolved Matter”), then either Party may require that the matter be submitted to the Executive Officers for a joint decision by submitting a written notice to the other Party formally requesting that the Unresolved Matter be resolved by the Executive Officers, and specifying the nature of the Unresolved Matter with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith work together and attempt to resolve the referred Unresolved Matter within [***] Business Days after receiving such written notification, or such longer period of time as the Executive Officers may agree in writing. All such referred Unresolved Matters shall require agreement of each Party’s Executive Officer, and if such Executive Officers cannot resolve such Unresolved Matter within such

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[***] Business Day period, or other period to which they may agree, then:

(i)                                     Matters Reserved for Decision by Regeneron. Regeneron’s Executive Officer shall have final decision-making authority with respect to any Unresolved Matter pertaining to (A) [***], or (B) during the period that Regeneron is Manufacturing the Product under the Supply Agreements, subject to the terms of the Supply Agreements, operational matters regarding the Manufacturing any Product, including the matters set forth in Section 4.1.3(m) (Duties of the JSC);

(ii)                                  Matters Reserved for Decision by Kiniksa. Kiniksa’s Executive Officer shall have final decision-making authority with respect to any Unresolved Matter pertaining to the Development or Commercialization of the Product in the Kiniksa Field in the Territory, including decision making for approval of, or operational matters regarding the implementation of, the Development Plan or the Commercial Plan or any update or amendment thereto, [***]. Notwithstanding the foregoing, [***];

(iii)                               Determination of the Subsequent Indication [***] in accordance with Section 9.5.3(b) (Expert Determination) and Section 17.1.2 (Financial Disputes); and

(iv)                              Matters Subject to Dispute Resolution. Section 17.1 (Disputes) shall apply with respect to the resolution of any other Unresolved Matter not covered by Section 4.2.2(b)(i) (Matters Reserved for Decision by Regeneron), Section 4.2.2(b)(ii) (Matters Reserved for Decision by Kiniksa), Section 4.2.2(b)(iii) (Determination of Subsequent Indication [***]) or Section 4.1.3(n). For clarity, neither Party shall have final decision making authority over Unresolved Matters regarding or affecting financial calculations hereunder, the form, format, and level of detail to be provided by the Parties in the reports to be provided under Section 9.4.1 (Periodic Reports), setting FTE Rates, setting the Commercial Overhead Charge, without limiting Section 2.8.3 (Freedom to Obtain Third Party Licenses) the entry into any Third Party Licenses requiring Third Party License Payments (which licenses will be Third Party Licenses for purposes of this Agreement if required for freedom to operate), or regarding Legal Disputes or Financial Disputes, and in each case, such matters shall be resolved in accordance with Section 17.1 (Disputes).

4.3                               Alliance Management. Each of Kiniksa and Regeneron shall appoint a senior representative who possesses a general understanding of research, clinical, regulatory,

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manufacturing and marketing issues to act as its alliance manager, and each Party may replace such person upon notice (which notice may be via email) to the other Party (“Alliance Manager” or “Alliance Managers”). Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment between the Parties. Each Alliance Manager will also be responsible for acting as a single-point of communication for seeking consensus both internally within the respective Party’s organization and with the other Party’s organization, including facilitating review of external corporate communications. The Alliance Managers shall continue to serve in their role during the Term of the Agreement.

ARTICLE 5
DEVELOPMENT OF PRODUCTS

5.1                               Development Responsibilities. Subject to the terms of this Agreement, Kiniksa shall undertake Development activities with respect to the Product.

5.2                               Costs. Kiniksa shall conduct Development of the Product under this Agreement at its sole cost and expense. For clarity, [***].

5.3                               Development Diligence Obligations. Kiniksa shall use Commercially Reasonable Efforts to Develop the Product in the Kiniksa Field in the Territory. Without limiting the foregoing, Kiniksa shall use Commercially Reasonable Efforts to undertake and perform the Development activities set forth in the then-current Development Plan for the Product in the Kiniksa Field in a timely manner. Kiniksa shall conduct all such activities in compliance with Applicable Laws.

5.4                               Development Plan. The initial Development Plan for the Product is set forth on Schedule 5.4 (the “Initial Development Plan”). Commencing in the [***] Contract Year, on an annual basis no later than September 30 of the then current Contract Year, or more frequently as may be determined by Kiniksa, Kiniksa shall prepare an updated Development Plan for the Product and provide such updated plan to the JSC for its review, discussion and approval pursuant to Section 4.1.3(e) (Duties of the JSC). Kiniksa shall consider in good faith comments by Regeneron regarding each update or amendment to the Development Plan; provided that Kiniksa shall have final discretion and decision making authority over the Development Plan and all updates or amendments thereto pursuant to Section 4.2.2(b)(ii) (Matters Reserved for Decision by Kiniksa). Notwithstanding the foregoing, Regeneron, and not Kiniksa, shall have final decision making authority over the matters [***], which matters, for clarity, will not include the budgets associated with any such matters and Kiniksa will retain final decision making authority regarding the budgets included in the Development Plan and each update or amendment thereto.

5.5                               Development Reports. So long as Kiniksa is pursuing activities under the Development Plan or has future plans to conduct Development activities for the Product in the Kiniksa Field in the Territory, Kiniksa shall provide Regeneron with bi-annual written reports summarizing the status of all Development activities for the Product in the Kiniksa Field

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

in the Territory. Until the date of receipt of U.S. Marketing Approval, Regeneron shall provide Kiniksa with bi-annual written reports summarizing the status of all Development activities for the Product in the Regeneron Field.

5.6                               Regeneron Performance of Sample Bioanalysis. At Kiniksa’s written request, Regeneron shall perform sample bioanalysis of the Product in connection with clinical studies performed by Kiniksa for the Product in the Kiniksa Field in the Territory in accordance with the Development Plan using [***]: (a) [***] and (b) [***]. At Kiniksa’s written request, in connection with the performance of a Phase III Trial for the Product in the Kiniksa Field in the Territory in accordance with the Development Plan, the Parties will discuss in good faith any assay optimization or assay validation activities to be performed by Regeneron. Regeneron’s Fully-Burdened Costs for providing services pursuant to this Section 5.6 (Regeneron Performance of Sample Bioanalysis) shall be considered Other Shared Expenses.

5.7                               Regeneron Late Stage Development in the Regeneron Retained EEO Field.  In addition to any notice provided by Regeneron pursuant to Section 3.9.1 (Coordination), Regeneron shall inform Kiniksa in writing if Regeneron determines to conduct a Phase III Trial (or an adaptive clinical study that could convert into a Phase III Trial) of the Product in the Regeneron Retained EEO Field. Within [***] of Kiniksa’s receipt of a notice from Regeneron pursuant to this Section 5.7 (Regeneron Late Stage Development in the Regeneron Retained EEO Field), the Parties shall negotiate in good faith and enter into an amendment to this Agreement to allow Regeneron to independently Develop and Commercialize the Product in the Regeneron Retained EEO Field in the Territory and, at the same time, allow Kiniksa to independently Develop and Commercialize the Product in the Kiniksa Field in the Territory. In addition, in connection with such amendment, the Parties will evaluate whether certain [***] and will, if applicable, amend the Agreement to give effect to such [***]; provided that [***]. Lastly, such amendment may provide for additional coordination with respect to enforcement of Intellectual Property Rights and will provide for the rights of each Party if there is a dispute as to whether to initiate a recall or withdrawal of the Product after U.S. Marketing Approval. Notwithstanding the foregoing, (i) such amendment shall not diminish or limit any rights granted to Kiniksa under this Agreement, including Kiniksa’s rights to determine pricing, reimbursement, and obtain Pricing Approvals in the Kiniksa Field and to otherwise Develop and Commercialize the Product in the Kiniksa Field and (ii) such amendment shall not diminish or limit any rights retained by Regeneron under this Agreement, including Regeneron’s rights to determine pricing, reimbursement, and obtain Pricing Approvals in the Regeneron Retained EEO Field and to otherwise Develop and Commercialize the Product in the Regeneron Retained EEO Field.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

ARTICLE 6
COMMERCIALIZATION OF THE PRODUCT

6.1                               Commercialization Responsibilities. Subject to the terms of this Agreement, Kiniksa shall undertake Commercialization activities with respect to the Product.

6.2                               Sales and Distribution. Until the date of receipt of U.S. Marketing Approval, for the Product, Regeneron shall be responsible for handling and collection of receivables, recording and booking sales, and handling returns, in each case, in each country in the Regeneron Field. Prior to the date of receipt of U.S. Marketing Approval, if Kiniksa receives any orders to purchase commercial Product in the Regeneron Field, then it shall refer such orders to Regeneron. After the date of receipt of U.S. Marketing Approval of the Product, Kiniksa shall be responsible for handling and collection of receivables, recording and booking sales, and handling returns, in each case, in each country in the Kiniksa Field in the Territory for Products sold or distributed after the date of receipt of U.S. Marketing Approval. After the date of receipt of U.S. Marketing Approval, if a Party receives any orders for any Product in the other Party’s field or territory, then it shall refer such orders to the other Party.

6.3                               Costs. Kiniksa shall conduct Commercialization of the Product under this Agreement at Kiniksa’s sole cost and expense; provided that Kiniksa shall be entitled to deduct applicable costs and expenses in accordance with the Profit Split Arrangement as set forth in Section 9.4 (Sharing of Profits).

6.4                               Commercialization Diligence Obligations. Kiniksa shall use Commercially Reasonable Efforts to undertake and perform the Commercialization activities set forth in the then-current Commercial Plan for the Product in the Kiniksa Field in the Territory in a timely manner. Kiniksa shall conduct all such activities in compliance with Applicable Laws. Without limiting the foregoing, after receipt of Marketing Approval for a Product in the Kiniksa Field in a country in the Territory, Kiniksa shall use Commercially Reasonable Efforts to Commercialize such Product in the Kiniksa Field in such country, including using Commercially Reasonable Efforts to obtain Pricing Approval (where applicable).

6.5                               Commercial Plan. On a Major Market Country-by-Major Market Country basis, Kiniksa shall prepare a Commercial Plan for such Product, and, with sufficient time to meet the requirements set forth in the next sentence, provide such plan to the JSC for its review, discussion, and approval pursuant to Section 4.1.3(e) (Duties of the JSC). The JSC shall use good faith efforts to approve the Commercial Plan at least [***] prior to the Anticipated First Commercial Sale for a Product in such Major Market Country. Kiniksa shall consider in good faith comments by Regeneron regarding the Commercial Plan for such Product; provided that Kiniksa shall have final discretion and decision making authority over the Commercial Plan pursuant to Section 4.2.2(b)(ii) (Matters Reserved for Decision by Kiniksa). Thereafter, on an annual basis no later than September 30 of the then-current Contract Year, or more frequently as may be determined by Kiniksa, Kiniksa shall prepare an updated Commercial Plan for the Product for such Major Market

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Country and provide such updated plan to the JSC for its review, discussion, and approval pursuant to Section 4.1.3(e) (Duties of the JSC).

6.6                               Commercialization Report. Kiniksa shall provide Regeneron with bi-annual written reports summarizing the status of all Commercialization activities for the Product in the Kiniksa Field in the Territory. Until the date of receipt of U.S. Marketing Approval, upon Kiniksa’s written request, Regeneron shall provide Kiniksa with bi-annual written reports setting forth, for the Product in the Regeneron Field, sales for the prior six (6) month period covered by such report.

6.7                               Commercial Overhead Charge. Kiniksa shall develop, and, with sufficient time to meet the requirements set forth in the next sentence, submit to the JSC for its review, discussion, and approval pursuant to Section 4.1.3(h) (Duties of the JSC) an initial Commercial Overhead Charge for each country or Region, which Commercial Overhead Charge will be applied on a quarterly basis in connection with the preparation of the Profit Payment Report in accordance with Section 9.4.1 (Periodic Reports). The JSC shall approve the Commercial Overhead Charge at least [***] prior to the anticipated Marketing Approval in such country or Region. For each upcoming Contract Year during the Term, Kiniksa shall develop an annual update to the Commercial Overhead Charge for each country or Region, and submit such updated amount to the JSC for its review and approval no later than September 30 of the then-current Contract Year pursuant to Section 4.1.3(h) (Duties of the JSC).

6.8                               Field Force FTE Rates. Kiniksa shall develop, and with sufficient time to meet the requirements set forth in the next sentence, and submit to the JSC for its review, discussion, and approval pursuant to Section 4.1.3(i) (Duties of the JSC) an initial Field Force FTE Rate for such country or Region. The JSC shall approve the initial Field Force FTE Rate at least [***] prior to the anticipated Marketing Approval in such country or Region. Without limiting Section 9.6 (Adjustments to FTE Rate), for each upcoming Contract Year during the Term, Kiniksa shall develop an annual update to the Field Force FTE Rate for each country or Region, which rate will be adjusted by the applicable CPI Adjustment, and will submit such updated rate to the JSC for its review and approval no later than September 30 of the then-current Contract Year pursuant to Section 4.1.3(i) (Duties of the JSC) for the next Contract Year.

6.9                               FTE Rates. In the first Contract Year that a Party is expected to incur FTE Costs in any country or Region in connection with performing activities related to any Product under this Agreement, such incurring Party shall develop and submit to the JSC for its review, discussion, and approval pursuant to Section 4.1.3(j) (Duties of the JSC) initial FTE Rates (other than a Field Force FTE Rate) for such country or Region. Without limiting Section 9.6 (Adjustments to FTE Rate), for each upcoming Contract Year during the Term, such Party shall develop an annual update to such FTE Rates (other than the Field Force FTE Rate) for each country or Region, which rate will be adjusted by the applicable CPI Adjustment, and will submit such updated rate to the JSC for its review

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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and approval no later than September 30 of the then-current Contract Year pursuant to Section 4.1.3(j) (Duties of the JSC).

6.10                        Regeneron Acknowledgment. Subject to Applicable Law in all cases, unless otherwise determined by Regeneron, in its sole discretion as communicated in writing to Kiniksa, all materials containing the Product Trademark shall state that (a) the Product was discovered by Regeneron and is part of a collaboration between Regeneron and Kiniksa, and (b) so long as Regeneron is Manufacturing Product under this Agreement, that the Product was manufactured by Regeneron. Kiniksa shall use reasonable efforts to file any documentation or obtain any consents required by Applicable Law in order to effectuate the previous sentence.

6.11                        Ex-Territory Sales; Export Monitoring. Kiniksa and its Affiliates will use reasonable efforts to monitor and prevent exports of Products from in the Territory for Commercialization outside the Territory, and will monitor and prevent off-label use outside the Kiniksa Field (but otherwise in the Territory), in each case, using methods commonly used in the industry for such purpose.  Kiniksa shall promptly inform Regeneron of any such exports of Products for Commercialization outside the Territory or off-label use outside the Kiniksa Field (but otherwise in the Territory), and the actions taken to prevent such exports or off-label use. Kiniksa agrees to take reasonable actions requested in writing by Regeneron that are consistent with Applicable Laws to prevent export of Products from its Territory for Commercialization outside the Territory or for off-label use outside the Kiniksa Field (but otherwise in the Territory). In connection with the Retained Field Event, Regeneron shall use reasonable efforts to obtain reciprocal assurances from Neovii with respect to the monitoring of exportation and off-label use by Neovii in the Kiniksa Field or in the Territory.

ARTICLE 7
CLINICAL AND REGULATORY AFFAIRS FOR PRODUCTS

7.1                               Ownership of Approval and Registration Filings. Kiniksa will be solely responsible at its own cost and expense for preparing, applying for, coordinating, obtaining, and maintaining all Approvals and Registration Filings with respect to the Product for each Indication in the Kiniksa Field in the Territory where and when applicable, except as set forth in Section 8.8 (Product Changes).  Kiniksa shall apply for and, when obtained, hold all Approvals and Registration Filings in its own name or in the name of one of its Affiliates. Kiniksa shall not assign or otherwise transfer any Approval or Registration Filing, or the right to apply therefore, to any Third Party without obtaining Regeneron’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

7.2                               Exchange of Regulatory Information. The Parties will establish procedures, through the JSC pursuant to Section 4.1.3(k) (Duties of the JSC), to ensure that the Parties exchange on a timely basis all necessary information to enable (a) each Party to comply with its regulatory obligations in connection with the Development, Manufacture, or Commercialization of the Product, including sharing relevant safety data, and filing updates or supplements with Regulatory Authorities, pharmacovigilance filings,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Manufacturing supplements, and investigator notifications to Regulatory Authorities; and (b) each Party to comply with Applicable Laws in connection with the Development, Manufacture, or Commercialization of a Product. Each Party will provide prompt written notice to the other Party of any Approval of the Product for any Indication anywhere in the world.

7.3                               Certain Regulatory Materials. (a) Prior to the date of receipt of U.S. Marketing Approval, and (b) at all times to the extent related to Manufacturing of the Product, if Regeneron is supplying Product to Kiniksa under the Supply Agreements, in each case ((a) and (b)), Kiniksa will provide Regeneron as promptly as practicable with written notice and copies of any material (i) draft filings; (ii) submissions to; and (iii) correspondence (including Approvals) with or to Regulatory Authorities that directly pertain to the Development or Commercialization of any Product in the Kiniksa Field in the Territory (“Regulatory Materials”). Kiniksa will use good faith efforts to afford Regeneron’s representatives with sufficient time to review and provide comments on such Regulatory Materials in advance of Kiniksa’s submission thereof to Regulatory Authorities, and Kiniksa shall consider in good faith comments provided by Regeneron within [***] days of receipt by Regeneron, or such shorter period as may be required to satisfy requirements under Applicable Law. (A) Prior to the date of receipt of U.S. Marketing Approval, and (B) at all times to the extent related to Manufacturing of the Product, if Regeneron is supplying Product to Kiniksa under the Supply Agreements, in each case ((A) and (B)), Kiniksa will also, to the extent practicable and at Regeneron’s expense, permit up to two (2) Regeneron representatives to attend (but not participate in) all material, pre-scheduled meetings, telephone conferences, or discussions with any Regulatory Authorities in the Territory at Regeneron’s sole cost and expense; provided that such attendance is permitted by the applicable Regulatory Authority, but Kiniksa shall be under no obligation to provide translation services. Upon Regeneron’s request, Kiniksa shall provide to Regeneron copies of all Registration Filings and Approvals (including supplements thereto) whether before or after the date of receipt of U.S. Marketing Approval.  Without limiting the foregoing, Kiniksa will provide Regeneron with all material information, data, and materials reasonably necessary for Regeneron to participate in the review of the material filings and submissions referred to in this Section 7.3 (Certain Regulatory Materials) on a timely basis. For clarity, nothing in this Section 7.3 (Certain Regulatory Materials) shall limit the JSC’s right to approve matters set forth in Section 4.1.3(f) (Duties of the JSC).

7.4                               Regulatory Events. Each Party shall keep the other Party informed, as soon as possible, but no later than [***] after notification (or other time period specified in the Pharmacovigilance Agreement), of any action by, or notification or other information that it receives (directly or indirectly) from, any Regulatory Authority, Third Party, or other Governmental Authority that:

7.4.1                               raises any material concerns regarding the safety or efficacy of any Product;

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7.4.2                               indicates or suggests a potential investigation or formal inquiry by any Regulatory Authority in connection with the Development, Manufacture, or Commercialization of any Product; provided, however, that each Party shall inform the other Party of the foregoing as soon as possible but in no event later than [***] after such Party’s receipt of a notification referred to in this Section 7.4.2 (Regulatory Events); or

7.4.3                               is reasonably likely to lead to a recall or market withdrawal of any Product anywhere in the Territory.

7.5                               Medical and Consumer Inquiries. Prior to the date of receipt of U.S. Marketing Approval, (a) Regeneron shall be responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Product in the Regeneron Field in the U.S. and Japan, and (b) Kiniksa shall be responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Product in the Kiniksa Field in the Territory (except as otherwise mutually agreed to by the Parties in connection with Regeneron Exploratory Clinical Studies), in each case ((a) and (b)), in accordance with Applicable Law. After the date of receipt of U.S. Marketing Approval, Kiniksa shall be responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding any Product in the Kiniksa Field in the Territory. If Kiniksa receives any such questions or inquiries about any Product in the U.S. and Japan prior to the date of receipt of U.S. Marketing Approval with respect to the Regeneron Field, then it will refer such questions or inquiries to Regeneron, and Regeneron will be responsible for responding thereto. If Regeneron receives any such questions or inquiries about any Product in the U.S. and Japan prior to the date of receipt of U.S. Marketing Approval in the Kiniksa Field or after the date of receipt of U.S. Marketing Approval in the Territory, then, in each case, it will refer such questions to Kiniksa or its designees, and Kiniksa will be responsible for responding thereto. At all times, Regeneron or its designee shall be responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding any Product in the Retained Field. If, at any time, Kiniksa receives any such questions or inquiries about any Product in the Retained Field, then it will refer such questions to Regeneron or its designee, and Regeneron or its designee will be responsible for responding thereto. Nothing in this Section 7.5 (Medical and Consumer Inquiries) shall be construed to supersede the Pharmacovigilance Agreement and in the event of a conflict between this Section 7.5 (Medical and Consumer Inquiries) and the Pharmacovigilance Agreement, the Pharmacovigilance Agreement shall control.

7.6                               Pharmacovigilance.

7.6.1                               Pharmacovigilance Agreement and Global Safety Database. As soon as reasonably practicable after the Effective Date, but in any event within [***] after the Effective Date, or such later time as may be agreed by the Parties, but in any event prior to the commencement of any clinical activities by Kiniksa in

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

the Territory, the Parties will develop and agree in writing upon a pharmacovigilance agreement (“Pharmacovigilance Agreement”) that will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences and any product quality and product complaints involving adverse experiences, in each case, related to the Product, sufficient to enable each Party (and their respective Affiliates) to comply with its legal and regulatory obligations. Unless otherwise agreed by the Parties, the Pharmacovigilance Agreement will assign responsibility for maintaining the global safety database for the Product [***], and will provide that all costs associated with maintaining the global safety database shall be considered Other Shared Expenses. The Pharmacovigilance Agreement will contain terms no less stringent than those required by ICH or other applicable guidelines in order to allow the Parties to meet the applicable regulatory and legal requirements regarding the management of safety data in their respective territories. Each Party shall perform its pharmacovigilance obligations in connection with the Product in compliance with the Pharmacovigilance Agreement and all Applicable Laws.

7.6.2                               Pharmacovigilance Audit. In accordance with timing mutually agreed to by the Parties, but in any event prior to the expected initiation of the first clinical trial for the Product in the Kiniksa Field, Regeneron may conduct a one-time pharmacovigilance qualification and capability audit of Kiniksa or its designee to ensure that Kiniksa or such designee can perform safety and pharmacovigilance reporting activities in accordance with Applicable Laws. Kiniksa shall not initiate any clinical trials for the Product unless such audit is reasonably satisfactory to Regeneron. In accordance with timing mutually agreed to by the Parties, but in any event prior to the expected transfer of the global safety database in accordance with Section 3.3.2 (Regulatory and Safety Information), Regeneron shall conduct a one-time pharmacovigilance qualification and capability audit of Kiniksa to ensure that Kiniksa can perform safety and pharmacovigilance reporting activities as the holder of the global safety database for the Product in accordance with Applicable Law. On a periodic basis, but no more than once per Contract Year, on [***] days’ advance written notice, Regeneron may conduct ongoing pharmacovigilance capability audits to ensure Kiniksa is meeting its obligations under the Pharmacovigilance Agreement. Kiniksa shall consider in good faith any comments made by Regeneron in connection with any audit conducted pursuant to this Section 7.6.2 (Pharmacovigilance Audit). Each Party’s reasonable Fully-Burdened Costs incurred in connection with any audit conducted pursuant to this Section 7.6.2 (Pharmacovigilance Audit) shall be considered Other Shared Expenses, except that Regeneron shall bear its own costs for any ongoing periodic audits, unless Regeneron conducts such audits for good cause (e.g., Kiniksa receives a warning letter from a Regulatory Authority) or such audit determines that Kiniksa failed to meet its obligations under the Pharmacovigilance Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

7.7                               Regulatory Inspection or Audit. If a Regulatory Authority desires to conduct an inspection or audit of a Party with regard to any Product intended for use in the Kiniksa Field in the Territory (excluding a general facilities inspection or audit), then each Party agrees to reasonably cooperate with the other Party and such Regulatory Authority during such inspection or audit, including by allowing, to the extent practicable, a representative of the other Party to be present during the applicable portions of such inspection or audit to the extent it relates to the Development, Commercialization, or Manufacturing of any Product in the Territory. Following receipt of the inspection or audit observations of the Regulatory Authority (a copy of which the receiving Party will promptly provide to the other Party), the Party in receipt of the observations will prepare any appropriate responses; provided that the other Party, to the extent practicable, will have the right to review and comment on such responses to the extent they relate to, or may be reasonably expected to adversely impact, any Product in the Kiniksa Field in the Territory, and the Party in receipt of the observations will consider in good faith the comments made by the other Party within [***] days of receipt by such other Party, or such shorter period as may be required to satisfy requirements under Applicable Law. In the event the Parties disagree concerning the form or content of a response, then the Party that received the observations will decide the appropriate form and content of the response. Without limiting the foregoing, each Party (and its Third Party subcontractors) must, to the extent reasonably possible, notify the other Party no later than [***] after receipt of a notification from a Regulatory Authority of the intention of such Regulatory Authority to audit or inspect facilities used or proposed to be used for the Manufacture of any Product under this Agreement; provided that, to the extent reasonably possible, such notification must be given to the other Party no later than [***] prior to any such Regulatory Authority audit or inspection. In the event that the Party that is subject to such audit or inspection by a Regulatory Authority is not provided with advance notice thereof, then such Party will inform the other Party of the occurrence thereof within [***]. The Fully-Burdened Cost incurred by or on behalf of Regeneron in good faith in the course of any audit or inspection by a Regulatory Authority shall be considered Other Shared Expenses.

7.8                               Recalls and Other Corrective Actions. If a Party believes that a recall or market withdrawal of a Product in the Territory may be required, then such Party will so notify the other Party within [***], and, without limitation of and subject to this Section 7.8 (Recalls and Other Corrective Actions), the Parties will decide whether or not such a recall or market withdrawal is required. Decisions with respect to any recall, market withdrawal, or other corrective action related to any Product in the Kiniksa Field in the Territory will be made [***]; provided, however, that if the [***] will have such final decision authority on and after the U.S. Marketing Approval (the Party responsible for recalls or market withdrawals pursuant to this Section 7.8 (Recalls and Other Corrective Actions), the “Recall Responsible Party”). Notwithstanding the foregoing (including a Party’s final decision making authority), nothing herein will prohibit either Party from initiating or conducting any recall or other corrective action mandated by any Governmental Authority or Applicable Law. If the non-Recall Responsible Party wishes to initiate a recall or market withdrawal of a Product in the Territory in good faith, but the Parties are unable to agree on whether or not to initiate any such recall or other action,

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and thereafter the Recall Responsible Party does not initiate a recall or market withdrawal of a Product in the Territory, then [***]. The Parties will cooperate with respect to any actions taken or public statements made in connection with any such recall or market withdrawal. Any recall of any Product in the Territory caused by [***]. Any recall caused by [***]. Any recall of the Product in the Kiniksa Field in the Territory not [***].

ARTICLE 8
MANUFACTURING AND SUPPLY

8.1                               Regeneron Supply of Product.

8.1.1                               Exclusive Right for Regeneron to Supply Product. Until the occurrence of a Manufacturing Technology Transfer Event, Regeneron shall have the exclusive right to Manufacture or have Manufactured and supply or have supplied the Product for all Development and Commercialization purposes in the Kiniksa Field in the Territory. As of the Effective Date, Regeneron or one of its Affiliates (a) Manufactures the Formulated Bulk Product in its own facilities, and (b) uses a Third Party Fill/Finish Provider to perform the finishing, filling, assembly, packaging, and testing of all Filled Product.

8.1.2                               Reestablishing Protocols. The Parties acknowledge and agree that Regeneron will need to reestablish protocols for the Manufacture of the 80mg dosage form for the Existing Product Formulation if such dosage form is requested by Kiniksa under the Supply Agreements. Regeneron’s Fully-Burdened Cost for the performance of activities related to re-establishing the protocols for the Manufacture of the 80mg dosage form of the Existing Product Formulation shall be considered Other Shared Expenses.

8.1.3                               Notification of Transfer of Manufacturing Activities. If at any time during the Term, Regeneron desires to transfer a portion or all of the Manufacturing activities for the Product to any of its Affiliates or one or more Third Parties, then Regeneron will first provide written notice thereof to Kiniksa in accordance with the Quality Agreement; provided that, consistent with Section 8.14.1 (Manufacturing Technology Transfer Event), Regeneron may not provide notice that it (or its Affiliates) wishes to discontinue the Manufacture of any Formulated Bulk Product under the Supply Agreement prior to the earlier of (a) [***] years after the date of receipt of U.S. Marketing Approval, or (b) [***] after the Effective Date, if U.S. Marketing Approval has not been obtained. If at any time during the Term, Regeneron  desires to transfer a portion or all of such Manufacturing activities to one or more Third Parties, then Regeneron shall consider in good faith any Third Party contract manufacturers proposed by Kiniksa. After U.S. Marketing Approval, at Kiniksa’s request, the Parties shall discuss whether Kiniksa (instead of Regeneron) should directly enter into a supply agreement with the agreed Third Party contract manufacturer if Regeneron delivers notice that Regeneron desires to transfer a portion or all of such Manufacturing activities to one or more Third Parties. Regeneron shall

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remain responsible under this Agreement for the performance of any such Affiliates or Third Parties and Regeneron will be responsible for any technology transfer activities that may be required to enable such Affiliates or Third Party to perform such Manufacturing activities.

8.1.4                               Decisions Regarding Manufacturing Transfer. The Parties will consult and cooperate with each other with respect to any such proposed transfer of all or a portion of such Manufacturing activities and attempt to reach all such decisions by consensus, but, notwithstanding anything to the contrary in Section 8.1.3 (Notification of Transfer of Manufacturing Activities), (a) [***], (b) [***], and (c) [***]. The Party that is the holder of the U.S. BLA will have responsibility for, and final decision making with respect to, filing such any and all Registration Filings required by the FDA or under Applicable Law in connection with any such transfer of Manufacturing activities; provided that the Parties will consult and cooperate with each other regarding such Registration Filings.

8.1.5                               Continuation of Supply. In the case of any transfer by Regeneron of Manufacturing pursuant to Section 8.1.3 (Notification of Transfer of Manufacturing Activities) or in connection with any Manufacturing Technology Transfer Event, Regeneron will use Commercially Reasonable Efforts to continue to Manufacture or have Manufactured and supply or have supplied the Product for all Development and Commercialization purposes in the Kiniksa Field in the Territory in accordance with the applicable Supply Agreement for a period of [***] (unless a shorter period of time is requested by Kiniksa) after (a) Regeneron’s decision to transfer Manufacturing pursuant to Section 8.1.3 (Notification of Transfer of Manufacturing Activities), or (b) the occurrence of a Manufacturing Technology Transfer Event and Regeneron’s consent to the Third Party contract Manufacturer proposed by Kiniksa, as set forth in Section 8.15.3 (Consent). Notwithstanding the foregoing, Regeneron shall not unreasonably withhold, condition, or delay its consent to extend such time period, if a reasonable extension is requested in good faith by Kiniksa if such Manufacturing Technology Transfer is not complete [***].

8.2                               Development Supply. Regeneron shall use Commercially Reasonable Efforts to Manufacture (or have Manufactured) and supply to Kiniksa (or have supplied) all Product and placebo necessary to conduct Development in accordance with the terms and conditions of the Development Supply Agreement.

8.3                               Development Supply Agreement. Within [***] following the Effective Date (or such other timeframe as may be agreed by the Parties), the Parties shall negotiate and enter into a definitive supply agreement for Regeneron’s supply to Kiniksa of its Clinical Supply Requirements solely for use in conducting Development activities (“Development Supply Agreement”). The Development Supply Agreement shall provide for customary terms and conditions, including forecasting, ordering, delivery, payment, and supply, and

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shall be consistent with the terms set forth in Schedule 8.3 and the terms of this Agreement. Regeneron may designate an Affiliate to enter into the Development Supply Agreement.

8.4                               Commercial Supply. Regeneron shall use Commercially Reasonable Efforts to Manufacture (or have Manufactured) and supply to Kiniksa (or have supplied) all Product necessary to conduct Commercialization in the Kiniksa Field in accordance with the Commercial Supply Agreement.

8.5                               Commercial Supply Agreement. At least [***] prior to the anticipated date of receipt of U.S. Marketing Approval, the Parties shall negotiate a definitive commercial supply agreement (the “Commercial Supply Agreement”, and together with the Development Supply Agreement, the “Supply Agreements”) for the supply of the Commercial Supply Requirements to Kiniksa in accordance with the Commercial Plan. The Commercial Supply Agreement shall provide for customary terms, including with respect to forecasting, ordering, delivery, payment, and supply, and the terms of this Agreement. Regeneron may designate an Affiliate to enter into the Commercial Supply Agreement. Except as otherwise agreed by the Parties and set forth in the Commercial Supply Agreement, all Product supplied under the Commercial Supply Agreement shall be in the form of Formulated Bulk Product or Filled Product, as such form is determined by Kiniksa, except that after a Fill/Finish Technology Transfer requested by Kiniksa in accordance with Section 8.14.2 (Fill/Finish Transfer), the Product shall be supplied in the form of Formulated Bulk Product. At Kiniksa’s request, to the extent Product is supplied in Filled Product form, Regeneron shall request that its Third Party Fill/Finish Provider package and label such Filled Product in accordance with Kiniksa’s instructions and shall use reasonable efforts to facilitate the transfer of Kiniksa’s packaging and labeling instructions to such Third Party Fill/Finish Provider. The Parties acknowledge and agree that as of the Effective Date, the Third Party Fill/Finish Provider’s order requirements are for a minimum of [***] vials of the Product per purchase order.

8.6                               Price for Product Supplied by Regeneron. The price for Product supplied by Regeneron to Kiniksa under the Supply Agreements shall be the [***] during a period, as set forth in [***] for such period, [***]. Regeneron shall invoice Kiniksa for the [***] concurrently with the delivery of the Product to Kiniksa, unless otherwise agreed by the Parties.

8.7                               Quality Agreements. No later than [***] following the Effective Date (or such other timeframe as may be agreed by the Parties), but in any event prior to the commencement of the first human clinical trial for any Product to be conducted by Kiniksa in the Kiniksa Field in the Territory, the Parties shall negotiate and enter into a reasonable and customary quality agreement with respect to the Product to be Manufactured by or on behalf of Regeneron and supplied to Kiniksa under the Development Supply Agreement (the “Development Quality Agreement”). At least [***] prior to the anticipated date of receipt of U.S. Marketing Approval, the Parties shall negotiate and enter into a reasonable and customary quality agreement with respect to the Product to be Manufactured by or on

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behalf of Regeneron and supplied to Kiniksa under the Commercial Supply Agreement (the “Commercial Quality Agreement” and together with the Development Quality Agreement, the “Quality Agreements”).

8.8                               Product Changes.

8.8.1                               Product Change Required under Applicable Law in the Territory. All Product Changes shall be made in accordance with the Quality Agreements. So long as Regeneron is Manufacturing the Product under a Supply Agreement, Regeneron shall use Commercially Reasonable Efforts to implement (or have implemented) any Product Changes required under Applicable Law in the Territory.

8.8.2                               Other Product Changes Requested by Kiniksa. Regeneron shall use Commercially Reasonable Efforts to implement (or have implemented) all Product Changes requested by Kiniksa to the extent approved by Regeneron, such approval not to be unreasonably withheld, conditioned, or delayed.

8.8.3                               Registration Filings. Prior the U.S. BLA Transfer Date, Regeneron shall prepare any necessary supplementary Registration Filings for the Product in the Kiniksa Field in the Territory with respect to any Product Changes and provide such Registration Filings to Kiniksa for its review and comment reasonably in advance of the filing thereof (and use good faith efforts to incorporate any such comments), and Regeneron shall be responsible for filing such Registration Filings with respect to such Product Changes. After the U.S. BLA Transfer Date, Kiniksa, in consultation with Regeneron, shall prepare any necessary supplementary Registration Filings for the Product in the Kiniksa Field in the Territory with respect to any Product Changes, and Kiniksa shall be responsible for filing such Registration Filings with respect to any such Product Changes and shall file any updates to the U.S. BLA that may be associated with any such Product Changes. After the U.S. BLA Transfer Date, Kiniksa shall promptly notify and provide Regeneron with copies of any updates to the U.S. BLA.

8.8.4                               Costs of Product Changes. The Fully-Burdened Cost incurred by or on behalf of Regeneron in connection with any activities directly related to any (a) Product Changes required by under Applicable Law in the Territory (except for Product Changes required under Applicable Law that exclusively relate to the Regeneron Field), (b) any discretionary Product Changes requested by Kiniksa and approved in advance in writing by Regeneron, such consent not to be unreasonably, withheld, conditioned, or delayed, or (c) discretionary Product Changes made by Regeneron but only to the extent approved in writing in advance by Kiniksa, such consent not to be unreasonably, withheld, conditioned, or delayed, and that such Product Changes benefit a Product (e.g., changes that reduce Manufacturing Cost), in each case ((a) through (c)), shall be considered Other Shared Expenses (and, with respect to Product Changes set forth in clause (c), if consent is not obtained from Kiniksa, then the cost of implementing such

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Product Changes shall not be considered Other Shared Expenses). Notwithstanding the foregoing, if any such Product Changes in clause (c) are applicable to Products in both the Kiniksa Field and in the Regeneron Field, then, prior to the receipt of U.S. Marketing Approval, [***], unless otherwise agreed to by the Parties. If Kiniksa incurs any Out-of-Pocket Costs with respect to filing any updates to the U.S. BLA associated with any Product Changes after the U.S. BLA Transfer Date, then Kiniksa’s Fully-Burdened Cost for the performance of activities under this Section 8.8 (Product Changes) shall be considered Other Shared Expenses, other than with respect to Product Changes that are exclusively related to the Retained Field or that are discretionary Product Changes made by Regeneron that do not benefit a Product (e.g., changes made by Regeneron for internal space planning purposes), in which case, [***] of Kiniksa in connection with the performance of activities related to such Product Changes.

8.9                               Manufacturing Compliance. Regeneron shall use Commercially Reasonable Efforts to Manufacture the Product under each Supply Agreement, and as applicable ensure that all Products are Manufactured by Third Parties, in each case, in conformity with Good Practices, and the Quality Agreements, including the Product Specifications and Applicable Law.

8.10                        [***]. Except to the extent specifically required by Kiniksa or required by a Regulatory Authority in the Kiniksa Field in the Territory with respect to any Product, any [***] the Manufacture of Products shall be the [***].

8.11                        Defective Product.

8.11.1                        Limitation on Damages. Without limiting Section 14.2.6 (Indemnity by Regeneron), except for Regeneron’s liability for recalls and withdrawals as set forth in Section 7.8 (Recalls or Other Corrective Actions), Kiniksa’s sole and exclusive remedy, and Regeneron’s (or its Affiliate’s) sole obligation and liability, with respect to defective or Non-Conforming Products or failure to supply in accordance with the terms of the applicable Supply Agreement shall be (i) [***], (ii) [***]. For clarity, nothing in this Section 8.11.1 (Limitation of Damages) shall limit Section 14.2.6 (Indemnity by Regeneron).

8.11.2                        Non-Conforming Product. If the Parties are unable to agree as to whether any Product is Non-Conforming Product, or to determine the cause of any Non-Conforming Product, then, in each case, an outside laboratory or consultant reasonably agreeable to each Party will conduct an investigation to determine the cause of any alleged Non-Conforming Product. Such outside testing laboratory or consultant will determine, using samples of the applicable lot of Product, whether the lot of Product is Non-Conforming Product and the cause of any non-conformity, if able to do so. The test results obtained from such laboratory and the determinations of such laboratory shall be final and binding upon each Party with respect to conformity or Non-Conforming Product and the

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cause of any such non-conformity. The fees and expenses of such testing shall be considered Other Shared Expenses.

8.11.3                        Latent Defects, Adulteration or Misbranding. If, after delivery in any Product supplied by Regeneron, either Party finds a previously undetected non-conformity to the Product or that such Product was adulterated or misbranded, the discovering Party shall promptly notify the other Party.

8.12                        Risk Mitigation. Upon execution of the Development Supply Agreement, with input and advice from Regeneron, Kiniksa shall develop a risk mitigation plan and supply chain strategy intended to ensure continuous uninterrupted supply of Product. With input and advice from Regeneron, Kiniksa shall update such plan upon execution of the Commercial Supply Agreement, and from time-to-time as may be necessary during the Term. In addition, at all times during the Term, Regeneron will ensure that it maintains supplies of raw materials sufficient to Manufacture quantities of the Product in accordance with any firm order requirements of Kiniksa in the Supply Agreements.

8.13                        Notification and Discussion of Supply Issues. If Regeneron (a) reasonably determines that it will not be able to supply any Product in accordance the Development Supply Agreement or Commercial Supply Agreement, or (b) becomes aware of any problems or delays of any material nature in performing its contractual obligations that have the potential to adversely affect the Development or Commercialization of any Product, as the case may be (each, an “Anticipated Supply Shortage”), then Regeneron shall provide written notice to Kiniksa of such Anticipated Supply Shortage within [***] of the date Regeneron becomes aware of the same, together with a detailed explanation of the reasons related to such Anticipated Supply Shortage and of the expected duration thereof. Regeneron will keep Kiniksa informed on a timely basis of any developments during any such Anticipated Supply Shortage. Upon Regeneron’s notification to Kiniksa regarding any Anticipated Supply Shortage, subject to and without limiting any applicable terms and conditions in any Supply Agreement or this Agreement, the JSC will discuss such shortage pursuant to Section 4.1.3(m) (Duties of the JSC), and determine if an alternate Third Party supply source should be utilized, and the identity of any such Third Party supply source, if so determined by the JSC. [***].

8.14                        Manufacturing Technology Transfer Event. The occurrence of any of the following events shall be a “Manufacturing Technology Transfer Event” for purposes of this Agreement.

8.14.1                        Discontinuation of Formulated Product Manufacturing. In the event that Regeneron determines that it (or its Affiliates) desires to discontinue the Manufacture of any Formulated Bulk Product under a Supply Agreement; provided that Regeneron shall provide Kiniksa with prior written notice of such discontinuance to enable the Parties to effectuate a complete and successful Manufacturing Technology Transfer, and with respect to Formulated Bulk Product, such notice may not be provided prior to the earlier of (i) [***], or (ii) [***]. If Regeneron provides notice pursuant to this Section 8.14.1

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(Discontinuation of Manufacturing), then the terms of Section 8.1.5 (Continuation of Supply) shall apply during the period after Regeneron’s delivery of such notice;

8.14.2                        Fill/Finish Transfer.

(a)                                 Prior to U.S. Marketing Approval. Prior to the date of U.S. Marketing Approval, if Kiniksa notifies Regeneron in writing that it wishes to receive a Manufacturing Technology Transfer for the fill/finish process to convert the Formulated Bulk Product into Filled Product (a “Fill/Finish Technology Transfer”), then Regeneron shall consider such request in good faith; and

(b)                                 After U.S. Marketing Approval. At any time after the date of U.S. Marketing Approval, if Kiniksa notifies Regeneron in writing that it wishes to receive a Fill/Finish Transfer, then Regeneron will perform such Fill/Finish Technology Transfer in accordance with timelines agreed by the Parties;

8.14.3                        Anticipated Supply Shortage. If the JSC is unable to resolve any Anticipated Supply Shortage, and based on forecasts provided by Kiniksa under the Supply Agreements and Regeneron’s production schedule for such Product, Regeneron will not be able to meet at least [***] of Kiniksa’s Product forecast over a period of [***].

8.14.4                        Failure to Supply. During any [***] period, Regeneron’s failure to supply in accordance with Section 8.9 (Manufacturing Compliance) conforming Product with respect to [***] of the aggregate quantity of all Products ordered pursuant to binding purchase orders on or before the firm delivery dates in the applicable binding purchase orders delivered in accordance with the Supply Agreements.

8.15                        Manufacturing Technology Transfer. Upon the occurrence of a Manufacturing Technology Transfer Event, the following shall occur:

8.15.1                        Safety Stock. From and after the date of notice by Regeneron to Kiniksa of a Manufacturing Technology Transfer Event pursuant to Section 8.14.1 (Discontinuation of Formulated Product Manufacturing), in accordance with the terms of the applicable Supply Agreement, Kiniksa may order additional quantities of Product under the applicable Supply Agreement to hold as safety stock.

8.15.2                        Transfers. Regeneron shall use reasonable efforts to transfer (or have transferred) the Manufacture of the Formulated Bulk Product or Filled Product to the facility designated for the Manufacturing Technology Transfer in accordance with Section 8.1.3 (Notification of Transfer of Manufacturing Activities), including making available to Kiniksa or its designee all Regeneron

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Manufacturing Know-How by providing to Kiniksa (or its designee) all Product Manufacturing Records, in each case, related to Products in the Kiniksa Field (including for clarity, those Product Manufacturing Records related to the Regeneron Field if such transfer occurs after the date of receipt of U.S. Marketing Approval) and copies or samples of relevant documentation, materials, and other embodiments of such Know-How (with respect to Formulated Bulk Product, a “Formulated Bulk Technology Transfer” and together with a Fill/Finish Technology Transfer, each a “Manufacturing Technology Transfer”). Subject to Section 8.1.5 (Continuation of Supply), each Manufacturing Technology Transfer shall be commenced within a commercially reasonable timeframe and conducted pursuant to a technology transfer plan to be promptly developed and agreed by the Parties (each, a “Technology Transfer Plan”) for the purpose of ensuring the complete and timely transfer of such Regeneron Manufacturing Know-How in a manner that is consistent with Regeneron’s then-current internal technology transfer corporate standards. In connection with such Manufacturing Technology Transfer, Regeneron shall transfer working cell banks to Kiniksa or its designee. Regeneron shall transfer additional quantities of working cell banks to Kiniksa to the extent reasonably required by Kiniksa from time to time; provided that nothing in this Section 8.15 (Manufacturing Technology Transfer) shall require Regeneron to transfer any portion of the master cell bank to Kiniksa. In addition, at Kiniksa’s request, Regeneron will use reasonable efforts (which efforts will not, unless otherwise agreed by the Parties, include any obligation to make any payment or incur economic burden) to facilitate a direct relationship between Kiniksa and Regeneron’s Third Party Fill/Finish Provider. Regeneron shall [***]. In addition, at Regeneron’s request, Kiniksa will use reasonable efforts (which efforts will not, unless otherwise agreed by the Parties, include any obligation to make any payment or incur economic burden) to discuss entering into a direct relationship with Neovii under which Kiniksa would Manufacture (or have Manufactured) and supply (or have supplied) the Product for Neovii (to the extent such Manufacturing activities are subject to the Manufacturing Technology Transfer).

8.15.3                        Consent. Kiniksa’s request to designate a Third Party contract Manufacturer shall be subject to Regeneron’s prior written consent as set forth in Section 2.7.2 (Sublicensing by Kiniksa); provided that such consent shall not be unreasonably withheld, conditioned, or delayed, and the [***] period set forth in Section 8.1.5 (Continuation of Supply) during which Regeneron will continue to Manufacture or have Manufactured and supply or have supplied the Product for all Development and Commercialization purposes in the Kiniksa Field in the Territory will not commence until the time at which Regeneron gives its consent to such a Third Party contract Manufacturer proposed by Kiniksa.

8.15.4                        Lonza License. [***]. Upon the occurrence of a Manufacturing Technology Transfer Event, Regeneron shall use reasonable efforts (which efforts will not,

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unless otherwise agreed by the Parties, include any obligation to make any payment or incur economic burden) [***] for Kiniksa or its Third Party designee to Manufacture the applicable Products, and the [***] period set forth in Section 8.1.5 (Continuation of Supply) during which Regeneron will continue to Manufacture or have Manufactured and supply or have supplied the Product for all Development and Commercialization purposes in the Kiniksa Field in the Territory will be tolled until the time [***].

8.15.5                        Assistance and Observation. In connection with any Manufacturing Technology Transfer Regeneron shall provide Kiniksa with reasonable technical consultation and assistance (including answering reasonable questions and making appropriate personnel reasonably available) regarding the transferred Manufacturing processes to facilitate the success transition of the Manufacture of the Product to Kiniksa or its designee. To the extent such Manufacturing is performed by Regeneron, Regeneron shall allow an agreed number of representatives of Kiniksa to observe the Manufacturing processes in otherwise scheduled manufacturing runs (but without any obligation to conduct a manufacturing run for purposes of such observation, and subject to customary restrictions and obligations applicable to visitors), all in accordance with the Technology Transfer Plan.

8.15.6                        Manufacturing Technology Transfer Costs. Kiniksa shall [***]. For clarity, Kiniksa’s Fully-Burdened Costs incurred connection with a Fill/Finish Technology Transfer undertaken in accordance with Section 8.14.2 (Fill/Finish Transfer) (and not in connection with Formulated Bulk Technology Transfer), [***].

ARTICLE 9
PAYMENTS

9.1                               Upfront Payment. Within five (5) days after the Effective Date, Kiniksa shall pay to Regeneron a non-refundable, non-creditable amount of Five Million Dollars (US$5,000,000).

9.2                               Development Milestones.

9.2.1                               Milestone Payments. Kiniksa shall inform Regeneron in writing within [***] after the occurrence of a Development Milestone Event. Kiniksa shall make a one-time, non-refundable, non-creditable milestone payment to Regeneron within [***] days from receipt of an invoice from Regeneron, such invoice to be provided to Kiniksa after Kiniksa’s notice to Regeneron of the first achievement of each of the milestone events set forth in Table 9.2 below for the first Product (each, a “Development Milestone Event” and the corresponding payment set forth in Table 9.2, a “Development Milestone Payment”).

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TABLE 9.2 — Development Milestones

Development Milestone Event	Development Milestone Payment ($)
(A) [***]	[***]
(B) [***]	[***]

9.2.2                               Achievement of Development Milestones. Each of the Development Milestone Payments set forth in Table 9.2 (Development Milestones) above is payable only once. No Development Milestone Payments shall be payable for any subsequent Product to achieve such Development Milestone Event. The maximum amount payable by Kiniksa in respect of Development Milestone Payments if all Development Milestones Events occur will be $27,500,000.

9.3                               Sharing of Third Party Proceeds. The Parties shall share Third Party Proceeds in accordance with their Regeneron Third Party Proceed Percentages. Third Party Proceeds shall be shared when received by Kiniksa or its Affiliates on a cash basis and shall be calculated independently and shall not be offset by any calculation of Profits or the Regeneron Profit Percentage, as further illustrated in the example set forth on Schedule 9.4.

9.4                               Sharing of Profits, Periodic Reports, and Fund Flow Mechanics. The Parties shall share Profits in accordance with their Regeneron Profit Percentages as described in this Section 9.4 (Sharing of Profits) and as further illustrated in the example set forth on Schedule 9.4.

9.4.1                               Periodic Reports. Kiniksa and Regeneron shall each prepare and deliver to the other Party the periodic reports specified in this Section 9.4.1 (Periodic Reports). All reports referred to in this Section 9.4.1 (Periodic Reports) shall be in such form, format, and level of detail approved by the JSC pursuant to Section 4.1.3(n) (Duties of the JSC). Unless otherwise agreed by the JSC, the financial data in the reports to be provided hereunder will include calculations in United States Dollars. As disagreement between the Parties regarding any amount included in the Profit Payment Report, Third Party Proceeds Payment Report, or in any Quarterly Expense Report, will, in each case, be a Financial Dispute that is resolved in accordance with Section 17.1.2 (Financial Disputes).

(a)                                 Quarterly Net Sales. Within [***] following the end of each Quarter (and within [***] following the end of the fourth (4th) Quarter of each Contract Year), commencing with the Quarter in which Kiniksa or its Affiliates receives Net Sales in any country in the Territory, Kiniksa shall deliver electronically to Regeneron a written report setting forth, on

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a country-by-country basis for such Quarter, for each country in the Territory, (i) the Net Sales invoiced by Kiniksa or its Affiliates during such Quarter in such country, (ii) quantities of the Product sold in such country in such Quarter, and (iii) gross Product sales in such country in such Quarter, along with an accounting of the deductions from gross sales permitted by the definition of Net Sales. In addition, within [***] following the end of each Quarter, commencing with the Quarter in which Kiniksa or its Affiliates receives Net Sales in any country in the Territory, Kiniksa shall deliver electronically to Regeneron a written “flash” report setting forth, on a country-by-country basis for such Quarter, for each country in the Territory, Kiniksa’s good faith estimate of the amounts set forth in the foregoing clauses (i) through (iii).  To the extent any sales were attributable to erroneous or reversed invoices by Kiniksa or its Affiliates during a Quarter and included in the report for a Quarter pursuant to this Section 9.4.1(a) (Quarterly Net Sales) (other than bad debt pursuant to Section 1.189(h) (Shared Commercial Expenses)) and only recognized after Kiniksa delivered the report for such Quarter pursuant to this Section 9.4.1(a) (Quarterly Net Sales), Kiniksa shall be entitled to deduct such amounts in the Quarter following the Quarter in which such sales were mistakenly booked.

(b)                                 Quarterly Incurred Expenses. Within [***] following the end of each Quarter (and, with respect to Quarterly Expense Reports to be provided by Kiniksa, within [***] following the end of the fourth (4th) Quarter in each year), each Party that has incurred any Other Shared Expenses, Shared Commercial Expenses, Cost of Goods Sold, or Manufacturing Technology Transfer Costs in that Quarter shall deliver electronically to the other Party a written report setting forth in reasonable detail such Other Shared Expenses, Shared Commercial Expenses, or Cost of Goods Sold, in each case, incurred by such Party on a country-by-country basis in such Quarter in the Territory (the “Quarterly Expense Report”). In addition, within [***] following the end of each Quarter, each Party that has incurred any Other Shared Expenses, Shared Commercial Expenses, Cost of Goods Sold, or Manufacturing Technology Transfer Costs in that Quarter shall deliver electronically to the other Party a written “flash” report setting forth such Party’s good faith estimate of the amounts to be included in each Quarterly Expense Report.

(c)                                  Quarterly Profit Payment Report. Within [***] following the end of each Quarter (and within [***] following the end of the fourth (4th) Quarter in each year), Kiniksa shall deliver electronically to Regeneron a Profit Payment Report in respect of such Quarter, combining the information reported by each Party as Net Sales pursuant to Section 9.4.1(a) (Quarterly Net Sales) and in the Quarterly Expense Report pursuant to Section 9.4.1(b) (Quarterly Incurred Expenses) and showing its

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calculations in accordance with Schedule 9.4 of the amount of any Regeneron Profit Split for such Quarter as contemplated by this Section 9.4.1(c) (Quarterly Profit Payment Report) (including showing the calculation of such Regeneron Profit Split). In addition, within [***] following the end of each Quarter, Kiniksa shall deliver electronically to Regeneron a written “flash” report setting forth Kiniksa’s good faith estimate of the amount of any Regeneron Profit Split for such Quarter. For clarity, if an item is included in a Profit Payment Report for a Quarter, in no event shall the same item be included in a subsequent Profit Payment Report.

(d)                                 Quarterly Report of Third Party Proceeds. Within [***] following the end of each Quarter in which Kiniksa receives Third Party Proceeds, Kiniksa shall deliver electronically to Regeneron a report in respect of such Quarter, providing information regarding the amount of Third Party Proceeds, the identity of the Third Party, and the characterization and calculation of the Regeneron Third Party Proceeds Split (“Third Party Proceeds Payment Report”). For clarity, the Third Party Proceeds Payment Report shall be calculated independently and not reduced by any expenses in a Profit Payment Report. In addition, within [***] following the end of each Quarter in which Kiniksa receives any Third Party Proceeds, Kiniksa shall deliver electronically to Regeneron a written “flash” report setting forth Kiniksa’s good faith estimate of the amounts to be included in each Third Party Proceeds Payment Report.

(e)                                  Quarterly Inventory Report. Within [***] days after the end of each Quarter (for the first three (3) Quarters in a Contract Year), commencing with the Quarter in which the First Commercial Sale of the Product in the Kiniksa Field in the Territory occurs, Kiniksa shall deliver electronically to Regeneron a written inventory report (the “Quarterly Inventory Report”) setting forth the ending inventory of the Product balance for that Quarter.  To the extent reasonably practicable, each Quarterly Inventory Report shall provide such information broken out by lot numbers, dosage form, and unit size, for units of Product contained in such report.

(f)                                   Annual Inventory Report. Within [***] after the end of each Contract Year, commencing with the Quarter in which the First Commercial Sale of the Product in the Kiniksa Field in the Territory occurs, Kiniksa shall deliver electronically to Regeneron a written inventory report (the “Annual Inventory Report”) reconciling beginning and ending inventory and including (i) the number of units of Product distributed, but not sold (such as samples, donations, and write-offs) in the Territory during such Contract Year, (ii) the number of units of Product for the Territory that are lost, destroyed, expired, or become obsolete or spoiled during such

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Contract Year, and (iii) the number of units of Product sold in the Territory during such Contract Year. To the extent reasonably practicable, each Annual Inventory Report shall provide such information broken out by lot numbers, dosage form and unit size, for units of Product contained in such report.

(g)                                  Flash Reports. Each Party acknowledges and agrees that the “flash reports” to be provided under this Section 9.4.1 (Periodic Reports) represent only the applicable Party’s good faith estimate of the costs, expenses, or profits (as applicable) to be provided in the applicable report with the use of Commercially Reasonable Efforts. Neither Party will be responsible in connection with any inaccuracies included in any flash report provided pursuant to this Section 9.4 (Sharing of Profits) to the extent a Party complied with the previous sentence. Each Party acknowledges and agrees that the “flash reports” to be provided under this Section 9.4.1 (Periodic Reports) (rather than having the definitive reports due at such time period) is an accommodation to Kiniksa while it is a young company. As Kiniksa develops its accounting and financial reporting capabilities, the Parties shall discuss in good faith, the shortening of the time periods in Section 9.4.1 (Periodic Reports) and any related changes in Section 9.4.5 (Funds Flow).

9.4.2                               Reimbursement of Manufacturing Costs.

(a)                                 Kiniksa Payment to Regeneron for Product Supplied under the Supply Agreement. Within [***] following the end of each Quarter in which Regeneron supplies Kiniksa with Product under the Supply Agreements, or is otherwise entitled to invoice Kiniksa for Product to be supplied under the Supply Agreements (if earlier), Regeneron shall deliver electronically to Kiniksa a written report setting forth the [***] (as set forth in Section 8.6 (Price for Product Supplied by Regeneron)), [***].

(b)                                 [***]. Within [***] following the end of each Contract Year in which Regeneron supplies Kiniksa with Product under the Supply Agreements, Regeneron shall deliver electronically to Kiniksa a written report setting forth [***] and [***] and the [***] (the “[***] Amount”).

(c)                                  [***] Amount. [***] invoiced by Regeneron pursuant to Section 9.4.2(a) (Kiniksa Payment to Regeneron for Product Supplied under the Supply Agreement) for Product supplied by Regeneron for a Contract Year [***] for Product supplied by Regeneron for a Contract Year, [***] (Payments of Certain Invoiced Amounts). [***] (Kiniksa Payment to Regeneron for Product Supplied under the Supply Agreement) for Product supplied by Regeneron for a Contract Year [***].

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9.4.3                               Kiniksa Incurred Expenses under Section 8.8.4 (Cost of Product Changes). Within [***] following the end of each Quarter in which Kiniksa incurs any Out-of-Pocket Expenses with respect to filing any updates to the U.S. BLA associated with any Product Changes after the U.S. BLA Transfer Date for which Kiniksa is entitled to reimbursement from Regeneron as set forth Section 8.8.3 (Cost of Product Changes), Kiniksa shall deliver electronically to Regeneron a written report setting forth in reasonable detail such actual Out-of-Pocket Expenses in such Quarter. In addition, within [***] days following the end of each Quarter in which Kiniksa incurs any Out-of-Pocket Expenses with respect to filing any updates to the U.S. BLA associated with any Product Changes after the U.S. BLA Transfer Date, Kiniksa shall deliver electronically to Regeneron a written “flash” report setting forth Kiniksa’s good faith estimate of such amounts.

9.4.4                               Other Shared Expenses. Notwithstanding anything to the contrary set forth herein, in no event shall Regeneron request reimbursement for any expenses that would be classified as Other Shared Expenses under this Agreement or that are otherwise due to Regeneron hereunder, in each case, to the extent Neovii has reimbursed or is reimbursing Regeneron for such expenses under the Neovii License Agreement.

9.4.5                               Funds Flow. For each Quarter:

(a)                                 Regeneron Expenses. Kiniksa [***] for such Quarter in its Quarterly Expense Report provided pursuant to Section 9.4.1(b) (Quarterly Incurred Expenses) in accordance with Section 9.4.5(c) (Payment to Regeneron).

(b)                                 Kiniksa Expenses. Kiniksa will [***] for such Quarter reflected in the Profit Payment Report for such Quarter.

(c)                                  Payment to Regeneron of Profits. Prior to the first receipt of any Net Sales for the Product in the Territory, Kiniksa will [***] for such Quarter no later than [***] after its receipt of the Quarterly Expense Report from Regeneron (but shall not be obligated to make such payment earlier than [***] after the conclusion of such Quarter for the first three (3) Quarters of a Contract Year, or [***] following the end of the fourth (4th) Quarter of each Contract Year). After receipt of the first Net Sales for the Product in the Territory, Kiniksa will deduct all Other Shared Expenses (including those incurred by Regeneron and reimbursed by Kiniksa) from Net Sales in its calculation of Profit. Kiniksa shall pay to Regeneron the amounts due as Regeneron Profit Split for such Quarter (such payment, the “Regeneron Profit Split Payment”) [***] after its delivery of the Profit Payment Report for such Quarter (but shall not be obligated to make such payment earlier than [***] after such Quarter). If for any Quarter there is no Regeneron Profit Split Payment because there

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is no Profit, then Kiniksa will still reimburse Regeneron for the Other Shared Expenses incurred by Regeneron in such Quarter in accordance with this Section 9.4.5(c) (Payment to Regeneron).

(d)                                 Payment to Regeneron of the Regeneron Third Party Proceeds Payment. No later than [***] after its delivery of the Third Party Proceeds Payment Report, Kiniksa shall pay to Regeneron the amounts due as the Regeneron Third Party Proceeds Split for such Quarter (such payment, the “Regeneron Third Party Proceeds Split Payment”) but Kiniksa shall not obligated to make such payment earlier than [***] after such Quarter.

(e)                                  No Offset. No expenses included or losses reflected in the Profit Payment Report in a Quarter shall be offset against Third Party Proceeds.

(f)                                   Payments of Certain Invoiced Amounts. The Party obligated to make payments pursuant to Section 9.4.2 (Reimbursement of Manufacturing Costs), Section 9.4.3 (Kiniksa Incurred Expenses under Section 8.8.3 (Cost of Product Changes)), and Section 9.5.2 (Certain Commercial Shared Commercial Expenses [***], in each case, shall reimburse the other Party for the expenses no later than [***] after its receipt of an invoice or report delivered in accordance with Section 9.4.2 (Reimbursement of Manufacturing Costs), Section 9.4.3 (Kiniksa Incurred Expenses Under Section 8.8.3 (Cost of Product Changes), or Section 9.5.2 (Certain Commercial Shared Commercial Expenses [***], but shall not be obligated to make such payment earlier than [***] days after such Quarter.

9.4.6                               Invoices and Documentation. The Parties shall agree upon the form of any necessary documentation relating to the Profit Split Arrangement hereunder so as to afford the Parties appropriate accounting treatment in relation to any of the transactions or payments contemplated hereunder.

9.4.7                               No Carryforward and Exception.

(a)                                 No Carryforward. If the Profits for any Quarter are negative, such that Kiniksa incurs a loss, then no such losses or components of expenses included in Profits in one Quarter shall be carried-forward an applied against Profits or the Regeneron Profit Split due in any subsequent Quarter.

(b)                                 [***]. Notwithstanding Section 9.4.7(a) (No Carryforward), any [***] the Regeneron Profit Split in a Quarter because it would cause the Profits for such Quarter to be negative (such amount, the “Manufacturing Technology Transfer Cost Balance”), may be [***]; provided that Profits otherwise due in any subsequent Quarter may be only [***] to the extent

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[***] of the Profits and the Regeneron Profit Split that would have applied prior to the application of any of the [***].

9.4.8                               [***] Third Party License Payments [***]. If [***], then [***]; provided that [***] as of the Effective Date. If [***], then [***]. In addition, [***], then [***] as of the Effective Date.

9.4.9                               [***] Expenses. [***] Expenses may be included in the calculation of Profits in any Quarter.

9.5                               [***] Inclusion of Certain Shared Commercial Expenses.

9.5.1                               [***] Inclusion. For purposes of calculating the Regeneron Profit Split pursuant to Section 9.4 (Sharing of Profits), the aggregate of costs and expenses included under Section 1.189(b) and Section 1.189(f) of the definition of Shared Commercial Expenses for any Contract Year:

(a)                                 [***];

(b)                                 [***];

(c)                                  [***]; and

(d)                                 [***].

9.5.2                               Certain Shared Commercial Expenses [***].

(a)                                 Projected Net Sales. On an annual basis no later than September 30 of each Contract Year for which a [***] is expected to apply, Kiniksa shall prepare a good faith projected Net Sales for the Product in the Territory for the upcoming Contract Year (“Projected Net Sales”) and reasonable supporting documentation underlying such projections and provide such projection and documentation to the JSC for its review and discussion.

(b)                                 Calculation. For purposes of calculating the Certain Shared Commercial Expenses [***], the Projected Net Sales shall be used to calculate the applicable the Certain Shared Commercial Expenses [***] in the Quarter in accordance with the [***] set forth in Section 9.5.1 [***] Inclusion).

(c)                                  Reports of Actuals. Within [***] following the end of each Contract Year in which a Certain Shared Commercial Expenses [***], Kiniksa shall deliver electronically to Regeneron a written report setting forth the actual Net Sales for the Product in the prior Contract Year, the actual Certain Commercial Shared Commercial Expenses [***] in the prior Contract Year (based on actual Net Sales during such Contract Year), and [***], for each Quarter in the previous Contract Year. Any

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adjustments in the Profit Split Arrangement [***] shall be made in accordance with Section 9.4.5(f) (Funds Flow).

9.5.3                               Exclusion [***].

(a)                                 Subsequent Indication [***]. In advance of each expected Marketing Approval for each subsequent Indication of a Product in the Kiniksa Field in the Territory after the receipt of U.S. Marketing Approval, Kiniksa shall prepare a [***] Commercial Plan for the launch and Commercialization of such Product in such Indication (a “Subsequent Indication Launch Plan”) and submit such plan to the JSC for its review and discussion pursuant to Section 4.1.3(p) [***] and submit [***] to the JSC for its review and approval pursuant to Section 4.1.3(q). The JSC shall review consider in good faith for approval, each Subsequent Indication [***], and such approval by the JSC shall not be unreasonably withheld, conditioned, or delayed. If the JSC approves a Subsequent Indication [***] so approved. For clarity, if the JSC does not approve a Subsequent Indication [***] then Kiniksa may proceed [***].

(b)                                 Expert Determination. If, following escalation to the Party’s Executive Officers in accordance with Section 4.2.2(b) (Escalation), such Executive Officers cannot reach agreement on the appropriate Subsequent Indication [***], then either Party may submit the matter for resolution by [***] will select one or the other of the Party’s proposed Subsequent Indication [***].

9.6                               Adjustments to FTE Rates. Notwithstanding anything herein to the contrary, upon the reasonable request of either Party, the Parties shall meet to review the accuracy of any applicable FTE Rate in any country or Region. The Parties will share reasonable supporting documents and materials in connection with an assessment of such FTE Rate and to determine in good faith whether to adjust such FTE Rate in such country or Region.

9.7                               Late Payments. All undisputed late payments made under this Agreement (including payments made pursuant to Section 9.1 (Upfront Payment), Section 9.2 (Development Milestones), Section 9.3 (Sharing of Third Party Proceeds), and Section 9.4 (Sharing of Profits)), shall earn annual interest, to the extent permitted by Applicable Law, from the date due until paid at a rate equal to [***], as quoted on [***] (or any other source agreed to by the Parties) effective for the date on which the payment was due, plus [***] percentage points (accrued monthly), unless such payments are disputed in good faith pursuant to Section 9.9 (Resolution of Payment Disputes).

9.8                               Taxes. Any milestones, payments, or other amounts that are due or payable by one Party to the other Party pursuant to this Agreement (“Payments”) shall not be reduced on the account of any taxes unless required by Applicable Law. The Party receiving a Payment (the “Payee Party”) alone shall be responsible for paying any and all taxes (other than

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withholding taxes required by Applicable Law to be paid by the Party making such Payment) (the “Paying Party”) levied on account of, or measured in whole or in part by reference to, any Payments it receives. The Paying Party shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to pay to any taxing authority. In such case, the Paying Party will promptly provide the Payee Party with copies of receipts or other evidence reasonably required and sufficient to allow the Payee Party to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits. The Parties will cooperate reasonably in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable Law, in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment. The Parties will cooperate to minimize such taxes in accordance with Applicable Law, including using reasonable efforts to access the benefits of any applicable treaties. Such cooperation may include the Paying Party making payments from a single source in the U.S., where possible.  . Apart from any withholding permitted under this Section 9.8 (Taxes) and those deductions expressly included in the definition of Net Sales, the amounts payable hereunder will not be reduced on account of any taxes, charges, duties, or other levies.

9.9                               Resolution of Payment Disputes. In the event there is a dispute relating to any payment obligations or reports under this ARTICLE 9 (Payments), then the Party with the dispute shall have its representative on the JSC provide the other Party’s representative on the JSC with written notice setting forth in reasonable detail the nature and factual basis for such good faith dispute and the Parties, through the JSC pursuant to Section 4.1.3(r) (Duties of the JSC), will seek to resolve the dispute as promptly as possible, but no later than [***] after such written notice is received. In the event that no resolution is reached by the JSC, then such matter will be shall be resolved in accordance with Section 17.1 (Disputes). The Parties agree that if there is a dispute regarding any payment amount due under this Agreement, then only the disputed amount shall be withheld from the payment and the paying Party shall pay the undisputed amount within the timeframes set forth in this ARTICLE 9 (Payments).

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ARTICLE 10
INTELLECTUAL PROPERTY

10.1                        Ownership of Newly Created Intellectual Property. The determination of whether Know-How or other inventions are invented by a Party for the purpose of allocating proprietary rights therein, shall, for purposes of this Agreement, be made in accordance with U.S. patent law or other Applicable Law in the United States irrespective of where such conception, discovery, development, or making occurs. As between the Parties, each Party will own any and all inventions, improvements, works, and Know-How invented, discovered, conceived, created, or otherwise generated (including as necessary to establish authorship (in case of publication and other copyrightable work), inventorship (in case of inventions, whether patentable or not) or ownership), solely by or on behalf of such Party or its Affiliates (or its or their respective directors, officers, employees, or agents), in the course of performing activities under this Agreement, and any and all Patent Rights and other Intellectual Property Rights thereto, and the Parties shall jointly own an equal and undivided interest in all Joint IP, [***], Kiniksa shall [***].

10.2                        Assignment and Covenants in Support of Assignment. To the extent that any right, title, or interest in or to any Intellectual Property Right invented, discovered, conceived, created, reduced to practice, or otherwise generated under this Agreement vests in a Party or its Affiliate, by operation of law or otherwise, in a manner contrary to the agreed upon ownership as set forth in Section 10.1 (Ownership of Newly Created Intellectual Property), such Party (or its Affiliate) shall, and hereby does, irrevocably assign to the other Party any and all such rights, title, and interests in and to such Intellectual Property Right to the other Party without the need for any further action by any Party. In furtherance of the foregoing, each Party shall, upon request of the other, promptly undertake and perform (or cause its Affiliates and its and their respective employees or agents to promptly undertake and perform) such further actions as are reasonably necessary for Regeneron and Kiniksa, as between the Parties, to each perfect its title in any such Intellectual Property Right as set forth in Section 10.1 (Ownership of Newly Created Intellectual Property), including by causing the execution of any assignments or other legal documentation, or providing the other Party or its patent counsel with reasonable access to any employees or agents who may be inventors of such Intellectual Property Rights.

10.3                        Exploitation of Joint IP. Subject to the other applicable provisions of this Agreement (including Section 2.1 (Regeneron Licenses to Kiniksa) and Section 2.2 (Kiniksa Licenses to Regeneron)), each Party shall otherwise enjoy an equal undivided right to exploit any and all Joint IP, including the right to use, practice, and otherwise exploit for research, development, manufacturing, commercial, and other purposes (including to grant licenses or other similar rights under) the Joint IP, without the need to seek consent from or account to the other Party (and, for clarity, neither Party shall be required to obtain the consent of the other Party with respect to the exploitation thereof anywhere in the world and, to the extent that such consent is required in any country in the world, such consent is hereby granted).

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10.4                        Invention Disclosures; Updates and Exchange of Information. Each Party shall promptly disclose to the other Party all Know-How and other Intellectual Property Rights that are invented, discovered, conceived, created, reduced to practice, or otherwise generated by such Party, its Affiliates, or their employees, agents, and consultants pursuant to this Agreement that is Product IP, Kiniksa Platform IP, or Joint IP. Each Party will share with the JSC in a timely manner any material additions to the Regeneron IP (including Product IP) and Kiniksa Product Data (including all clinical data) that are in a Party’s possession and Control, but excluding Regeneron Manufacturing IP.

10.5                        Assignment Obligation. All of the employees, officers, and consultants of each Party that are engaged in the performance of its obligations or exercise of its rights under this Agreement shall have executed written agreements (a) assigning to such Party ownership of all inventions and Intellectual Property Rights made during the course of or as the result of employment or provision of services, as applicable, (b) obligating the individual upon request to sign any documents to confirm or perfect such assignment and to cooperate in the preparation and prosecution of any Patent Applications disclosing or claiming such inventions, and (c) obligating the individual to obligations of confidentiality and non-use regarding Confidential Information that are at least as stringent as those undertaken by the Parties pursuant to ARTICLE 13 (Confidentiality).

10.6                        No Other Rights or Licenses. The Parties agree that nothing in this Agreement, and no use by a Party of the other Party’s Intellectual Property Rights pursuant to this Agreement, shall vest in a Party any right, title, or interest in or to the other Party’s Intellectual Property Rights, other than the license rights expressly granted hereunder and the assignments expressly made hereunder.

10.7                        Prosecution and Maintenance of Patent Rights.

10.7.1                        Regeneron Patent Rights and Joint Patent Rights. During the Term, the Responsible Party shall be solely responsible for the filing, prosecution, maintenance or defense of the Regeneron Patent Rights and Joint Patent Rights in the Territory, using reasonable efforts to prosecute all Patent Applications forming part of Regeneron Patent Rights or Joint Patent Rights (as applicable) to grant with valid claims.  The Responsible Party shall keep the Non-Responsible Party informed of all material developments in relation to Regeneron Patent Rights and Joint Patent Rights in the Territory and shall, provide the Non-Responsible Party with copies of relevant documents related to the filing, prosecution, and maintenance of Regeneron Patent Rights and Joint Patent Rights. The Responsible Party shall consult with the Non-Responsible Party and shall consider in good faith any reasonable recommendation made by the Non-Responsible Party in relation to the scope of filing and the prosecution of Regeneron Patent Rights and Joint Patent Rights, including, when making any submission to a patent office or otherwise in the conduct of any proceedings in relation to such Patent Rights.

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10.7.2                        Existing Regeneron Patent Rights; Costs. Prior to the date of receipt of U.S. Marketing Approval, and so long as is it the Responsible Party, Regeneron shall solely bear its Fully-Burdened Cost incurred in the course of prosecuting and maintaining the Regeneron Patent Rights Controlled by Regeneron or its Affiliates as of the Effective Date in the U.S. and Japan and all Patent Rights claiming priority thereto (the “Existing Regeneron Patent Rights”). Prior to the date of receipt of U.S. Marketing Approval, all of Regeneron’s Out-of-Pocket Costs incurred in the course of prosecuting and maintaining the Regeneron Patent Rights, other than the Existing Regeneron Patent Rights and the Joint Patent Rights, in each case, shall be considered Other Shared Expenses, and after the date of receipt of U.S. Marketing Approval, all of either Party’s Out-of-Pocket Costs incurred in the course of prosecuting and maintaining the Regeneron Patent Rights (including as the Non-Responsible Party) shall be considered Other Shared Expenses.

10.7.3                        Regeneron Patent Rights and Joint Patent Rights; Second Right. Subject to Section 10.7.1 (Regeneron Patent Rights and Joint Patent Rights), in the event that the Responsible Party wishes to decline to file or, having filed, wishes to abandon, allow claims to issue in a Patent without reserving the right to file a continuing or divisional Patent Application, maintain or defend any pending Regeneron Patent Rights or Joint Patent Rights in the Territory, then the Responsible Party shall provide the Non-Responsible Party with written notice thereof. In the case where the Responsible Party has filed but is declining to further prosecute or maintain such Regeneron Patent Rights or Joint Patent Rights, such notice shall be given at least [***] days prior to the expiration of any official substantive deadline relating to such activities. Subject to Section 10.7.1 (Regeneron Patent Rights and Joint Patent Rights), in any of such circumstances the Non-Responsible Party shall have the right to decide that the Non-Responsible Party should file, prosecute and maintain such Regeneron Patent Rights in Regeneron’s name or Joint Patent Rights in the names of both Parties and in such case the Non-Responsible Party shall give written notice to the Responsible Party. Upon receipt of any such notice from the Non-Responsible Party, the Responsible Party shall transfer to the Non-Responsible Party all its files relating to the relevant Regeneron Patent Rights or Joint Patent Right and execute any documents to otherwise necessary to transfer control of such filing, prosecution and maintenance to the Non-Responsible Party. Thereafter, the Non-Responsible Party shall be responsible for prosecuting and maintaining such Regeneron Patent Rights or Joint Patent Rights and shall be the “Responsible Party” for the purposes of this Section 10.7 (Prosecution and Maintenance of Patent Rights). In any case where the newly designated Responsible Party so files, prosecutes or maintains such Regeneron Patent Rights or Joint Patent Rights, the newly designated Non-Responsible Party shall provide all necessary cooperation and assistance to newly designated Responsible Party in relation to any such proceeding. All Out-of-Pocket Costs incurred by the newly designated Responsible Party pursuant to this Section

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10.7.3 (Regeneron Patent Rights and Joint Patent Rights; Second Right) and the newly designated Non-Responsible Party in connection with transitioning activities to the newly designated Responsible Party pursuant to this Section 10.7.3 (Regeneron Patent Rights and Joint Patent Rights; Second Right) shall each be considered Other Shared Expenses.

10.7.4                        Qualifications. The Parties acknowledge and agree that the rights and obligations of the Parties with respect to the planned Patent Application(s) set forth on Schedule 10.7.4, shall be subject to the additional conditions set forth therein. In the event of a conflict between Section 10.7.1 (Regeneron Patent Rights and Joint Patent Rights), Section 10.7.2 (Existing Regeneron Patent Rights; Costs) and Section 10.7.3 (Regeneron Patent Rights and Joint Patent Rights; Second Right) and Schedule 10.7.4,  Schedule 10.7.4 shall control solely with respect to such planned Patent Application(s) and any resulting Patents.

10.7.5                        Neovii [***].

(a)                                 Kiniksa acknowledges that to the extent the Regeneron Patent Rights are necessary or useful to the Product in the Retained Field, such Patent Rights have been licensed to Neovii outside of the U.S. and Japan and Kiniksa’s prosecution and maintenance rights in Section 10.7.1 (Regeneron Patent Rights and Joint Patent Rights) outside of the U.S. and Japan [***].

(b)                                 Kiniksa acknowledges that to the extent the Regeneron Patent Rights are necessary or useful to the Product in the Retained Field, such Patent Rights have been licensed to Neovii outside of the U.S. and Japan [***], provided that [***].

10.7.6                        CREATE Act. Neither Party shall have the right, without the prior written consent of the other Party, to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C.103(c)(2)-(c)(3) (the “CREATE Act”) with respect to any invention that is developed pursuant to this Agreement.

10.8                        Third Party Infringement Suits. In the case where either Party believes that an infringement by a Third Party of Regeneron Patent Rights, Joint Patent Rights, or Patent Rights within the Kiniksa Platform IP may be occurring in one or more countries within the Territory, such Party shall disclose full details of the potential infringement to the other Party, subject to any necessary agreements to preserve the privileged nature of such communications.

10.8.1                        First Right. The Responsible Party shall have the first right, but not the obligation, to conduct any such infringement claim and any proceedings including any counterclaim for invalidity or unenforceability or any declaratory judgment action and including the right to settle in its discretion; provided that the Responsible Party shall consult with the Non-Responsible Party and consider

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in good faith any reasonable comments made by the Non-Responsible Party in relation to the conduct of such proceedings, and provided, further, that such settlement does not include a license under Regeneron Patent Rights or Joint Patent Rights and does include any admission concerning claim invalidity or unenforceability of a Regeneron Patent Right or a Joint Patent Rights or bind the Non-Responsible Party to any monetary settlements. If the settlement includes a license under Regeneron Patent Rights or Joint Patent Rights or any admission concerning claim invalidity or unenforceability of a Regeneron Patent Right or Joint Patent Right, then the Non-Responsible Party’s consent to the terms of such license or any admission concerning claim invalidity or unenforceability of a Regeneron Patent Right or a Joint Patent Rights shall be required, such consent not to be unreasonably withheld, conditioned or delayed. Where the Responsible Party decides to commence proceedings in relation to Regeneron Patent Rights or Joint Patent Rights, it shall be entitled to require the Non-Responsible Party to join the Responsible Party as co-plaintiff. In such case the Non-Responsible Party shall provide all necessary assistance to the Responsible Party in relation to any such proceeding.

10.8.2                        Second Right. If the Responsible Party fails to undertake any such proceedings, then the Non-Responsible Party may give the Responsible Party notice and reasonable supporting evidence of infringement by a Third Party requesting the Responsible Party to undertake such proceedings within ninety (90) days of the date of notice or a shorter period if required to comply with Applicable Law, and if the Responsible Party decides not to do so, then with respect to infringement of any Regeneron Patent Rights or Joint Patent Right, the Non-Responsible Party shall be entitled to do so at its own cost and expense, subject to Section 10.8.6 (Reimbursement by the Responsible Party). Thereafter, in such case, the Non-Responsible Party shall be responsible for enforcing Regeneron Patent Rights or Joint Patent Rights and shall be the “Responsible Party” for the purposes of this Section 10.8.2 (Second Right). The newly designated Responsible Party shall control the conduct of any claim or proceedings including any counterclaim for invalidity or unenforceability or any declaratory judgment action, provided, however that such newly designated Responsible Party shall consult with and consider in good faith any reasonable comments made by the newly designated Non-Responsible Party in relation to the conduct of such proceedings. The Non-Responsible Party shall provide all necessary assistance to the Responsible Party in relation to such proceedings. The Responsible Party shall have sole right to settle such proceedings including any counterclaim for invalidity or unenforceability; provided that such settlement does not include a license under Regeneron Patent Rights or Joint Patent Rights and does not include any admission concerning claim invalidity or unenforceability of a Regeneron Patent Right or a Joint Patent Rights or bind the Non-Responsible Party to any monetary settlements. If the settlement includes a license under Regeneron Patent Rights or Joint Patent Rights or any admission concerning claim invalidity or unenforceability of a Regeneron Patent Right or

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Joint Patent Right, then the Non-Responsible Party’s consent to the terms of such license or any admission concerning claim invalidity or unenforceability of a Regeneron Patent Right or a Joint Patent Rights shall be required, such consent not to be unreasonably withheld, conditioned or delayed.

10.8.3                        Kiniksa Platform IP. For clarity, Regeneron shall not have rights under Section 10.8.1 (First Right) or Section 10.8.2 (Second Right) to enforce the Kiniksa Platform IP.

10.8.4                        Neovii [***].

(a)                                 Notwithstanding Section 10.8.1 (First Right) or Section 10.8.2 (Second Right), Kiniksa shall not have any rights to enforce the Regeneron Patent Rights as the Responsible Party if the infringement of the Regeneron Patent Rights is solely in the Retained Field, solely in the Retained Territory or solely in the Regeneron Retained EEO Field.

(b)                                 Kiniksa acknowledges that to the extent the Regeneron Patent Rights are necessary or useful to the Product in the Retained Field, such Patent Rights have been licensed to Neovii, [***].

(c)                                  Kiniksa acknowledges that to the extent the Regeneron Patent Rights are necessary or useful to the Product in the Retained Field, such Patent Rights have been licensed to Neovii [***], provided that [***].

10.8.5                        Allocation of Recoveries. If a Party succeeds in any such infringement proceedings enforcing Regeneron Patent Rights or Joint Patent Rights, whether at trial or by way of settlement, such Party shall be entitled to retain such part of any award of costs and damages made in such proceedings or settlement sum as is equal to such Party’s costs of taking the proceedings and the such Party shall be entitled to retain the balance received by the such Party less an amount equivalent to the amount that would have been due to the other Party on the balance as if they were an amount to be distributed under the Profit Split which amount shall be paid to the other Party. Notwithstanding the foregoing [***], provided, however [***].

10.8.6                        Reimbursement by the Responsible Party. All Out-of-Pocket Costs incurred by the Responsible Party pursuant to Section 10.8.1 (First Right) or Section 10.8.2 (Second Right) shall be considered Other Shared Expenses, but only to the extent that (i) [***].

10.9                        Regeneron Manufacturing Patents Rights Not Specific to a Product. Notwithstanding Section 10.7.1 (Regeneron Patent Rights and Joint Patent Rights), Section 10.7.3 (Regeneron Patent Rights and Joint Patent Rights; Second Right), Section 10.8.1 (First Right), and Section 10.8.2 (Second Right), Kiniksa shall not have any Patent prosecution and maintenance rights or Patent enforcement rights to the extent that a Regeneron

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Manufacturing Patent Right relates to methods of Manufacturing that are not specific to the Product and that have applicability to other products. Notwithstanding Section 10.7.1 (Regeneron Patent Rights and Joint Patent Rights) and Section 10.7.3 (Regeneron Patent Rights and Joint Patent Rights; Second Right), Kiniksa shall not be obligated to reimburse Regeneron for Regeneron’s Out-of-Pocket Costs incurred in the course of prosecuting and maintaining the Regeneron Manufacturing Patent Rights covered by this Section 10.9 (Regeneron Manufacturing Patent Rights Not Specific to a Product) or enforcing or participating in the recovery of the Regeneron Manufacturing Patent Rights covered by this Section 10.9 (Regeneron Manufacturing Patent Rights Not Specific to a Product).

10.10                 Patent Marking. Each Party shall comply with the patent marking statutes in each country in which a Product is made, offered for sale, sold, or imported by such Party, its Affiliates or licensees or sublicensees.

10.11                 Third Party Claims.

10.11.1                 Notice of Infringement Claims.

(a)                                 If either Party or its Affiliates learns of an allegation that the Development or Commercialization of the Product in the Kiniksa Field or the Manufacturing of the Product, in each case, in the Territory, under this Agreement infringes or otherwise violates the Intellectual Property Rights of any Third Party in the Territory (“Infringement Claim”), then such Party must promptly notify the other Party in writing of such Infringement Claim. As soon as reasonably practicable after the receipt of such notice and at all times thereafter, the Parties will meet and consider the appropriate course of action with respect to such Infringement Claim. In any such instance, each Party will have the right to defend any action naming it; provided, however, the Parties will at all times cooperate, share all material notices and filings in a timely manner, provide all reasonable assistance to each other and use Commercially Reasonable Efforts to agree upon an appropriate course of action, including, as appropriate, the preparation of material court filings and any discussions concerning a potential defense or settlement of any such Infringement Claim. The rights and obligations in this Section 10.11 (Third Party Claims) will apply even if only one Party defends any Infringement Claims commenced by a Third Party in the Territory claiming that the Development, Manufacture, or Commercialization of a Product under this Agreement infringes or otherwise violates any Intellectual Property Rights of any Third Party.

(b)                                 Notwithstanding Section 10.11.1(a) (Notice of Infringement Claims), any settlement by a Party of an Infringement Claim that includes a license under Regeneron Patent Rights or Joint Patent Rights or any admission concerning claim invalidity or unenforceability of a

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Regeneron Patent Right or Joint Patent Right, requires the consent of the non-settling Party to the terms of such license or any admission concerning claim invalidity or unenforceability of a Regeneron Patent Right or a Joint Patent Rights, such consent not to be unreasonably withheld, conditioned or delayed. Additionally, in no event may the settling Party bind the non-settling Party to any monetary settlement without the consent of the non-settling Party.

10.11.2                 Coordination with Neovii. Kiniksa acknowledges that an Infringement Claim may also name Neovii or otherwise triggers certain rights of Neovii under the Neovii License Agreement (which rights are equivalent to the ones set forth in Section 10.11.1(a) (Notice of Infringement Claims)). In such case, Regeneron shall use Commercially Reasonable Efforts to coordinate between Kiniksa and Neovii to ensure that Kiniksa’s rights under Section 10.11.1(a) (Notice of Infringement Claims) are preserved.

10.11.3                 Reimbursement [***]. Out-of-Pocket Costs incurred by either Party in connection with the defense of an Infringement Claim (including any nullification, declaratory judgment, revocation, or opposition proceeding against any such Patents or other rights in response to prospective or actual Infringement Claim) shall [***].

10.12                 Compliance with Third Party Licenses. The Parties acknowledge and agree that Regeneron does not have the right to (a) prosecute and maintain any Patent Rights licensed to it under the Existing Licenses, or (b) enforce Patent Rights and Know-How licensed to it under the Existing Licenses against Third Party infringement, and therefore the rights granted by Regeneron to Kiniksa under this ARTICLE 10 (Intellectual Property) are subject to this Section 10.12 (Compliance with Third Party Licenses).

10.13                 Product Trademarks.

10.13.1                 Kiniksa’s Use of Product Trademarks. At Kiniksa’s sole discretion (but subject to the following sentence), Kiniksa may use the Existing Product Trademarks or New Product Trademarks in connection with the Development and Commercialization of the Product in the Kiniksa Field throughout the Territory (if necessary in the script of a different language). Notwithstanding the foregoing, [***] (a) [***], or (b) [***]. Regeneron shall coordinate the use of Product Trademarks [***] to ensure there is no confusion [***]. Upon Kiniksa’s request reasonably in advance of its filling and finishing of Product for Commercialization, Regeneron shall provide Kiniksa with the identity of the Existing Product Trademarks and the countries or Regions referred to in clause (a) of the second sentence of this Section 10.13.1 (Kiniksa’s Use Product Trademarks).

10.13.2                 Ownership of Existing Product Trademarks. Regeneron (or its local Affiliates, as appropriate) will own and retain all rights, title, and interests in and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

to the Existing Product Trademarks, together with all associated domain names and all goodwill related thereto. At Kiniksa’s request, Regeneron shall use reasonable efforts to take all actions necessary under Applicable Laws to register Kiniksa as a licensee of the Existing Product Trademarks in a country or Region in the Territory, and Kiniksa shall reasonably cooperate with Regeneron in furtherance thereof. If, as a result of the requirement of any local regulation or Regulatory Authority in a particular country or Region in the Territory, Kiniksa must own the Existing Product Trademarks for such country or Region, then Regeneron shall assign the rights to the Existing Product Trademarks in such country or Region to satisfy the requirement or regulation. If Regeneron so assigns ownership of any Existing Product Trademark to Kiniksa in a country or Region in the Territory, and Kiniksa does not Commercialize the Product under, or otherwise use, such Existing Product Trademark in such country or Region for a period of at least [***] years, then, upon Regeneron’s written request, Kiniksa will assign to Regeneron its rights, title, and interests in and to such Existing Product Trademark in such country or Region.

10.13.3                 Ownership, Prosecution, and Maintenance of Existing Product Trademarks. Regeneron will be responsible for prosecuting and maintaining the Existing Product Trademarks in each country or Region in the Territory in which Kiniksa intends to Commercialize a Product (as communicated in writing to Regeneron in good faith) using reasonable efforts. Kiniksa will, to the extent required, provide such assistance and execute such documents in any such country or Region in the Territory as reasonably requested by Regeneron to allow Regeneron to file, register, or maintain such Existing Product Trademarks in respect of the Product in the Kiniksa Field in such country or Region in the Territory. Regeneron’s Out-of-Pocket Costs incurred in the course of prosecuting and maintaining such Existing Product Trademarks in such countries or Regions shall be considered Other Shared Expenses. Regeneron shall keep Kiniksa advised of all activity related to such filings, registrations, maintenance, and prosecution of such Existing Product Trademarks in such countries or Regions, and shall coordinate such activity with Kiniksa.

10.13.4                 Kiniksa Step-In; Costs. In the event that Regeneron elects not to file any Existing Product Trademark in a country or Region in the Territory in which Kiniksa intends to Commercialize a Product (as communicated in writing to Regeneron in good faith), or elects not to prosecute or maintain any Existing Product Trademark filed in any such country or Region in the Territory, then, in each case, Regeneron shall provide reasonable prior written notice to Kiniksa of its intention not to file, prosecute, or maintain any such Product Trademark in such country or Region, and Kiniksa shall have the right to do so with respect to such Product in the Kiniksa Field on behalf of Regeneron, subject to consultation and cooperation with Regeneron. Kiniksa’s Out-of-Pocket Costs incurred pursuant to this Section 10.13.4 (Kiniksa Step-In; Costs) shall be considered Other Shared Expenses.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

10.13.5                 New Product Trademarks. Kiniksa (or its local Affiliate, as appropriate) will own and retain all rights, title, and interests in and to the New Product Trademarks, together with all associated domain names and all goodwill related thereto. Kiniksa will be responsible for prosecuting and maintaining the New Product Trademarks in each country or Region in the Territory using reasonable efforts. Regeneron will, to the extent required, provide such assistance and execute such documents in any such country or Region in the Territory as reasonably requested by Kiniksa to allow Kiniksa to file, register, or maintain such New Product Trademarks in respect of the Product in the Kiniksa Field in such country or Region. Kiniksa’s Out-of-Pocket Costs incurred pursuant to this Section 10.13.5 (New Product Trademarks) shall be considered Other Shared Expenses.

10.13.6                 Use of Trademarks. Each Party agrees that the use of the other Party’s Trademarks shall comply with all Applicable Law and such other Party’s Trademark policies. Each Party will refrain from any use of the other’s Trademarks in a manner that threatens to damage the goodwill associated with the respective Trademarks or that threatens to tarnish the reputation or otherwise reflect unfavorably upon the owner of the Trademarks. Neither Party shall, during the Term, anywhere in the world, take any action that in the other Party’s sole and absolute discretion impairs or contests or is likely to impair or contest the validity of the other Party’s rights, title, or interests in and to its Trademarks, including using, or filing an application to register, any word, mark, symbol or device, or any combination thereof, that is confusingly similar to or dilutes the distinctiveness of any of the other Party’s Trademarks.

10.13.7                 Quality Control; Inspection. Kiniksa shall maintain standards regarding the nature and quality of the Product in accordance with such quality control standards and procedures provided by Regeneron during the Term. [***]

10.13.8                 Neovii [***]. Kiniksa acknowledges that [***], provided that [***].

10.13.9                 Product Trademark Domain Names. Except as required as set forth in this Section 10.13.1 (Ownership of Existing Product Trademarks), Kiniksa and its Affiliates shall not register any domain names consisting of or containing any Existing Product Trademark or any other trademark owned by Regeneron. Kiniksa shall have the exclusive right to register the New Product Trademarks as domain names, which shall mean all internet domain names under all existing top level domains and Regeneron and its Affiliates shall not register any domain names consisting of or containing any New Product Trademark or any other trademark owned by Kiniksa.

10.13.10          Product Notices. All uses by Kiniksa of the Existing Product Trademarks owned by Regeneron shall be accompanied by a statement that the Existing Product Trademark is a registered trademark of Regeneron.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

ARTICLE 11
BOOKS, RECORDS AND INSPECTIONS; AUDITS AND ADJUSTMENTS

11.1                        Books and Records. Each Party shall keep complete and accurate books of record and account pertaining to the activities to be conducted and payments to be made under this Agreement (“Records”) in which full, true, and correct entries (in conformity with GAAP) shall be made in sufficient detail to permit the other Party (“Auditing Party”) to confirm the accuracy of all amounts payable or owed pursuant to this Agreement (including the utilization of FTEs, the determination of the Commercial Overhead Charge, COGS, Other Shared Expenses, and Shared Commercial Expenses, the allocation of personnel under this Agreement, and any royalties due to Kiniksa pursuant to Section 16.8.2(b) (Royalty Payments to Kiniksa)), and such Records shall be maintained (in such form as may be available) for a period of no less than [***] years following the end of the period to which they pertain. Each Party shall keep its Records in a readily available and organized form to allow an independent auditor to verify the accuracy of all financial, accounting and numerical information provided in an efficient manner. To the extent a Party subject to an audit (“Audited Party”) is not in compliance with the foregoing, the Audited Party shall be responsible for any additional fees charged by the independent auditor to the Auditing Party as a result of additional time spent by the independent auditor assembling or organizing such information. Each Party shall, and shall cause each of its respective Affiliates to, permit auditors to visit, inspect and examine, during regular business hours and under the guidance of officers of the Audited Party, the Records of such Party or such Affiliate, as provided in Section 11.2 (Audits and Adjustments).

11.2                        Audits and Adjustments.

11.2.1                        Right to Audit. Each Party shall have the right and at its own expense, upon no less than [***] days’ advance written notice and at such reasonable times as the Party shall request, not more than once per Contract Year-period and not more than once during any Contract Year unless a material discrepancy is found in any such audit of such period, in which case additional audits of such period may be conducted until no material discrepancies are found, to have the Records of the other Party audited by an independent “Big Four” (or equivalent) accounting firm, reasonably acceptable to each Party to the extent relating to this Agreement for the preceding [***] years. The Auditing Party shall cause the designated accounting firm to enter into a written confidentiality agreement with the Audited Party containing confidentiality and non-use provisions substantially the same as those set forth herein, and to limit its audit of the Auditing Party solely to those Records pertaining to payments made, or activities conducted, this Agreement.

11.2.2                        Audit Results. The accounting firm will first provide the results of any audit in writing to the Audited Party, and then will be further instructed to redact any proprietary information of the Audited Party not relevant to verifying the accuracy of the applicable reports prior to providing the audit report to the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Auditing Party. Any audit shall be final and binding upon the Parties, unless disputed by a Party within [***] days after delivery of the applicable report. If a Party over billed or underpaid an amount due under this Agreement resulting in a cumulative discrepancy during any Contract Year of more than [***], then it shall also reimburse the other Party for the reasonable Out-of-Pocket Costs of such audit (with the cost of the audit to be paid by the Party initiating the audit in all other cases). Such accountants shall disclose to the Party requesting the audit a summary of its review and findings. The summary and findings, and all audit reports, in each case, shall be subject to the confidentiality provisions contained in ARTICLE 13 (Confidentiality).

11.2.3                        Overbilling; Underpayment. If any examination or audit of the Records described above discloses an over billing or underpayment of amounts due hereunder, then unless the result of the audit is contested pursuant to Section 11.2.4 (Disputes), then the Party that overbilled or underpaid shall pay the same (plus interest thereon at the default interest rate set forth in Section 9.7 (Late Payments) from the date of such overbilling or underpayment through the date of payment of the amount required to be paid pursuant to this Section 11.2.3 (Overbilling; Underpayment)) to the Party entitled thereto within [***] days after receipt of the written results of such audit pursuant to this Section 11.2 (Audits and Adjustments).

11.2.4                        Disputes. Any disputes with respect to the results of any audit conducted under Section 11.2 (Audits and Adjustments) shall be elevated to the JSC and resolved in accordance with Section 4.1.3(w) (Duties of the JSC).

11.3                        GAAP. Except as otherwise provided herein, including Section 9.3 (Sharing of Third Party Proceeds), all costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with GAAP, as generally and consistently applied by a Party throughout its organization.

ARTICLE 12
REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1                        Joint Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date, as follows: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation; (b) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (c) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, any Applicable Law, its organizational documents nor any other material agreement or arrangement, whether written or oral, by which it is bound or requirement of Applicable Laws; (d) this Agreement is its legal, valid, and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to Applicable Laws of bankruptcy); and (e) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee in connection with this Agreement or the transactions contemplated hereby.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

12.2                        Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other Party that, as of the Effective Date, there is no announced investigation, suit, action or proceeding pending or, to such Party’s Knowledge, threatened, against such Party before or by any court, arbitrator, or Governmental Authority that, individually or in the aggregate, is reasonably expected to (a) materially impair the ability of such Party to perform its obligations under this Agreement, or (b) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

12.3                        No Conflict. [***], each Party represents and warrants to the other Party that, as of the Effective Date, it has not entered into any agreement with any Third Party that is in material conflict with the licenses and other rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the licenses and other rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or materially adversely affect the licenses and other rights granted to the other Party under this Agreement, and its performance and execution of this Agreement will not result in a material breach of any other contract to which it is a party.

12.4                        Additional Regeneron Representations, Warranties, and Covenants of Regeneron. Regeneron additionally represents and warrants to Kiniksa that, as of the Effective Date:

12.4.1                        Ownership or Control. Except with respect to Patent Rights and Know-How licensed to Regeneron under the Existing Licenses, (a) Regeneron or its Affiliate Controls the Regeneron IP, and (b) Regeneron owns all right, title, and interest in and to all Regeneron Patent Rights in existence as of the Effective Date. Schedule 1.165 lists all Patent Rights Controlled by Regeneron or any of its Affiliates as of the Effective Date that qualify as Regeneron Patent Rights based on the definition thereof, [***];

12.4.2                        Sufficient Rights. [***], Regeneron has sufficient legal or beneficial title, ownership, or license, free and clear from any mortgages, pledges, liens, security interests, encumbrances, charges, or claims of any kind, as necessary to grant the licenses to Kiniksa as contemplated by this Agreement;

12.4.3                        Existing Product Trademarks. Schedule 1.58 includes all Trademarks Controlled by Regeneron and used in connection with the Commercialization of any Product as of the Effective Date;

12.4.4                        No Infringement Claims. To Regeneron’s Knowledge there is no pending litigation alleging, and Regeneron has not received written notice that alleges that any of Regeneron’s making, using, selling, offering to sell, or importing of the Product has violated, or would violate, a Valid Claim of an issued and unexpired Patent Right of any Third Party in the Territory;

12.4.5                        No Misappropriation. To Regeneron’s knowledge, the Development, Manufacture, and Commercialization of the Product as of the Effective Date has

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

not constituted or involved the misappropriation of the trade secrets of a Third Party;

12.4.6                        Validity and Enforceability of Regeneron Patent Rights. To Regeneron’s Knowledge, the issued and unexpired Regeneron Patent Rights are not invalid or unenforceable, in whole or part;

12.4.7                        Prosecution and Maintenance. The Regeneron Patent Rights have been prosecuted with the respective patent offices in accordance with Applicable Law, and to Regeneron’s Knowledge, all fees necessary to maintain such Regeneron Patent Rights have been paid on or before the due date for such payment;

12.4.8                        Invention Assignments. To Regeneron’s Knowledge, each individual who is an inventor of, or otherwise contributed in a material manner to the creation or development of, any Regeneron Patent Rights has assigned to Regeneron all of his or her interest therein;

12.4.9                        No Challenges. Regeneron has not received any written notice of (a) any threatened litigation seeking to invalidate or otherwise challenge any Regeneron Patent Rights or Regeneron’s rights therein, or (b) any pending re-examination, opposition, interference, or litigation proceedings with respect to any Regeneron Patent Right;

12.4.10                 No Untrue Statements. To Regeneron’s Knowledge, neither Regeneron nor any officer, employee, or agent of Regeneron has knowingly made an untrue statement of a material fact to any Regulatory Authority in the Territory with respect to the Product or knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority in the Territory with respect to the Product, in each case, that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed.Reg.46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory;

12.4.11                 Debarment. (a) Regeneron has not been debarred or suspended under 21 U.S.C.§335(a) or (b), is not the subject of a conviction described in Section 306 of the FD&C Act, has not been and is not excluded from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, is not subject to OFAC sanctions or on the OFAC list of specially designated nationals, and is not subject to any similar sanction of any Governmental Authority in the Territory (“Debarred”), and to Regeneron’s Knowledge, no proceeding that could result in it being Debarred is pending, and neither it nor any of its Affiliates has used, in any capacity in the performance of obligations

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

relating to any Product, any employee, subcontractor, consultant, agent, representative, or other person who has been Debarred;

12.4.12                 No Bribery. Neither Regeneron nor its employees and agents have, directly or indirectly through Third Parties, knowingly paid, promised or offered to pay, or authorized the payment of any money or given any promise or offer to give, or authorized the giving of anything of value, to a Public Official or Entity or other Person for purposes of corruptly obtaining or retaining business for or with, or directing business to, any Person by (a) influencing any official act, decision or omission of such Public Official or Entity; (b) inducing such Public Official or Entity to do or omit to do any act in violation of the lawful duty of such Public Official or Entity; (c) securing any improper advantage; or (d) inducing such Public Official or Entity to affect or influence any act or decision of another Public Official or Entity;

12.4.13                 No Kickbacks. Neither Regeneron nor its employees and agents have knowingly promised, offered, or provided any corrupt payment, gratuity, emolument, bribe, kickback, excessive gift, or hospitality or other illegal or unethical benefit to a customer or a Third Party customer or to a Public Official or Entity;

12.4.14                 Existing Licenses. Regeneron is not party to any agreement with any Third Party pursuant to which Regeneron has received a license under any Patents Rights or Know-How included in the Regeneron IP, [***]. Except with respect to the Existing Licenses, neither Regeneron nor any of its Affiliates is a party to any agreement that imposes a royalty or other similar contingent payments (e.g., milestones) on the Development, Manufacture, or Commercialization of the Product (as it exists as of the Effective Date) in the Kiniksa Field or the Regeneron Field in the Territory; and

12.4.15                 No Breach of Existing Licenses. Regeneron and its Affiliates have not received any written notice of material breach of any of the Existing Licenses. [***], to Regeneron’s Knowledge there have been no acts or omissions by Regeneron or its Affiliates that constitute a material breach of an Existing License.

12.5                        Mutual Covenants. Each Party hereby covenants to the other Party as follows:

12.5.1                        it will not during the Term grant any right or license to any Third Party that would be inconsistent with or in conflict with or in derogation of the rights granted to the other Party under this Agreement, and will not take any action that would conflict with its obligations to the other Party under this Agreement;

12.5.2                        neither Party will use the Patent Rights, Know-How, materials, or Confidential Information of the other Party outside the scope of the licenses and rights granted to it under this Agreement; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

12.5.3                        it will not engage, in any capacity in connection with this Agreement or any ancillary agreements, any officer, employee, contractor, consultant, agent, representative, or other person who has been Debarred. Each Party will inform the other Party in writing promptly if it or any person engaged by it or any of its Affiliates who is performing any obligations under this Agreement or any ancillary agreements is Debarred, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to each Party’s Knowledge, is threatened, pursuant to which a Party, any of its Affiliates or any such person performing obligations hereunder or thereunder may become Debarred.

12.6                        Compliance with Laws.

12.6.1                        Anti-Corruption. Each Party agrees, in its performance of its obligations under this Agreement, to comply, and to cause its Affiliates to comply, with all Applicable Laws, including the FCPA, U.S. Export Control Laws, and Anti-Corruption Laws. Each Party shall not knowingly take any action that would cause the other Party to be in violation of the FCPA, U.S. Export Control Laws, or any other applicable Anti-Corruption Laws. Further, each Party shall immediately notify the other Party if such Party has any information or suspicion that there may be a violation of the FCPA or any other Anti-Corruption Law in connection with the performance of activities under this Agreement.

12.6.2                        No Bribery. Each Party and its employees and agents shall not, directly or indirectly through Third Parties, knowingly pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value, to a Public Official or Entity or other person for purposes of corruptly obtaining or retaining business for or with, or directing business to, any Person, including either Party, by (a) influencing any official act, decision or omission of such Public Official or Entity; (b) inducing such Public Official or Entity to do or omit to do any act in violation of the lawful duty of such Public Official or Entity; (c) securing any improper advantage; or (d) inducing such Public Official or Entity to affect or influence any act or decision of another Public Official or Entity.

12.6.3                        No Kickbacks. Each Party and its employees and agents have not and shall not knowingly promise, offer or provide any corrupt payment, gratuity, emolument, bribe, kickback, excessive gift or hospitality or other illegal or unethical benefit to a customer or a Third Party customer or to a Public Official or Entity. In addition, each Party and its employees and agents shall ensure that no part of any payment, commission, reimbursement or fee paid by either Party pursuant to this Agreement or otherwise will be used knowingly as a corrupt payment, gratuity, emolument, bribe, kickback, excessive gift or hospitality or other illegal or unethical benefit to a customer or to Third Party customer or to a Public Official or Entity.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

12.7                        Additional Covenants of Regeneron.

12.7.1                        No Encumbrances of Regeneron IP. Regeneron further covenants to Kiniksa as follows other than in connection with an assignment or other transfer of this Agreement as permitted under Section 17.9 (Assignment), Regeneron shall not assign, transfer or convey its rights to the Regeneron IP or otherwise encumber Kiniksa’s license to the Regeneron IP that (in the case of Regeneron Patent Rights) Cover or (in the case of Know-How) is used in the Development or Commercialization of a Product in the Kiniksa Field in the Territory for as long as Kiniksa retains any license or other rights therein by virtue of this Agreement without the prior written consent of Kiniksa, such consent not to be unreasonably withheld, conditioned, or delayed.

12.7.2                        Maintenance of Rights Under Existing Licenses. [***], Regeneron will not, and will cause its Affiliates not to, without Kiniksa’s prior written consent, (a) commit any acts or permit the occurrence of any omissions that would cause breach or termination of any Existing License, or (b) amend or otherwise modify or permit to be amended or modified, any Existing License in a manner that would adversely affect the rights granted to Kiniksa under this Agreement.

12.8                        Disclaimer of Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT OR THE SUPPLY AGREEMENTS, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUCCESS OR POTENTIAL SUCCESS OF THE DEVELOPMENT, COMMERCIALIZATION, MANUFACTURE, MARKETING, OR SALE OF ANY PRODUCT OR ANY INTELLECTUAL PROPERTY RIGHTS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 13
CONFIDENTIALITY

13.1                        Confidential Information. During the Term and for a period of [***] years thereafter, each Party and its Affiliates (in such capacity, collectively, the “Receiving Party”) shall, and shall cause its officers, directors, employees, and agents to, keep confidential, and other than as provided herein, shall not publish or otherwise disclose, directly or indirectly, any confidential or proprietary information, including any scientific, clinical, regulatory, manufacturing, marketing, financial, and commercial information or data, controlled by the other Party or its Affiliates (in such capacity, collectively, the “Disclosing Party”), whether communicated in writing or orally or by any other method in tangible or intangible form, that is disclosed pursuant to this Agreement (the “Confidential Information”). Each Party and its Affiliates shall use the Confidential Information of the other Party and its Affiliates solely for the purpose of exercising its

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

rights and performing its obligations hereunder. For purposes of this Agreement, all confidential information disclosed by a Party under the terms of the Mutual Confidentiality Agreement between the Parties dated June 8, 2016, as amended on May 23, 2017 (“CDA”) will be Confidential Information of such Party and treated as if disclosed hereunder and shall be subject to the terms of this Agreement. Each Party covenants that neither it nor any of its respective Affiliates shall disclose any Confidential Information of the other Party to any Third Party except (a) to its employees, agents, consultants, or any other Person under its authorization; provided that such employees, agents, consultants, or other Persons are subject in writing (or by explicit professional obligations such as the attorney-client relationship) to confidentiality obligations applicable to such Confidential Information substantially the same as those set forth herein, (b) as approved by both Parties hereunder in writing, (c) to investors, prospective investors, lenders, prospective lenders, financing sources, prospective financing sources, prospective acquirers, permitted sublicensees, prospective sublicensees, financial or legal advisors, or subcontractors; provided that such persons agree in writing (or by explicit professional obligations such as the attorney-client relationship) to confidentiality obligations applicable to such Confidential Information substantially the same as those set forth herein, and (d) as set forth elsewhere in this Agreement, including to subcontractors in accordance with Section 2.9 (Subcontracting). Each Party will ensure that such Party’s Affiliates, investors, prospective investors, lenders, prospective lenders, acquirors, prospective acquirors, financing sources, prospective financing sources, permitted sublicensees, prospective sublicensees, employees, consultants, agents, consultants, and subcontractors comply with these obligations. Regeneron Know-How is the Confidential Information of Regeneron. Kiniksa Know-How is the Confidential Information of Kiniksa, and Joint Know-How and the terms of this Agreement is the Confidential Information of each Party. Joint Know-How shall be Confidential Information of each Party; provided that, except as expressly permitted herein, the Joint Know-How may be used by each Party as provided herein, but may not be disclosed to Third Parties without the prior written consent of the other Party. Notwithstanding the foregoing, without Regeneron’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed to the extent requested in connection with any Formulation Development Activities), Kiniksa shall not have the right to disclose Regeneron Manufacturing Know-How to any Third Party, except in accordance with a Manufacturing Technology Transfer Event. Any Confidential Information disclosed by a Party that belongs to a Third Party may be subject to confidentiality obligations that are more stringent that those provided in this Agreement in favor of the Third Party, and in such event the receiving Party shall comply with such additional obligations; provided they are communicated in writing to the receiving Party.

13.2                        Exceptions. Notwithstanding Section 13.1 (Confidential Information) or anything to the contrary in this Agreement:

13.2.1                        Non-Disclosure Exceptions. Confidential Information shall not include information and materials (and such information and materials shall not be Confidential Information under this Agreement) that can be established by

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

written documentation or other competent proof by the Receiving Party that such information or material: (a) already is in the public domain prior to disclosure by the Disclosing Party or becomes publicly known thereafter through no act, omission or fault of the Receiving Party in breach of this Agreement; (b) is or was already lawfully, and not under an obligation of confidentiality owed to the Disclosing Party under this ARTICLE 13 (Confidentiality), in the possession of the Receiving Party at the time of disclosure by the Disclosing Party; provided that the Receiving Party did not initially generate such information and assign its rights to such information to the Disclosing Party in accordance with the terms of this Agreement; (c) is disclosed to the Receiving Party from a Third Party not under an obligation of confidentiality to the Disclosing Party with respect to such information; or (d) has been independently created by the Receiving Party, as evidenced by written or electronic documentation, without any aid, application or use of the Disclosing Party’s Confidential Information. Specific aspects or details of Confidential Information will not be deemed to be within the public knowledge or in the prior possession of a Person merely because such aspects or details of the Confidential Information are embraced by general disclosures in the public domain.

13.2.2                        Permitted Disclosures. The Receiving Party shall have the right to disclose information or materials to the extent required by Applicable Law; provided that the Receiving Party (a) uses reasonable efforts to give the Disclosing Party advance notice of such required disclosure in sufficient time to enable the Disclosing Party to seek confidential treatment for such information, (b) provides the Disclosing Party an opportunity to review and comment on such proposed disclosure, and (c) provides reasonable cooperation to assist the Disclosing Party to protect such information and limits the disclosure to that information that is required to be disclosed.

13.3                        Use of Name. Except as set forth in Section (Use of Corporate Names; Promotional Materials), nothing contained in this Agreement shall be construed as conferring any right to a Party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other Party or any of its Affiliates.

13.4                        Publications.

13.4.1                        In the Regeneron Field. Subject to the requirements of Section 13.4.3 (Review of Publications), prior to the date of receipt of U.S. Marketing Approval, Regeneron may publish or present the results related to the Product in the Regeneron Field. To the extent such information has not been not previously published or publicly disclosed, Regeneron shall provide Kiniksa with an advance copy of any proposed publication or summary of any proposed oral presentation or poster relating to the Product at least [***] days prior to submission for publication or disclosure for Kiniksa’s review and comment.

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Kiniksa shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary as set forth in Section 13.4.3 (Review of Publications). Regeneron will give good faith consideration to comments made by Kiniksa with respect to such publications.

13.4.2                        In the Kiniksa Field. Subject to the requirements of Section 13.4.3 (Review of Publications), Kiniksa may publish or present the results related to the Product in the Kiniksa Field (which for clarity, shall not include the Regeneron Field prior to the date of receipt of U.S. Marketing Approval). To the extent such information has not been not previously published or publicly disclosed, Kiniksa shall provide Regeneron with an advance copy of any proposed publication or summary of any proposed oral presentation or poster relating to the Product at least [***] days prior to submission for publication or disclosure for Regeneron’s review and comment. Regeneron shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary as set forth in Section 13.4.3 (Review of Publications). Kiniksa will give good faith consideration to comments made by Regeneron with respect to such publications.

13.4.3                        Review of Publications. In case of any publication or disclosure provided by the publishing Party to the non-publishing Party for review pursuant to Section 13.4.1 (In the Regeneron Field) or Section 13.4.2 (In the Kiniksa Field), the non-publishing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons, or good faith business reasons, and the publishing Party will remove all Confidential Information of the other Party if requested by the reviewing Party, and (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the non-publishing Party requests a delay with respect to a patentable invention, then the publishing Party shall delay submission or presentation for a period (not to exceed [***] days) to permit the timely preparation and filing of a Patent Application to protect such Party’s rights in such information in accordance with ARTICLE 10 (Intellectual Property).

13.5                        Disclosures Concerning this Agreement.

13.5.1                        Press Releases. Subject to Section 13.5.2 (SEC Disclosures), Kiniksa and Regeneron agree not to (and to ensure that their respective Affiliates do not) issue any press releases or public announcements concerning this Agreement or any other activities contemplated hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed). Additionally, the contents of any joint press release or separate press release concerning this Agreement or any other activities contemplated hereunder shall be mutually agreed to between the Parties. Notwithstanding the foregoing, without prior submission to or approval of the other Party, either Party may issue press releases or public announcements that incorporate

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information concerning this Agreement or any activities contemplated hereunder to the extent that the information in such release or public announcement has already been publicly disclosed in accordance with the terms of this Agreement and remains correct as of the time of such announcement.

13.5.2                        SEC Disclosures. Kiniksa acknowledges that Regeneron, as a publicly traded company, is legally obligated to make timely disclosures of all material events relating to its business. Regeneron acknowledges that in the future, Kiniksa may become a publicly traded company, and upon such occurrence, shall be legally obligated to make timely disclosures of all material events relating to its business. Therefore, the Parties acknowledge that either or both Parties may be obligated to issue periodic earnings releases and to make other SEC filings related to the activities contemplated under this Agreement or to file a copy of this Agreement with the U.S. Securities and Exchange Commission or its equivalent in the Territory. Without limiting the generality of the terms of this ARTICLE 13 (Confidentiality), including Section 13.2.2 (Permitted Disclosures), each Party will be entitled to make such filing of this Agreement but shall cooperate with one another and use reasonable efforts to obtain confidential treatment of confidential, including trade secret, information in accordance with Applicable Law. No later than [***] Business Days prior to the anticipated filing, the filing Party will provide the non-filing Party with an advance copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment, allowing a reasonable time for the non-filing Party to review and comment as permitted by Applicable Law, and the filing Party will reasonably consider the non-filing Party’s timely comments thereon. In addition, the filing Party will provide the non-filing Party with an advance copy of the securities filings with which the Agreement is furnished or filed or otherwise discussed or disclosed, in each case, only to the extent describing this Agreement, allowing a reasonable time for the non-filing Party to review and comment as permitted by Applicable Law, and the filing Party will reasonably consider the non-filing Party’s timely comments thereon; provided that the filing Party need not provide for review and comment such securities filings that repeat any such previous disclosures already reviewed and commented upon by the other non-filing Party under the terms of this Section 13.5 (Disclosures Concerning this Agreement) or that contain only non-material factual information regarding this Agreement.

ARTICLE 14

INDEMNITY

14.1                        Indemnity by Kiniksa. Kiniksa will defend, indemnify and hold harmless Regeneron, its Affiliates and their respective officers, directors, employees, sublicensees and agents (“Regeneron Indemnitees”) from and against all losses, liabilities, damages, penalties, fines and expenses, including reasonable attorneys’ fees and costs (collectively, “Damages”), arising from or occurring as a result of a Third Party’s claim, action, suit,

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proceeding (or any judgment, or settlement thereof), in each case, against a Regeneron Indemnitee to the extent it is due to or based upon:

14.1.1                        the Development, Commercialization, or the Manufacture of the Product (other than the Manufacture of Non-Conforming Product by Regeneron or its Affiliates) by a Kiniksa Indemnitee in the Kiniksa Field in the Territory in accordance with the license grants in Section 2.1 (Regeneron License to Kiniksa), other than any Development activities in the Kiniksa Field related to any clinical study that Kiniksa is conducting on Regeneron’s behalf pursuant to Section 16.8.2(d) (Clinical Studies);

14.1.2                        any failure to initiate of recall or market withdrawal of the Product in the Territory, to the extent that Kiniksa is the Recall Responsible Party as of the date of such proposed recall or market withdrawal, and elects not to initiate such a recall or market withdrawal of the Product in the Territory following the Parties’ disagreement on whether or not to initiate such a recall or market withdrawal;

14.1.3                        the gross negligence or willful misconduct by or of any Kiniksa Indemnitee in performing its or their obligations under this Agreement;

14.1.4                        any material breach by Kiniksa of the terms of, or the inaccuracy of any representation or warranty made by it in, this Agreement; or

14.1.5                        any claim, litigation, investigation, or proceeding relating to any of the matters specified in Section 12.6 (Compliance with Laws), whether based on contract, tort, or any other theory, except in each case, Section 14.1.1 to Section 14.1.5, for those Damages for which Regeneron has an obligation to indemnify Kiniksa under Section 14.2 (Indemnity by Regeneron).

14.2                        Indemnity by Regeneron. Regeneron will defend, indemnify and hold harmless Kiniksa, its Affiliates and their respective officers, directors, employees, sublicensees and agents (“Kiniksa Indemnitees”) from and against all Damages arising from or occurring as a result of a Third Party’s claim, action, suit, proceeding, (or any judgment, or settlement thereof), in each case, against a Kiniksa Indemnitee to the extent it is due to or based upon:

14.2.1                        the Development or Commercialization of the Product by a Regeneron Indemnitee (a) arising prior to the Effective Date, (b) arising after the Effective Date but prior to or on the date of receipt of U.S. Marketing Approval in the Regeneron Field, or (c) otherwise outside the scope of the licenses granted to Kiniksa in Section 2.1 (Regeneron Licenses to Kiniksa), including the Development or Commercialization by a Regeneron Indemnitee in the Regeneron Retained EEO Field;

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14.2.2                        any Development activities in the Kiniksa Field related to any clinical study that Kiniksa is conducting on Regeneron’s behalf pursuant to Section 16.8.2(d) (Clinical Studies);

14.2.3                        any Development activities related to Regeneron Exploratory Clinical Studies;

14.2.4                        any failure to initiate of recall or market withdrawal of the Product in the Territory, to the extent that Regeneron is the Recall Responsible Party as of the date of such proposed recall or market withdrawal, and elects not to initiate such a recall or market withdrawal of the Product in the Territory following the Parties’ disagreement on whether or not to initiate such a recall or market withdrawal;

14.2.5                        [***];

14.2.6                        the gross negligence or willful misconduct by or of any Regeneron Indemnitee in performing its or their obligations under this Agreement; except that with respect to the gross negligence or willful misconduct by or of any Regeneron Indemnitee in performing its or their obligations under Section 8.9 (Manufacturing Compliance), if such gross negligence or willful misconduct is caused by the Third Party Fill/Finish Provider, then Regeneron’s indemnity obligation shall be limited to any amount recovered by Regeneron from the Third Party Fill/Finish Provider in respect of the applicable defect, provided, further, that Regeneron shall use Commercially Reasonable Efforts to engage the Third Party Fill/Finish Provider on commercially reasonable terms, including commercially reasonable indemnities;

14.2.7                        any material breach by Regeneron of the terms of, or the inaccuracy of any representation or warranty made by it in, this Agreement; or

14.2.8                        any claim, litigation, investigation or proceeding relating to any of the matters specified in Section 12.6 (Compliance with Laws), whether based on contract, tort or any other theory;

except in each case, Section 14.2.1 to Section 14.2.8, for those Damages for which Kiniksa has an obligation to indemnify Kiniksa under Section 14.1 (Indemnity by Kiniksa).

14.3                        Indemnity Procedure.

14.3.1                        Notice. The Party entitled to indemnification under this ARTICLE 14 (Indemnity) (an “Indemnified Party”) shall notify the Party potentially responsible for such indemnification (the “Indemnifying Party”) within [***] Business Days of becoming aware of any claim or claims asserted or threatened in writing against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity

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obligation hereunder except to the extent that such failure materially prejudices its rights hereunder.

14.3.2                        Defense of Claims. If the Indemnifying Party has acknowledged in writing to the Indemnified Party the Indemnifying Party’s responsibility for defending such claim, the Indemnifying Party shall have the right to defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party may not enter into any compromise or settlement unless (a) such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim; and (b) the Indemnified Party consents to such compromise or settlement, which consent shall not be withheld, conditioned or delayed unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified hereunder, or (iii) the imposition of any equitable relief against the Indemnified Party. If the Indemnifying Party does not elect to assume control of the defense of a claim or if a good faith and diligent defense is not being or ceases to be materially conducted by the Indemnifying Party, then the Indemnified Party shall have the right, at the expense of the Indemnifying Party, upon at least ten (10) Business Days’ prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party and approved by the Indemnifying Party, such approval not unreasonably withheld, conditioned, or delayed); provided that the Indemnified Party shall keep the Indemnifying Party apprised of all material developments with respect to such claim and promptly provide the Indemnifying Party with copies of all correspondence and documents exchanged by the Indemnified Party and the opposing party to such litigation. The Indemnified Party may not compromise or settle such litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned, or delayed.

14.3.3                        Participation by the Indemnified Party. The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 14.3 (Indemnity Procedure) and shall bear its own costs and expenses with respect to such participation; provided, however, [***].

14.4                        Insurance. During the Term and for a minimum period of [***] years thereafter and for an otherwise longer period as may be required by Applicable Law, each of Regeneron and Kiniksa will (a) procure and maintain appropriate commercial general liability and product liability insurance in an industry-appropriate amounts per occurrence and in the annual aggregate and consistent with [***], or (b) with respect to Regeneron only,

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procure and maintain adequate insurance by means of self-insurance in such amounts and on such terms as are consistent with normal business practices of large pharmaceutical companies in the life sciences industry. Such insurance shall insure against liability arising from this Agreement on the part of Regeneron or Kiniksa, respectively, or any of their respective Affiliates, due to injury, disability, or death of any person or persons, or property damage arising from activities performed in connection with activities performed under this Agreement. Any insurance proceeds received by a Party in connection with any losses shall be retained by such Party and shall not reduce any obligation of the other Party. Each Party shall provide a certificate of insurance or other reasonable documentation evidencing such coverage to the other Party upon its written request. Each Party shall notify the other Party [***] days in advance of cancelation of any such insurance.

ARTICLE 15
FORCE MAJEURE

Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (which shall include taking reasonable precautions) including fires, floods, earthquakes, shortages, epidemics, quarantines, embargoes, acts of terrorism, war, acts of war (whether war be declared or not), insurrections, strikes, lockouts, or other labor disturbances, riots, civil commotions, acts of God or acts, omissions, or delays in acting by any Governmental Authority (each, a “Force Majeure”).  The affected Party will notify the other Party of such Force Majeure as soon as reasonably practical after such occurrence by giving written notice stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be effective only to the extent of and no longer in duration than the Force Majeure causing the failure or delay in performance and the non-performing Party will use every reasonable effort to remedy its inability to perform due to such Force Majeure.

ARTICLE 16
TERM AND TERMINATION

16.1                        Term. This Agreement shall begin on the Effective Date and will expire on the date on which neither Kiniksa nor any of its Affiliates, nor any of their respective sublicensees, is Developing or Commercializing any Product in the Kiniksa Field in the Territory under this Agreement (and such cessation of Development and Commercialization activities is acknowledged by Kiniksa in writing to be permanent), unless this Agreement is earlier terminated in its entirety in accordance with this ARTICLE 16 (Term and Termination), in which event the Term shall end on the effective date of such termination.

16.2                        Termination by Kiniksa for Convenience. Kiniksa may terminate this Agreement at any time commencing on the date that is eighteen (18) months after the Effective Date, (i) upon one hundred eighty (180) days’ advanced written notice if such notice is delivered prior to the date of receipt of U.S. Marketing Approval, and (ii) upon one (1) year’s

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advanced written notice if such notice is delivered after the date of receipt of U.S. Marketing Approval.

16.3                        Termination for Material Breach.

16.3.1                        Material Breach. This Agreement shall be terminable in its entirety by either Party if the other Party commits a material breach of its obligations under this Agreement.

16.3.2                        Notice and Cure. The terminating Party shall provide the breaching Party with notice of such intended termination, which notice shall set forth in reasonable detail the facts underlying or constituting the alleged material breach (and specifically referencing the provisions of this Agreement alleged to have been breached) and, with respect to alleged material breaches related to non-payment, the termination shall be effective thirty (30) days after the date such notice, and, with respect to all other alleged material breach, the termination shall be effective ninety (90) days after the date such notice is given, unless, in each case, the breaching Party shall have cured such breach within such thirty (30) or ninety (90) day period, as applicable, (or, if such material breach, by its nature, is a curable breach but such breach is not curable within such ninety (90) day period (and for clarity, excluding payment obligations), such longer period as many be required to cure such breach, not to exceed one hundred eighty (180) days, so long as the breaching Party is using reasonable efforts to cure such breach during such period; provided that if such breach remains uncured, then such termination shall be effective on the earlier of the expiration of such one hundred eighty (180) day period, or at such time as the breaching Party ceases to use reasonable efforts to cure such breach). Notwithstanding anything to the contrary set forth herein, if either Party reasonably and in good faith disagrees as to whether there has been a material breach, and such Party initiates a dispute resolution procedure under this Agreement to resolve a dispute regarding the alleged material for which termination is being sought and is diligently pursuing such procedure, then the cure period set forth in this Section 16.3 (Termination for Material Breach) will be tolled and will not run during the pendency of such dispute resolution procedures, and in such case all of the terms of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.

16.4                        Termination for Insolvency. A Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the other Party or of substantially all of its assets, (b) the other Party shall be served with an involuntary petition filed against it in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or (c) the other Party is a party to any dissolution or

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liquidation proceedings. In the event that this Agreement is terminated or rejected by a Party or its receiver or trustee under applicable bankruptcy laws due to such Party’s bankruptcy, then all rights and licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and any similar laws in any other country, licenses of rights to “intellectual property” as defined under Section 101(52) of the U.S. Bankruptcy Code. The Parties agree that all Intellectual Property Rights licensed hereunder, including any Patent Rights in any country of a Party covered by the license grants under this Agreement, are part of the “intellectual property” as defined under Section 101(35(A)) of the Bankruptcy Code subject to the protections afforded the non-terminating Party under Section 365(n) of the Bankruptcy Code, and any similar law or regulation in any other country.

16.5                        Termination by Kiniksa for Safety Reasons. At any time after the Effective Date, Kiniksa may terminate this Agreement on not less than three (3) months’ prior written notice to Regeneron (or such earlier period if agreed to by each Party) if Kiniksa reasonably determines based upon its review of the clinical data or upon a determination by an applicable drug safety monitoring board or Governmental Authority (including any action by a Regulatory Authority) that the Product caused or is likely to cause a fatal, life-threatening, or other serious adverse event that is reasonably expected, based upon then-available data, to preclude continued Development or Commercialization of any Product (such termination, a “Safety Termination”). Upon delivery of any such notice of a Safety Termination, Kiniksa may wind-down its then on-going activities related to such Products, including any on-going clinical trials (to the extent consistent with Applicable Law), in accordance with Section 16.8.2(d) (Clinical Studies).

16.6                        Termination for Cessation of Activities. If at any time during the period commencing on the Effective Date, there is a consecutive twelve (12) month period during which Kiniksa (a) does not conduct any material Development or Commercialization activities for a Product in the Kiniksa Field in the Territory as demonstrated by written and senior management approved budgets and development plans as well as bona fide FTE allocations, or (b) has not granted rights (or an option to obtain rights) to a Third Party to Develop or Commercialize a Product pursuant to a written and executed agreement between Kiniksa and such Third Party (provided that grant of a non-exclusive license to a distributor to sell the Product shall not qualify pursuant to this clause (b)), and such suspension of activity set forth in clauses (a) and (b) is not (i) by written agreement of the Parties, (ii) a result of Kiniksa’s reasonable response to guidance from or action or inaction by a Regulatory Authority or other Governmental Authority (such as a clinical hold, a recall, or withdrawal), (iii) a direct result, in whole or in part, of any events outside of the reasonable control of Kiniksa, such as an event of Force Majeure, or any Third Party litigation relating to the Product, then Regeneron may terminate this Agreement with thirty (30) days’ written notice to Kiniksa, unless within such thirty (30) day period Kiniksa provides to Regeneron suitable documentation evidencing Kiniksa’s conduct of such material Development or Commercialization activities during the applicable twelve (12) month or that Kiniksa is in active and ongoing partnering or

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licensing discussions with a Third Party to grant rights (or an option to obtain rights) to such Third Party to Develop and Commercialize such Product as demonstrated by at least one term sheet exchange between Kiniksa and such Third Party (the last exchange of which has occurred within seventy-five (75) days before the completion such twelve (12) month period). Upon Regeneron’s written request to Kiniksa, Kiniksa shall inform Regeneron promptly after receiving such request whether there has been any cessation of material Development or Commercialization activities for a Product in the Kiniksa Field in the Territory and length of such cessation as of the date of such request by Regeneron.

16.7                        Termination for IP Challenge. If Kiniksa or any of its Affiliates Challenges a Regeneron Patent Right in any country in the Territory (such Patent Right, a “Challenged Patent Right”), then Regeneron may, following written notice to Kiniksa and provided that Kiniksa or its Affiliate does not withdraw such Challenge within thirty (30) days of receipt of such notice, in its sole discretion either (a) exclude such Challenged Patent Right from the scope of the Patent Rights licensed hereunder, or (b) except to the extent the following is unenforceable under the Applicable Law of a particular jurisdiction where a Patent Application within the Challenged Patent Rights is pending or a Patent within the Challenged Patent Rights is issued, terminate this Agreement by providing written notice of termination to Kiniksa. For purposes of this Section 16.7 (Termination for IP Challenge), (i) “Challenge” means, with respect to any Regeneron Patent Right, to contest the validity or enforceability of any such Patent Rights, in whole or in part, in any court, arbitration proceeding or other tribunal, including the United States Patent and Trademark Office and the United States International Trade Commission, and (ii) the term “contest” includes (A) filing an action under 28 U.S.C.§§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patent Rights; (B) citation to the United States Patent and Trademark Office pursuant to 35 U.S.C.§ 301 of prior art patents or printed publications or statements of the patent owner concerning the scope of any such Patent Rights; (C) filing a request under 35 U.S.C.§ 302 for re-examination of any such Patent Rights; (D) filing, or joining in, a petition under 35 U.S.C.§ 311 to institute inter partes review of any such Patent Rights or any portion thereof; (E) filing, or joining in, a petition under 35 U.S.C.§ 321 to institute post-grant review of any such Patent Rights or any portion thereof; (F) becoming a party to an interference with an application for any such Patent Rights pursuant to 35 U.S.C.§ 135; (G) any foreign equivalent of clauses (A), (B), (C), (D), (E), or (F) in any country outside the United States; or (G) filing or commencing any opposition, nullity, or similar proceedings challenging the validity of any such Patent Rights in any country; but “Challenge” excludes (1) becoming a party to a Third Party interference for the purpose of defending the validity of any such Patent Rights, (2) filing a request under 35 U.S.C.§ 251 for a reissue of any such Patent Rights, (3) any foreign equivalents of clauses (1) or (2) applicable in any country outside the of United States, (4) the exercise of Kiniksa’s rights pursuant to Section 17.18 (Injunctive or Other Equity Relief), (5) any claim as a defense in any lawsuit or administrative proceeding, or (6) any claim or proceeding that would otherwise be a Challenge hereunder to the extent commenced by a Third Party that after the Effective Date acquires or is acquired by Kiniksa or its Affiliates or its or their business or assets, whether by stock purchase, merger, asset purchase, or otherwise;

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provided that such proceeding commenced prior to the closing of such acquisition and further provided that no such Third Party or its advisors has access to Confidential Information of Regeneron and Kiniksa and such Third Party implements reasonable and customary procedures to ensure the foregoing.

16.8                        Effects of Termination or Expiration.

16.8.1                        All Termination Events. In the event of any termination of this Agreement (a) except as otherwise provided in this Section 16.8 (Effects of Termination or Expiration), all rights and licenses granted by either Party to the other Party hereunder will immediately terminate and revert to the granting Party, and (b) except as otherwise provided in this Section 16.8 (Effects of Termination or Expiration), all other rights and obligations of the Parties under this Agreement with respect to the Product will terminate.

16.8.2                        Effects of Certain Terminations. In the event of termination of this Agreement

(a)                                 License Grant to Regeneron. Kiniksa hereby grants to Regeneron an exclusive, (royalty-bearing in accordance with Section 16.8.2(b) (Royalty Payments to Kiniksa) and royalty free and fully-paid up in all other cases), non-transferable (except as permitted by Section 17.9 (Assignment)), sublicensable through multiple tiers (in accordance with Section 2.7 (Sublicensing)), worldwide, royalty-free license under the Kiniksa Product Data and a non-exclusive, royalty-free, non-transferable (except as permitted by Section 17.9 (Assignment)), sublicensable through multiple tiers (in accordance with Section 2.7 (Sublicensing), worldwide, royalty-free license under the Kiniksa Platform IP, and Kiniksa’s interest in the Joint IP, in each case, to research, develop, make, have made, use, sell, have sold, and import the Product. Any licenses granted by Kiniksa under this Section 16.8.2(a) (License Grant to Regeneron) shall not include the grant of any license under which payments are owed by Kiniksa or its Affiliates to Third Parties on account of the use of such license, unless Regeneron expressly agrees to be responsible for such payments due to such Third Party on account of the use of such license in connection with the research, Development, Commercialization, or Manufacturing of the Product, in which case, such license under the Kiniksa Platform IP will be subject to the scope, terms, and conditions of any Third Party License or other agreement pursuant to which Kiniksa Controls such Kiniksa Platform IP and Regeneron shall assume all obligations to make Third Party License Payments or other payments due under such agreement to the extent that the use of the Kiniksa Platform IP is subject to royalty or other payment obligations in favor of Third Parties.

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(b)                                 Royalty Payments to Kiniksa.

(i)                                               Royalties. In the event of a termination of this Agreement [***], in consideration for Kiniksa’s Development of the Product and the exclusive license granted to Regeneron in Section 16.8.2(a) (License Grant to Regeneron), Regeneron will pay to Kiniksa a royalty of [***] of the aggregate Net Sales of the Product (with the definition of Net Sales applying mutadis mutandis to Regeneron or its Affiliates as the selling party) in the Territory. Within [***] days following the end of each Quarter in which such a royalty is owed to Kiniksa for sales of the Product, Regeneron shall provide to Kiniksa a report of the royalties owed (which report will include the information to be provided under Section 9.4.1(a) (Quarterly Net Sales), applied mutadis mutandis with Regeneron as the selling party), together with a payment of such royalties owed to Kiniksa for such Quarter. Regeneron shall maintain Records of such sales and royalties for a period of no less than [***] years after Regeneron’s obligation to pay such royalties ceases, and Kiniksa shall have the right to audit such Reports, in each case, in accordance with the terms of ARTICLE 11 (Books, Records and Inspections; Audits and Adjustments).

(ii)                                            Limitation on Royalty Payments. In the event of a termination of this Agreement by Kiniksa for convenience pursuant to Section 16.2 (Termination by Kiniksa for Convenience), Regeneron’s obligation to pay royalties pursuant to Section 16.8.2(b)(i) (Royalties) [***].

(c)                                  Transfer of Promotional Activities. Promptly upon Regeneron’s request, Kiniksa shall transfer to Regeneron at Regeneron’s direction all Promotional activities related to the Product in the Kiniksa Field in the Territory, including handling of collection and receivables and recording and booking of sales in such country, to Regeneron. In addition, Kiniksa shall provide Regeneron assistance reasonably necessary to ensure an effective transition, including transferring permits and Regulatory Documentation to Regeneron, assisting Regeneron in obtaining new permits and Regulatory Documentation necessary for Regeneron to conduct such Promotional activities, and permitting Regeneron, if permissible under Applicable Law, to use Kiniksa-branded promotional materials during the interim period as the Parties transition the promotional activities.

(d)                                 Clinical Studies. Promptly upon Regeneron’s request and at Regeneron’s direction, Kiniksa shall either (a) commence the wind down of all clinical studies with respect to the Product in the Kiniksa Field in the Territory, or (b) as soon as reasonably practicable transfer of all clinical study activities with respect to the Product in the Kiniksa Field in the

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Territory to Regeneron; provided that in the interim period Kiniksa shall [***], and shall provide Regeneron assistance reasonably necessary to ensure an effective transition, including transferring permits and Regulatory Documentation to Regeneron and assisting Regeneron in obtaining new permits and Regulatory Documentation necessary for Regeneron to conduct such clinical trials.

(e)                                  Transfer of Regulatory Documentation and Approvals; Data. Kiniksa will, as promptly as practicable, and subject to Regeneron’s reasonable assistance, to the extent legally permissible (including to the extent permitted under Kiniksa’s obligations to Third Parties on the effective date of termination), (a) use reasonable efforts to transfer and assign to Regeneron or Regeneron’s designee Kiniksa’s rights, title, and interests in and to all material Regulatory Documentation and Approvals (including all BLAs and Pricing Approvals), in all cases, specifically and exclusively relating to the Development, Manufacture, or Commercialization of any Product, and (b) transfer to Regeneron or Regeneron’s designee copies of all material Kiniksa Product Data and Product safety data in Regeneron’s possession and Control. In the event of (i) any failure to obtain assignment or (ii) with respect to regulatory items that would otherwise fall within (a) or (b), but for such materials not being specifically and exclusively related to a Product, but nonetheless that are necessary for the Development, Manufacture, or Commercialization of any Product, in each of (i) and (ii) Kiniksa hereby consents and grants to Regeneron the right to reference any such item solely with respect to the Development, Commercialization, or the Manufacture of such Product.

(f)                                   Assignment of Third Party Agreements. If Regeneron so requests within [***] after the effective date of termination, Kiniksa will use reasonable efforts, to the extent legally permissible (including to the extent permitted under Kiniksa’s obligations to Third Parties on the effective date of termination), to assign to Regeneron any Third Party agreements to which Kiniksa or its Affiliates is a party that are specific to and exclusively relate to the Development, Manufacture, or Commercialization of any Product, subject to any required consents of such Third Party.

(g)                                  Assignment of Product Trademarks. Kiniksa will use reasonable efforts, and subject to Regeneron’s reasonable assistance, to the extent legally permissible (including to the extent permitted under Kiniksa’s obligations to Third Parties on the effective date of termination), to promptly transfer and assign (or, if applicable, will cause its Affiliates to assign) to Regeneron all of Kiniksa’s (and such Affiliates’) worldwide rights, title, and interests in and to any Product Trademarks or registered

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internet domain names owned by Kiniksa or its Affiliates as of the effective date of termination that are specific to and exclusively used for the Product (it being understood that the foregoing will not include any trademarks or internet domain names that contain the corporate or business names of Kiniksa or any of its Affiliates or any other products of Kiniksa or any of its Affiliates).

(h)                                 Manufacturing Technology Transfer. At Regeneron’s request, to the extent that as of the effective date of termination Regeneron has performed a Formulated Bulk Technology Transfer and is no longer Manufacturing such Product, Kiniksa shall perform a Manufacturing technology transfer to Regeneron or Regeneron’s designee to the extent necessary to Manufacture such Product in the form Manufactured by or on behalf of Kiniksa as of the effective date of termination.

(i)                                     Supply to Regeneron. If, as of the effective date of termination, Kiniksa is Manufacturing a Product and Regeneron is no longer Manufacturing such Product, then, at Regeneron’s request and only for the period of time reasonably necessary to ensure patients have access to the Product, such period not to exceed [***] after the initiation of a Manufacturing technology transfer pursuant to Section 16.8.2(h) (Manufacturing Technology Transfer), Kiniksa shall use reasonable efforts to continue to Manufacture such Product on behalf of Regeneron and its Affiliates and licensees, in each case, at a purchase price equal to Kiniksa’s Fully-Burdened Cost.

(j)                                    Transfer of Prosecution and Maintenance Responsibilities. Kiniksa shall transfer to Regeneron any and all Regeneron Patent Right prosecution and maintenance responsibilities, including transferring all files related to the prosecution and maintenance of such Regeneron Patent Rights, and at the request of Regeneron, Kiniksa shall make appropriate personnel available to Regeneron to answer such reasonable questions as Regeneron may have in connection with such transfer of prosecution and maintenance of such Patent Rights.

(k)                                 Kiniksa Sell-Off Right. Notwithstanding anything to the contrary set forth herein, except if this Agreement is terminated by Regeneron pursuant to Section 16.3 (Termination for Material Breach), Section 16.4 (Termination for Insolvency), Section 16.6 (Termination for Cessation of Activities) or Section 16.7 (Termination for IP Challenge) or this Agreement is terminated by Kiniksa pursuant to Section 16.2 (Termination by Kiniksa for Convenience) or Section 16.5 (Termination by Kiniksa for Safety Reasons), the licenses granted to Kiniksa under this Agreement shall survive for a period of [***] after the effective date of termination of this Agreement, solely to the limited extent necessary

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to enable Kiniksa (and its Affiliates and sublicensees) to, at their discretion, sell-off any Products in accordance with this Agreement then remaining in its or its Affiliates’ existing inventory or that are works-in-process as of the effective date of termination. The Profit Split Arrangement, including all sharing of Other Shared Expenses, Shared Commercial Expenses, and COGS, in each case, shall apply with respect to any Product sold by Kiniksa pursuant to the Product sell-off under this Section 16.8.2(k) (Kiniksa Sell-Off Right). If this Agreement is terminated by Regeneron pursuant to Section 16.3 (Termination for Material Breach), Section 16.4 (Termination for Insolvency), Section 16.6 (Termination for Cessation of Activities) or Section 16.7 (Termination for IP Challenge) or this Agreement is terminated by Kiniksa pursuant to Section 16.2 (Termination by Kiniksa for Convenience) or Section 16.5 (Termination by Kiniksa for Safety Reasons), at Regeneron’s request and direction, Kiniksa shall ship all Product inventory to Regeneron.

(l)                                     Responsibility for Costs. Within [***] after receipt of an invoice therefor, Regeneron will reimburse Kiniksa the reasonable costs incurred by Kiniksa in connection with Kiniksa’s performance of activities under this Section 16.8 (Effects of Termination or Expiration); provided that (a) [***], and (b) [***] incurred by Kiniksa in connection with its performance of activities under this Section 16.8 (Effects of Termination or Expiration).

16.9                        Confidentiality. In the event of a termination of this Agreement, if there is Confidential Information of both Parties relating specifically to the Product, then such Confidential Information shall become Confidential Information of Regeneron, but for clarity Kiniksa shall have the rights set forth in Section 13.2.2 (Permitted Disclosures).

16.10                 Survival of Obligations. Except as otherwise provided below, upon termination of this Agreement, the rights and obligations of each Party hereunder shall terminate, and this Agreement shall cease to be of further force or effect:

16.10.1                 Accrued Rights. neither Kiniksa nor Regeneron shall be relieved of any obligations (including payment obligations) of such Party arising prior to termination, including the payment of any non-cancelable costs and expenses i (even if such costs and expenses arise following termination or expiration, as the case may be); and

16.10.2                 Surviving Sections. The obligations of the Parties set forth in Articles ARTICLE 1, ARTICLE 11, ARTICLE 13, ARTICLE 14, ARTICLE 17 and Section 2.7.3 (Continuation of Sublicenses Upon Termination), Section 9.3 (Sharing of Third Party Proceeds), Section 9.4 (Sharing of Profits, Periodic Reports, and Fund Flow Mechanics), Section 9.5 [***] Inclusion of Certain Shared Commercial Expenses), Section 9.5.2 (Certain Shared Commercial

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Expenses Cost True-Up), Section 9.7 (Late Payments), Section 9.8 (Taxes), Section 16.8 (Effects of Termination or Expiration), Section 16.9 (Confidentiality), and Section 16.10 (Survival of Obligations), shall survive and expiration or termination of this Agreement and continue to be enforceable.

16.11                 Return of Confidential Information. Confidential Information disclosed by the Disclosing Party, including permitted copies, shall remain the property of the Disclosing Party. Subject to the principles set forth in Section 16.9 (Confidentiality), upon the termination of this Agreement, or the written request of the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party or, at the Disclosing Party’s request, destroy, all documents or other tangible materials embodying the Disclosing Party’s Confidential Information (or any designated portion thereof); provided that (a) copies may be maintained in the confidential files of the Receiving Party for the purpose of complying with the terms of this Agreement, and (b) the Receiving Party may retain the Disclosing Party’s Confidential Information that is reasonably necessary for the practice of any license from the Disclosing Party to the Receiving Party that survives termination of this Agreement, as applicable. The Receiving Party also shall certify in writing that it has satisfied its obligations under this Section 16.11 (Return of Confidential Information) within [***] days of a written request by the Disclosing Party.

ARTICLE 17
MISCELLANEOUS

17.1                        Disputes.

17.1.1                        Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the law of any other jurisdiction. Except for Financial Disputes, which are governed by Section 17.1.2 (Financial Disputes), the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement.

17.1.2                        Financial Disputes. Financial Disputes shall be submitted for resolution to a Big Four accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall agree (the “Financial Expert”). Each Party shall submit its position or proposal on the applicable matter and a brief supporting such proposal or position within twenty (20) Business Days after selection of the Financial Expert. The Financial Expert will make its determination within [***] days after its receipt of each Party’s brief to be providing pursuant to the foregoing sentence; provided that with respect to [***]. The decision of the Financial Expert shall be final and the costs of the Financial Expert shall be borne by the Parties in accordance with such allocation as the Financial Expert shall determine.

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17.2                        Waiver. The failure of a Party to insist on the performance of any obligation hereunder by the other Party shall not be deemed to be a waiver of such obligation. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power, or privilege hereunder shall impair, prejudice, or constitute a waiver of or preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be valid or effective unless made in writing with specific reference to the relevant provision of this Agreement and signed by a duly authorized representative of each Party.

17.3                        Notices. All notices, instructions, and other communications required or permitted hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth on Schedule 17.3 attached hereto and shall be (a) delivered personally, (b) sent via a reputable nationwide overnight courier service, or (c) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid, except in the event this Agreement specifies the notice may be delivered by email. Any such notice, instruction, or communication shall be deemed to have been delivered: (a) upon receipt if delivered by hand, (b) one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or (c) when transmitted with electronic confirmation of receipt, if transmitted by facsimile (or email, if email is permitted), if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission. Either Party may change its address by giving written notice to the other Party in the manner provided above.

17.4                        Entire Agreement. This Agreement contains the complete understanding of the Parties with respect to the subject matter hereof, and supersedes all prior understandings and writings relating to the subject matter hereof, whether written or oral. For clarity, this Agreement supersedes the CDA; provided that all confidential or proprietary information exchanged by the Parties pursuant to the CDA will be Confidential Information for purposes of this Agreement. In the event of any conflict between this Agreement and the Pharmacovigilance Agreement or any Supply Agreement or Quality Agreement, the terms of this Agreement shall control unless expressly set forth to the contrary in any such Pharmacovigilance Agreement (solely with respect to safety-related matters) in which case the Pharmacovigilance Agreement shall control, Supply Agreement (solely with respect to the Manufacture and supply of Product) in which case the Supply Agreement shall control, or Quality Agreement (with respect to Product quality-related matters) in which case the Quality Agreement shall control.

17.5                        Amendments. No provision in this Agreement (or in any schedule or exhibit) shall be supplemented, deleted, or amended except in a writing executed by an authorized representative of each of Kiniksa and Regeneron.

17.6                        Interpretation. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the

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construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement:  (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) the words “shall” and “will” have the same meaning; (f) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time; (g) words in the singular or plural form include the plural and singular form, respectively; (h) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement; (i) unless otherwise specified, “$” is in reference to United States dollars; and (j) the word “or” has the inclusive meaning represented by the phrase “or/and.”  Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP, but only to the extent consistent with its usage and the other definitions in this Agreement.

17.7                        Construction. The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. The headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language.

17.8                        Severability. If, under Applicable Laws, any provision hereof should be held or otherwise determined to be invalid, illegal, or unenforceable in any jurisdiction, then the Parties shall agree upon valid and enforceable provisions (“Modified Clause”) for such invalid, illegal, or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal, or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. This Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under Applicable Laws in such jurisdiction; provided that the Parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either Party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

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17.9                        Assignment.

17.9.1                        Assignment to Third Parties by Kiniksa. Prior to the date of receipt of U.S. Marketing Approval, Kiniksa may not assign its rights or obligations under this Agreement to any Third Parties without Regeneron’s consent. After the date of receipt of U.S. Marketing Approval, Kiniksa may assign its rights and obligations under this Agreement to a Third Party upon advance written notification to Regeneron setting forth the name of assignee and subject to Section 2.11 (Regeneron ROFN to Purchase Rights to Product). Regeneron’s consent with respect to the assignee shall not be required, unless (a) [***], (b) [***] pursuant to this Section 17.9.1 (Assignment to Third Parties by Kiniksa), [***]. If any of clauses (a), (b), or (c) in the previous sentence applies, Regeneron’s consent shall be required and within [***] days after receiving notice pursuant to this Section 17.9.1 (Assignment to Third Parties by Kiniksa), Regeneron shall inform Kiniksa in writing as to whether any of clauses (a), (b), or (c) applies. With respect to any communications between the Parties with respect to clause (c), the Parties shall cooperate in good faith as to agree to procedures that would maintain the privileged nature of such information. For clarity, this Section 17.9.1 (Assignment to Third Parties by Kiniksa) shall not apply to a Change of Control of Kiniksa, which shall be covered by Section 2.12 (Change of Control of Kiniksa).

17.9.2                        Assignment to Affiliates by Kiniksa. At all times, Kiniksa may assign its rights and obligations under this Agreement to its Affiliate without Regeneron’s written consent that has and will continue to have the resources and financial wherewithal to fully meet its obligations under this Agreement.

17.9.3                        Assignment by Regeneron. Regeneron shall not require Kiniksa’s consent to assign its rights and obligations under this Agreement.

17.9.4                        Assignee Obligations. Any Affiliate or Third Party assignee, as a condition of such assignment shall agree in writing to be bound by the terms of this Agreement.

17.9.5                        Invalid Assignments. Any attempted assignment in violation of this Section 17.9 (Assignment) and Section 2.11 (Regeneron ROFN to Purchase Rights to Product) shall be void.

17.10                 Guarantee. Kiniksa Pharmaceuticals Corp., a Delaware corporation and a subsidiary of Kiniksa (“Kiniksa Corp”), hereby unconditionally guarantees the obligations of Kiniksa under this Agreement. In the event of any claim or cause of action by Regeneron under this Agreement, Kiniksa and Kiniksa Corp each acknowledge and agree that Regeneron may bring such claim or cause of action directly against Kiniksa Corp without an obligation to first bring such claim or cause of action against Kiniksa or to first exhaust any of its rights against Kiniksa.

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17.11                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly set forth in this Agreement, no person or entity other than the Parties and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

17.12                 Performance by Affiliates. Each Party acknowledges and accepts that the other Party may exercise its rights and perform its obligations under this Agreement either directly or through one or more of its Affiliates. Without limiting the foregoing, neither Party shall cause or permit any of its Affiliates to commit any act (including any act or omission) which such Party is prohibited hereunder from committing directly. A Party’s Affiliates will have the benefit of all rights (including all licenses) of such Party under this Agreement where necessary to give such Party’s Affiliates the benefits of the rights provided to such Party in this Agreement, provided that each Party will remain responsible for the acts and omissions, including any financial liabilities, of its Affiliates.

17.13                 Further Assurances and Transaction Approvals. Upon the terms and subject to the conditions hereof, each of the Parties will (a) take, or cause to be taken, all actions necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (c) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required under Applicable Laws.

17.14                 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

17.15                 No Third Party Beneficiaries. Except as expressly provided in ARTICLE 14 (Indemnity) with respect to the Regeneron Indemnitees or Kiniksa Indemnitees, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto.

17.16                 Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other Party except as expressly provided in this Agreement. Neither Kiniksa nor Regeneron shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or

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impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Regeneron’s legal relationship under this Agreement to Kiniksa, and Kiniksa’s legal relationship under this Agreement to Regeneron, shall be that of an independent contractor. Nothing in this Agreement shall be construed to establish an employment, agency, joint venture, or partnership between the Parties or any of their respective Affiliates. For purposes of this Agreement, as of the Effective Date, neither Kiniksa nor any of its Affiliates is an Affiliate of Regeneron or any of its Affiliates, and neither Regeneron nor any of its Affiliates is an Affiliate of Kiniksa or any of its Affiliates.

17.17                 Limitation of Liability. NEITHER REGENERON NOR KINIKSA SHALL BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOSS OF PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE) AND REGARDLESS OF ANY PRIOR NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF A PARTY’S WILLFUL MISCONDUCT, A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN ARTICLE SECTION 13.1 (CONFIDENTIAL INFORMATION). NOTHING IN THIS SECTION 17.17 (LIMITATION OF DAMAGES) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY HEREUNDER WITH RESPECT TO THIRD PARTY CLAIMS.

17.18                 Injunctive or Other Equity Relief. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm.

17.19                 Rights in Bankruptcy. The Parties agree that all licenses and rights to licenses granted under or pursuant to this Agreement by Regeneron or Kiniksa are and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including any Patent Rights in any country of a Party covered by the license grants under this Agreement, licenses of rights to “intellectual property” as defined under Section 101(35(A)) of the U.S. Bankruptcy Code subject to the protections afforded the non-bankrupt Party under Section 365(n) of the Bankruptcy Code, and any similar law or regulation in any other country. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the

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non-subject Party’s possession, shall be promptly delivered to it (and such access shall be provided promptly) (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

17.20                 Non-Exclusive Remedies. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as and to the extent expressly set forth herein (including as expressly set forth in Section 8.11 (Limitation of Damages)).

[Remainder of page intentionally left blank; Signature page follows]

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IN WITNESS WHEREOF, Regeneron and Kiniksa have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

REGENERON PHARMACEUTICALS, INC.

By		/s/ Leonard Schleifer
	Name:	Leonard Schleifer
	Title:	President and CEO

KINIKSA PHARMACEUTICALS, LTD.

By		/s/ Thomas Beetham
	Name:	Thomas Beetham
	Title:	Executive Vice President

Acknowledged and Agreed (solely with respect to Section 17.10 (Guarantee)):

KINIKSA PHARMACEUTICALS CORP.

By		/s/ Chris Heberlig
	Name:	Chris Heberlig
	Title:	Chief Financial Officer

[Signature Page to License Agreement]

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SCHEDULE 1.58

Existing Product Trademarks

[***]

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SCHEDULE 1.165

Regeneron Patent Rights

[See attached]

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[***]

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SCHEDULE 1.179

Retained Field

Indications:

(i) Cryopyrin-associated periodic syndrome (CAPS), (ii) [***] and (iii) “Other Indications” medically related to [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 1.181

Retained Territory

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 3.5.2

Existing Contracts in the Regeneron Field, all IIS Studies in the Territory and Regeneron Exploratory Clinical Studies in the Kiniksa Field in the Territory

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 5.4

Initial Development Plan

[See Attached]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 8.3

Development Supply Agreement Term Sheet

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 9.4

Profit Share Arrangement

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 10.7.4

Planned Patent Applications

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 10.13.1

Trademark Co-Existence Agreements

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

SCHEDULE 17.3

Notices

If to Regeneron:

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention:  President & CEO
Copy:  General Counsel

If to Kiniksa:

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Attention: Chief Legal Officer

With a copy to:

Kiniksa Pharmaceuticals Corp.

15 Walnut Street

Wellesley, Massachusetts 02481

Attention:  Legal Department

With a copy to (which shall not constitute notice for purposes of this Agreement):

Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199
Attention:  David M. McIntosh

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.